EXHIBIT 4

                                                                  EXECUTION COPY

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                          GS MORTGAGE SECURITIES CORP.,


                                   Depositor,


                        OPTION ONE MORTGAGE CORPORATION,


                         Servicer and Responsible Party,


                      CHASE MANHATTAN MORTGAGE CORPORATION,


                                    Servicer,


                         ACCREDITED HOME LENDERS, INC.,


                         Servicer and Responsible Party,


                                       and


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,


                                     Trustee


          ------------------------------------------------------------

                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 1, 2003

          ------------------------------------------------------------


                              GSAMP TRUST 2003-HE2


                       MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-HE2


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

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions.................................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Mortgage Loans................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans.............
Section 2.03  Representations, Warranties and Covenants of each
               Responsible Party and each Servicer........................
Section 2.04  Delivery of Opinion of Counsel in Connection with
               Substitution; Non-Qualified Mortgages......................
Section 2.05  Execution and Delivery of Certificates......................
Section 2.06  REMIC Matters...............................................
Section 2.07  Representations and Warranties of the Depositor.............


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01  Servicers to Service Mortgage Loans.........................
Section 3.02  Subservicing Agreements between a Servicer and
               Subservicers...............................................
Section 3.03  Successor Subservicers......................................
Section 3.04  Liability of the Servicers..................................
Section 3.05  No Contractual Relationship between Subservicers and the
               Trustee....................................................
Section 3.06  Assumption or Termination of Subservicing Agreements by
               Trustee....................................................
Section 3.07  Collection of Certain Mortgage Loan Payments................
Section 3.08  Subservicing Accounts.......................................
Section 3.09  Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts............................................
Section 3.10  Collection Accounts.........................................
Section 3.11  Withdrawals from the Collection Accounts....................
Section 3.12  Investment of Funds in the Collection Accounts and the
               Distribution Account.......................................
Section 3.13  Maintenance of Hazard Insurance, Errors and Omissions and
               Fidelity Coverage..........................................
Section 3.14  Enforcement of Due-on-Sale Clauses; Assumption Agreements...
Section 3.15  Realization upon Defaulted Mortgage Loans...................
Section 3.16  Release of Mortgage Files...................................
Section 3.17  Title, Conservation and Disposition of REO Property.........
Section 3.18  Notification of Adjustments.................................
Section 3.19  Access to Certain Documentation and Information Regarding
               the Mortgage Loans.........................................
Section 3.20  Documents, Records and Funds in Possession of the
               Servicers to Be Held for the Trustee.......................
Section 3.21  Servicing Compensation......................................
Section 3.22  Annual Statement as to Compliance...........................
Section 3.23  Annual Independent Public Accountants' Servicing
               Statement; Financial Statements............................
Section 3.24  Trustee to Act as Servicer..................................
Section 3.25  Compensating Interest.......................................
Section 3.26  Credit Reporting; Gramm-Leach-Bliley Act....................
Section 3.27  Excess Reserve Fund Account; Distribution Account...........
Section 3.28  Optional Purchase of Delinquent Mortgage Loans..............
Section 3.29  PMI Policy; Claims Under Each PMI Policy....................
Section 3.30  Transfer of Servicing for the Accredited Mortgage Loans.....


                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICERS

Section 4.01  Advances....................................................
Section 4.02  Priorities of Distribution..................................
Section 4.03  Monthly Statements to Certificateholders....................
Section 4.04  Certain Matters Relating to the Determination of LIBOR......
Section 4.05  Allocation of Applied Realized Loss Amounts.................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates............................................
Section 5.02  Certificate Register; Registration of Transfer and
               Exchange of Certificates...................................
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates...........
Section 5.04  Persons Deemed Owners.......................................
Section 5.05  Access to List of Certificateholders' Names and Addresses...
Section 5.06  Maintenance of Office or Agency.............................


                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICERS

Section 6.01 Respective Liabilities of the Depositor and the Servicers....
Section 6.02 Merger or Consolidation of the Depositor or a Servicer.......
Section 6.03 Limitation on Liability of the Depositor, the Servicers
               and Others.................................................
Section 6.04  Limitation on Resignation of a Servicer.....................
Section 6.05  Additional Indemnification by the Servicers; Third Party
               Claims.....................................................
Section 6.06  Servicing Rights Pledge.....................................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default...........................................
Section 7.02  Trustee to Act; Appointment of Successor....................
Section 7.03  Notification to Certificateholders..........................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of the Trustee.......................................
Section 8.02  Certain Matters Affecting the Trustee.......................
Section 8.03  Trustee Not Liable for Certificates or Mortgage Loans.......
Section 8.04  Trustee May Own Certificates................................
Section 8.05  Trustee's Fees and Expenses.................................
Section 8.06  Eligibility Requirements for the Trustee....................
Section 8.07  Resignation and Removal of the Trustee......................
Section 8.08  Successor Trustee...........................................
Section 8.09  Merger or Consolidation of the Trustee......................
Section 8.10  Appointment of Co-Trustee or Separate Trustee...............
Section 8.11  Tax Matters.................................................
Section 8.12  Periodic Filings............................................
Section 8.13  Tax Classification of the Excess Reserve Fund Account and
               the Cap Agreements.........................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Liquidation or Purchase of the Mortgage
               Loans......................................................
Section 9.02  Final Distribution on the Certificates......................
Section 9.03  Additional Termination Requirements.........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment...................................................
Section 10.02 Recordation of Agreement; Counterparts......................
Section 10.03 Governing Law...............................................
Section 10.04 Intention of Parties........................................
Section 10.05 Notices.....................................................
Section 10.06 Severability of Provisions..................................
Section 10.07 Assignment; Sales; Advance Facilities.......................
Section 10.08 Limitation on Rights of Certificateholders..................
Section 10.09 Inspection and Audit Rights.................................
Section 10.10 Certificates Nonassessable and Fully Paid...................
Section 10.11 Waiver of Jury Trial........................................

SCHEDULES

Schedule I    Mortgage Loan Schedule

Schedule II Representations and Warranties of Chase Manhattan Mortgage Corporation, as Servicer

Schedule III Representations and Warranties of Option One, as Servicer and Responsible Party

Schedule IV Representations and Warranties of Accredited, as Servicer and Responsible Party

Schedule V Representations and Warranties of Option One as to the Option One Mortgage Loans

Schedule VI Representations and Warranties of Accredited as to the Accredited Mortgage Loans

EXHIBITS

Exhibit A     Form of Class A, Class M and Class B Certificate

Exhibit B     Form of Class P Certificate

Exhibit C     Form of Class R Certificate

Exhibit D     Form of Class X Certificate

Exhibit E     Form of Initial Certification of Trustee

Exhibit F     Form of Document Certification and Exception Report of Trustee

Exhibit G     Form of Residual Transfer Affidavit

Exhibit H     Form of Transferor Certificate

Exhibit I     Form of Rule 144A Letter

Exhibit J     Form of Request for Release

Exhibit K     Form of Contents for Each Mortgage File

Exhibit L     Servicer Reporting Requirements

Exhibit M     Form of Certification to be provided with Form 10-K

Exhibit N     Form of Trustee Certification to be provided to Depositor

Exhibit O     Form of Servicer Certification to be provided to Depositor

Exhibit P     Option One Purchase Agreements

Exhibit Q     Accredited Purchase Agreements

Exhibit R     PMI Mortgage Loan Schedule

Exhibit S     MGIC PMI Policy

Exhibit T     Radian PMI Policy

            THIS POOLING AND SERVICING AGREEMENT, dated as of August 1, 2003, among GS MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the "Depositor"), OPTION ONE MORTGAGE CORPORATION, a California corporation, as servicer and responsible party ("Option One"), ACCREDITED HOME LENDERS, INC., a California corporation, as servicer and responsible party ("Accredited"), CHASE MANHATTAN MORTGAGE CORPORATION, a New Jersey corporation, as servicer ("Chase"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee"),

                             W I T N E S S E T H:
                             - - - - - - - - - -

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                            PRELIMINARY STATEMENT

            The Trustee shall elect that two segregated asset pools within the Trust Fund be treated for federal income tax purposes as comprising two REMICs (each, a "Trust REMIC" or, in the alternative, the Lower Tier REMIC and the Upper Tier REMIC, respectively). The Class X Certificates and each Class of LIBOR Certificates (other than the right of each Class of LIBOR Certificates to receive Basis Risk Carry Forward Amounts and the right of the Class X Certificates to receive payments from the Cap Agreements) represents ownership of a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions. The Class R Certificates represent ownership of the sole Class of residual interest in each of the Lower Tier REMIC and the Upper Tier REMIC for purposes of the REMIC Provisions. The Start-up Day for each REMIC described herein is the Closing Date. The latest possible maturity date for each Certificate is the latest date referenced in Section 2.06. The Upper Tier REMIC shall hold as assets the several classes of uncertificated Lower Tier Regular Interests, set out below. Each such Lower Tier Regular Interest is hereby designated as a regular interest in the Lower Tier REMIC. The Class LT-A-1A, Class LT-A-1B, Class LT-A-2, Class LT-A-3A, Class LT-A-3B, Class LT-A-3C, Class LT-M1, Class LT-M2, Class LT-M-3, Class LT-M-4, Class LT-B-1 and Class LT-B-2 Interests are hereby designated the LT-Accretion Directed Classes (the "LT-Accretion Directed Classes"). The Class P Certificates represent beneficial ownership of the Prepayment Premiums, each LIBOR Certificate represents a beneficial ownership of a regular interest in the Upper Tier REMIC and the right to receive Basis Risk Carry Forward Amounts and the Class X Certificates represent beneficial ownership of a regular interest in the Upper Tier REMIC and the Excess Reserve Fund Account and the Cap Agreements, which portions of the Trust Fund shall be treated as a grantor trust.

                                                                   Corresponding
    Lower Tier        Lower Tier        Initial Lower Tier           Upper Tier
 Class Designation   Interest Rate       Principal Amount           REMIC Class
 -----------------   -------------       ----------------           -----------
Class LT-A-1A            (1)        1/2 initial Corresponding            A-1A
                                       Upper Tier REMIC initial
                                       principal balance
Class LT-A-1B            (1)        1/2 initial Corresponding            A-1B
                                       Upper Tier REMIC initial
                                       principal balance
Class LT-A-2             (1)        1/2 initial Corresponding             A-2
                                       Upper Tier REMIC initial
                                       principal balance
Class LT-A-3A            (1)        1/2 initial Corresponding            A-3A
                                       Upper Tier REMIC initial
                                       principal balance
Class LT-A-3B            (1)        1/2 initial Corresponding            A-3B
                                       Upper Tier REMIC initial
                                       principal balance
Class LT-A-3C            (1)        1/2 initial Corresponding            A-3C
                                       Upper Tier REMIC initial
                                       principal balance
Class LT-M-1             (1)        1/2 initial Corresponding             M-1
                                       Upper Tier REMIC initial
                                       principal balance
Class LT-M-2             (1)        1/2 initial Corresponding             M-2
                                       Upper Tier REMIC initial
                                       principal balance
Class LT-M-3             (1)        1/2 initial Corresponding             M-3
                                       Upper Tier REMIC initial
                                       principal balance
Class LT-M-4             (1)        1/2 initial Corresponding             M-4
                                       Upper Tier REMIC initial
                                       principal balance
Class LT-B-1             (1)        1/2 initial Corresponding             B-1
                                       Upper Tier REMIC initial
                                       principal balance
Class LT-B-2             (1)        1/2 initial Corresponding             B-2
                                       Upper Tier REMIC initial
                                       principal balance
Class LT-Accrual         (1)           1/2 Pool Stated Principal
                                       Balance plus 1/2
                                       Overcollateralized Amount,
                                       less $2,000
Class LT-Group I         (2)           $346.43 (5)
Class LT-Group II        (3)           $1,133.76 (5)
Class LT-Group III       (4)           $519.81 (5)
Class LT-R               (6)                        (6)

(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the WAC Cap.

(2) The interest rate with respect to any Distribution Date for the Class LT-Group I Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the Loan Group I Cap.

(3) The interest rate with respect to any Distribution Date for the Class LT-Group II Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the Loan Group II Cap.

(4) The interest rate with respect to any Distribution Date for the Class LT-Group III Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the Loan Group III Cap.

(5) On the Closing Date, the Initial Lower Tier Principal Amount of the Class LT-Group I Interest shall be $346.43389690, the Initial Lower Tier Principal Amount of the Class LT-Group II Interest shall be $1,133.76027072 and the Initial Lower Tier Principal Amount of the Class LT-Group III Interest shall be $519.80583239. For all future Distribution Dates, the principal balances of these Lower Tier Regular Interests shall be rounded to eight decimal places.

(6) The Class LT-R Interest is the sole Class of residual interest in the Lower Tier REMIC and it does not have a principal amount or an interest rate.

            The Lower Tier REMIC shall hold as assets all of the assets included in the Trust Fund other than Prepayment Premiums, the Cap Agreements, the Excess Reserve Fund Account, and the Lower Tier Regular Interests.

            On each Distribution Date, 50% of the increase in the Overcollateralized Amount will be payable as a reduction of the principal balances of the LT-Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Overcollateralized Amount that is attributable to a reduction in the principal balance of its Corresponding Class) and will be accrued and added to the principal balance of the Class LT-Accrual Interest. On each Distribution Date, the increase in the principal balance of the Class LT-Accrual Interest may not exceed interest accruals for such Distribution Date for the Class LT-Accrual Interest. In the event that: (i) 50% of the increase in the Overcollateralized Amount exceeds (ii) interest accruals on the Class LT-Accrual Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Overcollateralized Amount for purposes of determining the amount of interest accrual on the Class LT-Accrual Interest payable as principal on the LT-Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans shall be allocated (i) 50% to the Class LT-Accrual Interest, the Class LT-Group I Interest, the Class LT-Group II Interest and the Class LT-Group III Interest (and further allocated among these Lower Tier Regular Interests in the manner described below), and (ii) 50% to the LT-Accretion Directed Classes (principal payments shall be allocated among such LT-Accretion Directed Classes in an amount equal to 50% of the principal amounts allocated to their respective Corresponding Classes), until paid in full. Notwithstanding the above, principal payments allocated to the Class X Interest that result in the reduction in the Overcollateralized Amount shall be allocated to the Class LT-Accrual Interest (until paid in full). Realized Losses shall be applied so that after all distributions have been made on each Distribution Date (i) the principal balance of each of the LT-Accretion Directed Classes is equal to 50% of the principal balance of their Corresponding Class, and (ii) the Class LT-Accrual Interest, the Class LT-Group I Interest, the Class LT-Group II Interest and the Class LT-Group III Interest (and further allocated among these Lower Tier Regular Interests in the manner described below) is equal to 50% of the aggregate Stated Principal Balance of the Mortgage Loans plus 50% of the Overcollateralized Amount. As among the Class LT-Accrual Interest, the Class LT-Group I Interest the Class LT-Group II Interest and the Class LT-Group III Interest, all payments of scheduled principal and prepayments of principal generated by the Mortgage Loans, and all Realized Losses, allocable to such Lower Tier Regular Interests shall be allocated (i) to the Class LT-Accrual Interest in the same proportion that the then outstanding principal balance of such Lower Tier Regular Interest bears to the then outstanding aggregate principal balance of the Class LT-Accrual Interest, the Class LT-Group I Interest, the Class LT-Group II Interest and the Class LT-Group III Interest and (ii) the remainder to each of the Class LT-Group I Interest, the Class LT-Group II Interest and the Class LT-Group III Interest in the same proportion that the then outstanding aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group bears to the then outstanding aggregate Stated Principal Balance of the Mortgage Loans.

            The Upper Tier REMIC shall issue the following classes of Upper Tier Regular Interests, and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper Tier REMIC.

                         Upper Tier
                        Interest Rate   Initial Upper Tier
                             and         Principal Amount
                        Corresponding    and Corresponding    Corresponding
     Upper Tier       Class Pass-Through Class Certificate      Class of
  Class Designation         Rate              Balance         Certificates
  -----------------   ------------------ ------------------   ------------
Class A-1A                   (1)          $   99,982,000      Class A-1A(10)
Class A-1B                   (2)          $   10,000,000      Class A-1B(10)
Class A-2                    (3)          $  359,936,000      Class A-2(10)
Class A-3A                   (4)          $   44,410,000      Class A-3A(10)
Class A-3B                   (5)          $   86,436,000      Class A-3B(10)
Class A-3C                   (6)          $   34,179,000      Class A-3C(10)
Class M-1                    (7)          $   36,916,000      Class M-1(10)
Class M-2                    (7)          $   19,196,000      Class M-2(10)
Class M-3                    (7)          $    8,490,000      Class M-3(10)
Class M-4                    (7)          $   14,766,000      Class M-4(10)
Class B-1                    (7)          $    7,383,000      Class B-1(10)
Class B-2                    (7)          $    7,753,000      Class B-2(10)
Class X                      (8)                    0(8)      Class X(8)
Class UT-R                   (9)                    0         Class R

(1) The Class A-1-A Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the least of (i) LIBOR plus 0.30%, (ii) the Loan Group I Cap and (iii) the WAC Cap or (b) after the Optional Termination Date, the least of (i) LIBOR plus 0.60%, (ii) the Loan Group I Cap and (iii) the WAC Cap.

(2) The Class A-1-B Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the least of (i) LIBOR plus 0.45%, (ii) the Loan Group I Cap and (iii) the WAC Cap or (b) after the Optional Termination Date, the least of (i) LIBOR plus 0.90%, (ii) the Loan Group I Cap and (iii) the WAC Cap.

(3) The Class A-2 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the least of (i) LIBOR plus 0.32%, (ii) the Loan Group II Cap and (iii) the WAC Cap or (b) after the Optional Termination Date, the least of (i) LIBOR plus 0.64%, (ii) the Loan Group II Cap and (iii) the WAC Cap.

(4) The Class A-3A Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the least of (i) LIBOR plus 0.32%, (ii) the Loan Group III Cap and (iii) the WAC Cap or (b) after the Optional Termination Date, the least of (i) LIBOR plus 0.64%, (ii) the Loan Group III Cap and (iii) the WAC Cap.

(5) The Class A-3B Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the least of (i) LIBOR plus 0.19%, (ii) the Loan Group III Cap and (iii) the WAC Cap or (b) after the Optional Termination Date, the least of (i) LIBOR plus 0.38%, (ii) the Loan Group III Cap and (iii) the WAC Cap.

(6) The Class A-3C Interest will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the least of (i) LIBOR plus 0.52%, (ii) the Loan Group III Cap and (iii) the WAC Cap or (b) after the Optional Termination Date, the least of (i) LIBOR plus 1.04%, (ii) the Loan Group III Cap and (iii) the WAC Cap.

(7) The Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Interests will bear interest during each Interest Accrual Period at a per annum rate equal to (a) on or prior to the Optional Termination Date, the least of (i) LIBOR plus 0.65%, 1.20%, 1.60%, 2.95%, 3.75%, and 4.00%, respectively, and (ii) the WAC Cap or (b) after the Optional Termination Date, the lesser of (i) LIBOR plus 0.975%, 1.80%, 2.40%, 4.425%, 5.625%, and 6.000%, respectively, and (ii) the WAC Cap.

(8) The Class X Interest has an initial notional principal balance of $8,859,682.37, but it will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class X Interest shall have a notional principal balance equal to the aggregate of the principal balances of the Lower Tier Regular Interests as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class X Interest shall bear interest at a rate equal to the excess, if any, of the WAC Cap over the product of (i) 2 and (ii) the weighted average Pass-Through Rate of the Lower Tier REMIC Interests, where the interest rate on each of the Class LT-Accrual Interest, Class LT-Group I Interest, Class LT-Group II Interest and Class LT-Group III Interest is subject to a cap equal to zero and each LT-Accretion Directed Class is subject to a cap equal to the Pass-Through Rate on its Corresponding Class. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class X Interest shall be deferred in an amount equal to any increase in the Overcollateralized Amount on such Distribution Date. Such deferred interest shall not itself bear interest. The Class X Certificates will represent beneficial ownership of the Class X Interest, the Cap Agreements and amounts in the Excess Reserve Fund Account, subject to the obligation to make payments from the Excess Reserve Fund Account in respect of Basis Risk Carry Forward Amounts. For federal income tax purposes, the Trustee will treat a Class X Certificateholder's obligation to make payments from the Excess Reserve Fund Account as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders in favor of each Class of LIBOR Certificates. Such rights of the Class X Certificateholders and LIBOR Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

(9) The Class UT-R Interest is the sole Class of residual interest in the Upper Tier REMIC. The Class UT-R Interest does not have an interest rate.

(10) Each of these Certificates will represent not only the ownership of the Corresponding Class of Upper Tier Regular Interest but also the right to receive payments from the Excess Reserve Fund Account in respect of any Basis Risk Carry Forward Amounts.

            For federal income tax purposes, the Trustee will treat an LIBOR Certificateholder's right to receive payments from the Excess Reserve Fund Account as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders. Such rights of the LIBOR Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

            The minimum denomination for each Class of the LIBOR Certificates will be $50,000, with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount. The minimum denomination for (a) each of the Class P and Class R Certificates will be a 100% Percentage Interest in such Class and (b) the Class X Certificates will be a 10% Percentage Interest in such Class.

            Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates...... All  Classes  of  Certificates  other  than  the
                              Physical Certificates.

Class A Certificates......... Class A-1A, Class A-1B, Class A-2, Class A-3A,
                              Class A-3B and Class A-3C Certificates.

Delay Certificates........... None.

ERISA-Restricted
  Certificates............... Class R Certificates, Class P Certificates and
                              Class X Certificates; any certificate with a rating below the lowest applicable permitted rating under the Underwriters' Exemption.

Non-Delay Certificates....... Class A, Class X and Subordinated Certificates.

LIBOR Certificates........... The Class A Certificates and the Subordinated
                              Certificates.

Offered Certificates......... All Classes of Certificates other than the Private
                              Certificates.

Physical Certificates........ Class X, Class P and Class R Certificates.

Private Certificates......... Class A-1A, Class X, Class P and Class R
                              Certificates.

Rating Agencies.............. Fitch, Moody's and Standard & Poor's.

Regular Certificates......... All Classes of Certificates other than the Class P and Class R Certificates.

Residual Certificates........ Class R Certificates.

Subordinated Certificates.... Class M-1, Class M-2, Class M-3, Class M-4, Class
                              B-1 and Class B-2 Certificates.

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  Accepted Servicing Practices: (a) With respect to any Option One Mortgage Loan, those mortgage servicing practices set forth in Section 3.01 of this Agreement; and (b) with respect to any Accredited Mortgage Loan, the servicing and administration of such Mortgage Loan (i) in the same manner in which, and with the same care, skill, prudence and diligence with which, Chase generally services and administers similar mortgage loans with similar mortgagors (A) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own mortgage loans or (B) held in Chase's own portfolio, whichever standard is higher, and (ii) in accordance with applicable local, state and federal laws, rules and regulations.

                  Account: Any of the Collection Account, the Distribution Account, any Escrow Account or the Excess Reserve Fund Account. Each Account shall be an Eligible Account.

                  Accredited: Accredited Home Lenders, Inc., a California corporation, and its successors in interest.

                  Accredited Mortgage Loan: Each Mortgage Loan purchased by the Purchaser pursuant to the Accredited Purchase Agreement identified as an "Accredited Mortgage Loan" on the Mortgage Loan Schedule.

                  Accredited Purchase Agreement: The Mortgage Loan Purchase and Warranties Agreement, dated as of June 1, 2003, by and between Accredited and the Purchaser, solely insofar as the Accredited Purchase Agreement relates to the Accredited Mortgage Loans.

                  Accredited Servicing Transfer Date: September 1, 2003.

                  Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of the LIBOR Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class's share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for the related Due Period allocated to such Class pursuant to Section 4.02.

                  Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to the Purchase Agreements.

                  Adjusted Net Mortgage Interest Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Interest Rate less the Expense Fee Rate.

                  Adjustment Date: As to any Mortgage Loan, the first Due Date on which the related Mortgage Interest Rate adjusts as set forth in the related Mortgage Note and each Due Date thereafter on which the Mortgage Interest Rate adjusts as set forth in the related Mortgage Note.

                  Advance: Any P&I Advance or Servicing Advance.

                  Advance Facility: A financing or other facility as described in Section 10.07.

                  Advancing Person: The Person to whom either Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances have been assigned pursuant to Section 10.07.

                  Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

                  Amount Held for Future Distribution: As to the Certificates on any Distribution Date, the aggregate amount held in each Collection Account at the close of business on the related Remittance Date on account of (i) Principal Prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds on the Mortgage Loans received after the end of the related Prepayment Period and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Due Period.

                  Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the LIBOR Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

                  Appraised Value: (a) With respect to any Accredited Mortgage Loan, the value of the related Mortgaged Property based upon the appraisal made for the originator at the time of origination of such Mortgage Loan or the sales price of such Mortgaged Property at such time of origination, whichever is less; provided, however, that in the case of a refinanced Mortgage Loan, such value is based solely upon the appraisal made at the time of origination of such refinanced Mortgage Loan. (b) With respect to any Mortgaged Property related to an Option One Mortgage Loan, the lesser of (i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of such Mortgage Loan at the time of origination of such Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (b) the value thereof as determined by a review appraisal conducted by Option One in the event any such review appraisal determines an appraised value more than ten percent lower than the value thereof (as determined by the appraisal referred to in clause
(i)(a) above), in the case of a Mortgage Loan with an LTV less than or equal to 80%, or more than five percent lower than the value thereof (as determined by the appraisal referred to in clause (i)(a) above), in the case of a Mortgage Loan with an LTV greater than 80%, (as determined by the appraisal referred to in clause (i)(a)), and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of such Mortgage Loan, provided, however, (A) in the case of a refinanced Mortgage Loan (which is a Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property) or a Mortgage Loan originated in connection with a "lease option purchase" if the "lease option purchase price" was set 12 months or more prior to origination, such value of the Mortgaged Property is based solely upon clause
(i) above.

                  Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

                  Available Funds: With respect to any Distribution Date and the Mortgage Loans to the extent received by the Trustee (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees other than the Credit Risk Manager Fee) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received during the related Prepayment Period together with all Compensating Interest thereon; and (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a Deleted Mortgage Loan or a Mortgage Loan repurchased by the applicable Responsible Party or the Depositor as of such Distribution Date; reduced by (y) amounts in reimbursement for P&I Advances and Servicing Advances previously made with respect to the Mortgage Loans, other amounts as to which the Servicers, the Depositor or the Trustee (or co-trustee) are entitled to be paid or reimbursed pursuant to this Agreement.

                  Balloon Loan: Any Mortgage Loan that provided on the date of origination for an amortization schedule extending beyond its stated maturity date.

                  Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for such Distribution Date.

                  Basis Risk Carry Forward Amount: With respect to each Class of LIBOR Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of LIBOR Certificates is based upon a Loan Group Cap or the WAC Cap, the excess of (i) the amount of interest such Class of Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated as the sum of LIBOR and the applicable Pass-Through Margin on such Class of Certificates for such Distribution Date, over (ii) the amount of interest payable on such Class of Certificates at (a) with respect to the Class A-1 Certificates, the lesser of
(y) the Loan Group I Cap or (z) the WAC Cap, (b) with respect to the Class A-2 Certificates, the lesser of (y) the Loan Group II Cap or (z) the WAC Cap, (c) with respect to the Class A-3 Certificates, the lesser of (y) the Loan Group III Cap or (z) the WAC Cap and (d) with respect to each other Class of LIBOR Certificates, the WAC Cap, as applicable, and (B) the Basis Risk Carry Forward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the sum of LIBOR and the applicable Pass-Through Margin for such Class of Certificates for such Distribution Date.

                  Basis Risk Payment: For any Distribution Date, an amount equal to the aggregate of the Basis Risk Carry Forward Amounts for such Distribution Date; provided, however, that with respect to any Distribution Date, the Basis Risk Payment shall not exceed the Class X Distributable Amount.

                  Best's: Best's Key Rating Guide, as the same shall be amended from time to time.

                  Book-Entry Certificates: As specified in the Preliminary Statement.

                  BPO: A broker's price opinion.

                  Business Day: Any day other than (i) Saturday or Sunday, or
(ii) a day on which banking and savings and loan institutions, in (a) the States of New York, New Jersey, Florida, Pennsylvania, Maryland, Arizona, Minnesota and California, (b) the State in which a Servicer's servicing operations are located, or (c) the State in which the Trustee's operations are located, are authorized or obligated by law or executive order to be closed.

                  Cap Agreements: The Group I Cap Agreement, and the Group III Cap Agreement.

                  Cap Provider: Goldman Sachs Capital Markets L.P., a Delaware limited partnership, and its successors in interest.

                  Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

                  Certificate Balance: With respect to any Class of Certificates, other than the Class X, Class P or Class R Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any Subordinated Certificates, reduced by any Applied Realized Loss Amounts applicable to such Class of Subordinated Certificates. The Class X, Class P and Class R Certificates have no Certificate Balance.

                  Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

                  Certificate Register: The register maintained pursuant to
Section 5.02.

                  Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

                  Certification: As defined in Section 8.12(b).

                  Chase: Chase Manhattan Mortgage Corporation, a New Jersey corporation, and its successors in interest.

                  Class: All Certificates bearing the same Class designation as set forth in the Preliminary Statement.

                  Class A Certificate Group: Either the Class A-1 Certificates, the Class A-2 Certificates, or the Class A-3 Certificates, as applicable.

                  Class A Certificates: The Class A-1A, Class A-1B, Class A-2, Class A-3A, Class A-3B and Class A-3C Certificates.

                  Class A Principal Allocation Percentage: For any Distribution Date is the percentage equivalent of a fraction, determined as follows: (A) with respect to the Class A-1 Certificates, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date; (B) with respect to the Class A-2 Certificates, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date; and (C) with respect to the Class A-3 Certificates, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the Group III Mortgage Loans and the denominator of which is the Principal Remittance Amount for that Distribution Date.

                  Class A Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balances of the Class A Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 72.00% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

                  Class A-1 Certificates: The Class A-1A Certificates and the Class A-1B Certificates, collectively.

                  Class A-1A Certificates: All Certificates bearing the Class designation of "Class A-1A Certificates."

                  Class A-1B Certificates: All Certificates bearing the Class designation of "Class A-1B Certificates."

                  Class A-2 Certificates: All Certificates bearing the Class designation of "Class A-2 Certificates."

                  Class A-3 Certificates: The Class A-3A Certificates, the Class A-3B Certificates and the Class A-3C Certificates, collectively

                  Class A-3A Certificates: All Certificates bearing the Class designation of "Class A-3A Certificates."

                  Class A-3B Certificates: All Certificates bearing the Class designation of "Class A-3B Certificates."

                  Class A-3C Certificates: All Certificates bearing the Class designation of "Class A-3C Certificates."

                  Class B-1 Certificates: All Certificates bearing the Class designation of "Class B-1 Certificates."

                  Class B-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for such Distribution Date), and (F) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 95.50% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

                  Class B-2 Certificates: All Certificates bearing the Class designation of "Class B-2 Certificates."

                  Class B-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date), and (G) the Class Certificate Balance of the Class B-2 Certificates immediately prior to that Distribution Date over (ii) the lesser of (A) 97.60% (rounded to two decimal places) of the aggregate Stated Principal Balances of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

                  Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

                  Class LT-R Interest: The residual interest in the Lower-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

                  Class M-1 Certificates: All Certificates bearing the Class designation of "Class M-1 Certificates."

                  Class M-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 82.00% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

                  Class M-2 Certificates: All Certificates bearing the Class designation of "Class M-2 Certificates."

                  Class M-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 87.20% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

                  Class M-3 Certificates: All Certificates bearing the Class designation of "Class M-3 Certificates."

                  Class M-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), and (D) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 89.50% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

                  Class M-4 Certificates: All Certificates bearing the Class designation of "Class M-4 Certificates."

                  Class M-4 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for such Distribution Date), and (E) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of
(A) 93.50% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

                  Class P Certificates: All Certificates bearing the Class designation of "Class P Certificates."

                  Class R Certificates: All Certificates bearing the Class designation of "Class R Certificates."

                  Class UT-R Interest: The residual interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

                  Class X Certificates: All Certificates bearing the Class designation of "Class X Certificates."

                  Class X Distributable Amount: On any Distribution Date, (i) as a distribution in respect to interest, the amount of interest that has accrued on the Class X Interest and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus (ii) as a distribution in respect of principal, any portion of the principal balance of the Class X Interest which is distributable as an Overcollateralization Reduction Amount, minus (iii) any amounts paid as a Basis Risk Payment.

                  Class X Interest: The Upper Tier Regular Interest represented by the Class X Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

                  Closing Date: August 25, 2003.

                  Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

                  Collection Accounts: As defined in Section 3.10(a).

                  Combined Loan-to-Value Ratio or CLTV: As of any date and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the original principal balance of the Second Lien Mortgage Loan as of the Cut-off Date and (ii) the original principal balance as of the Cut-off Date of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value.

                  Compensating Interest: For any Distribution Date, the lesser of (a) the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to voluntary Principal Prepayments in full by the Mortgagor (excluding any payments made upon liquidation of the Mortgage Loan), and (b) the amount of the Servicing Fee payable to the applicable Servicer for such Distribution Date.

                  Condemnation Proceeds: All awards, compensation and/or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

                  Corporate Trust Office: The designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at (i) for certificate transfer purposes, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services- GSAMP 2003-HE2 and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045 Attn: Client Manager-GSAMP 2003-HE2, facsimile no. (410) 715-2380 and which is the address to which notices to and correspondence with the Trustee should be directed.

                  Corresponding Class: The Class of interests in one Trust REMIC created under this Agreement that corresponds to the Class of interests in the other Trust REMIC or to a Class of Certificates in the manner set out below:

        Lower Tier             Upper Tier          Corresponding
     Class Designation      Regular Interest   Class of Certificates
     -----------------      ----------------   ---------------------
       Class LT-A-1A           Class A-1A           Class A-1A
       Class LT-A-1B           Class A-1B           Class A-1B
       Class LT-A-2             Class A-2            Class A-2
       Class LT-A-3A           Class A-3A           Class A-3A
       Class LT-A-3B           Class A-3B           Class A-3B
       Class LT-A-3C           Class A-3C           Class A-3C
       Class LT-M-1             Class M-1            Class M-1
       Class LT-M-2             Class M-2            Class M-2
       Class LT-M-3             Class M-3            Class M-3
       Class LT-M-4             Class M-4            Class M-4
       Class LT-B-1             Class B-1            Class B-1
       Class LT-B-2             Class B-2            Class B-2
            N/A                  Class X              Class X

                  Credit Risk Management Agreement: (a) With respect to Chase, the Credit Risk Management Agreement, dated as of August 25, 2003, by and among the Credit Risk Manager, Chase and the Trustee; and (b) with respect to Option One, the Credit Risk Management Agreement, dated as of August 25, 2003, by and among the Credit Risk Manager, Option One and the Trustee.

                  Credit Risk Manager: The Murrayhill Company, a Colorado corporation, and its successors in interest.

                  Credit Risk Manager Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Credit Risk Manager Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the first day of the calendar month preceding the month in which such Distribution Date occurs.

                  Credit Risk Manager Fee Rate: With respect to each Mortgage Loan, the per annum rate specified in the letter agreement, dated August 25, 2003, between the Depositor and the Credit Risk Manager.

                  Custodial File: With respect to each Mortgage Loan, the file retained by the Trustee consisting of items (a) - (h) as listed on Exhibit K hereto.

                  Cut-off Date: August 1, 2003.

                  Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balances of all Mortgage Loans as of the Cut-off Date.

                  Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date).

                  Data Tape Information: The information provided by each Responsible Party as of the Cut-off Date to the Depositor setting forth the following information with respect to each Mortgage Loan: (1) the related Responsible Party's Mortgage Loan identifying number; (2) the Mortgagor's name;
(3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Scheduled Payment as of the Cut-off Date; (12) the last payment date on which a Scheduled Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Mortgage Interest Rate Cap under the terms of the Mortgage Note; (20) the type of Mortgage Loan (i.e., fixed rate, adjustable rate, first lien); (21) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (22) a code indicating the documentation style (i.e., full documentation, limited documentation or stated income); (23) the loan credit classification (as described in the Underwriting Guidelines); (24) whether such Mortgage Loan provides for a Prepayment Premium; (25) the Prepayment Premium period of such Mortgage Loan, if applicable; (26) a description of the Prepayment Premium, if applicable; (27) the Mortgage Interest Rate as of origination; (28) the credit risk score (FICO score) at origination; (29) the date of origination; (30) the Mortgage Interest Rate adjustment period; (31) the Mortgage Interest Rate floor;
(32) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (33) a code indicating whether the Mortgage Loan is a High Cost Mortgage Loan; (34) a code indicating whether the Mortgage Loan has been modified; (35) the current Loan-to-Value Ratio; (36) the one year payment history; (37) the Due Date for the first Scheduled Payment; (38) the original Scheduled Payment due; (39) with respect to the related Mortgagor, the debt-to-income ratio; (40) the Appraised Value of the Mortgaged Property; (41) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (42) the MERS identification number; and (43) a code indicating if a Mortgage Loan is or has had a 30 Day Delinquency. With respect to the Mortgage Loans in the aggregate:
(1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

                  Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except for such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

                  Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

                  Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

                  Delay Certificates: As specified in the Preliminary Statement.

                  Deleted Mortgage Loan: As defined in Section 2.03(e).

                  Delinquency Trigger: With respect to any Distribution Date, a Delinquency Trigger exists if (i) the quotient (expressed as a percentage) of
(1) the rolling three-month average of the aggregate unpaid principal balance of 60+ Day Delinquent Mortgage Loans serviced by Option One, divided by (2) the aggregate unpaid principal balance of the Option One Mortgage Loans as of the last day of the related Due Period, equals or exceeds 18.00%.

                  Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

                  Depositor: GS Mortgage Securities Corp., a Delaware corporation, and its successors in interest.

                  Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

                  Depository Institution: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated P-1 by Moody's, F1 by Fitch and A-1 by Standard & Poor's.

                  Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  Determination Date: With respect to each Distribution Date:
(a) the 18th of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day, in the case of the Accredited Mortgage Loans; or (b) the 15th of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day, in the case of the Option One Mortgage Loans.

                  Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.27(b) in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank Minnesota, National Association in trust for registered holders of GSAMP Trust 2003-HE2 Mortgage Pass-Through Certificates, Series 2003-HE2." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and may be invested in Permitted Investments.

                  Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such day is not a Business Day, the next succeeding Business Day, commencing in September 2003.

                  Document Certification and Exception Report: The report attached to Exhibit F hereto.

                  Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

                  Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which the Distribution Date occurs.

                  Eligible Account: Either (i) an account maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor's, F1 by Fitch and P-1 by Moody's (and a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicer) at the time any amounts are held on deposit therein, (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

                  ERISA-Restricted Certificate: As specified in the Preliminary Statement.

                  Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.09(b).

                  Escrow Payments: As defined in Section 3.09(b) of this Agreement.

                  Event of Default: As defined in Section 7.01.

                  Excess Overcollateralized Amount: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on such Distribution Date over (b) the Specified Overcollateralized Amount for such Distribution Date.

                  Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Trustee pursuant to Sections 3.27(a) in the name of the Trustee for the benefit of the Regular Certificateholders and designated "Wells Fargo Bank Minnesota, National Association in trust for registered holders of GSAMP Trust 2003-HE2, Mortgage Pass-Through Certificates, Series 2003-HE2." Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

                  Exchange Act: The Securities Exchange Act of 1934, as amended.

                  Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate, the Credit Risk Manager Fee Rate, the Trustee Fee Rate and the PMI Insurer Fee Rate, if applicable.

                  Expense Fees: As to each Mortgage Loan, the sum of the Servicing Fee, the Credit Risk Manager Fee, the Trustee Fee and the PMI Insurer Fee, if applicable.

                  Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Overcollateralization Deficiency for such Distribution Date.

                  Fannie Mae: The Federal National Mortgage Association and its successors in interest.

                  Fannie Mae Guides: The Fannie Mae Seller's Guide and the Fannie Mae Servicer's Guide and all amendments or additions thereto.

                  FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                  Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Responsible Party as contemplated by this Agreement), a determination made by the Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

                  Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date in each of the following months:

                                                                        Month of
                                                                 Final Scheduled
                                                               Distribution Date
                                                               -----------------
Class A-1A Certificates...................................       August 2033
Class A-1B Certificates...................................       August 2033
Class A-2 Certificates....................................       August 2033
Class A-3A Certificates...................................       August 2033
Class A-3B Certificates...................................       August 2033
Class A-3C Certificates...................................       August 2033
Class M-1 Certificates....................................       August 2033
Class M-2 Certificates....................................       August 2033
Class M-3 Certificates....................................       August 2033
Class M-4 Certificates....................................       August 2033
Class B-1 Certificates....................................       August 2033
Class B-2 Certificates....................................       August 2033
Class X Certificates......................................       August 2033
Class P Certificates......................................       August 2033
Class R Certificates......................................       August 2033

                  Fitch: Fitch Ratings, or any successor thereto. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of
Section 10.05(b) the address for notices to Fitch shall be Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention: MBS Monitoring - GSAMP Trust 2003-HE2, or such other address as Fitch may hereafter furnish to the Depositor and the Servicers.

                  Fixed Rate Mortgage Loan: A fixed rate Mortgage Loan purchased pursuant to the Purchase Agreements.

                  Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, and its successors in interest.

                  Freddie Mac Guides: The Freddie Mac Seller's & Servicer's Guide and all amendments or additions thereto.

                  Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Interest Rate.

                  Group I Cap Agreement: The interest rate cap agreement, dated as of July 30, 2003, between the Purchaser and the Cap Provider.

                  Group III Cap Agreement: The interest rate cap agreement, dated as of August 1, 2003, between the Purchaser and the Cap Provider.

                  Group III Class A Sequential Certificates: The Class A-3B and Class A-3C Certificates.

                  Group I Interest Rate Cap Payment: Beginning on the first Distribution Date and continuing through the immediately succeeding 38 Distribution Dates thereafter, the amount, if any, equal to the product of (a) the amount by which one-month LIBOR (determined in accordance with the Group I Cap Agreement) as of the reset date under the Group I Cap Agreement exceeds 6.00% for the first 22 Distribution Dates or 7.40% for the immediately succeeding 17 Distribution Dates, and (b) the product of the interest rate notional amount amortization schedule attached to the Group I Cap Agreement for that date, calculated on an "actual/360" basis.

                  Group III Interest Rate Cap Payment: Beginning on the first Distribution Date and continuing through the immediately succeeding 59 Distribution Dates thereafter, the amount, if any, equal to the product of (a) the amount by which one-month LIBOR (determined in accordance with the Group III Cap Agreement) as of the reset date under the Group III Cap Agreement exceeds 6.50%, and (b) the product of the interest rate notional amount amortization schedule attached to the Group III Cap Agreement for that date, calculated on an "actual/360" basis.

                  Group I Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group I Mortgage Loans.

                  Group II Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group II Mortgage Loans.

                  Group III Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group III Mortgage Loans.

                  High Cost Mortgage Loan: A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or
(b) a "high cost," "threshold," "covered" or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

                  Index: As to each Adjustable Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Interest Rate set forth as such on the related Mortgage Note.

                  Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies, including, without limitation, in the case of the PMI Mortgage Loans, the applicable PMI Policy.

                  Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

                  Interest Accrual Period: With respect to each Class of Non-Delay Certificates and each Class of Lower Tier Regular Interests and any Distribution Date, the period commencing on the Distribution Date occurring in the month preceding the month in which the current Distribution Date occurs and ending on the day immediately preceding the current Distribution Date (or, in the case of the first Distribution Date, the period from and including the Closing Date to but excluding such first Distribution Date). For purposes of computing interest accruals on each Class of Non-Delay Certificates, each Interest Accrual Period has the actual number of days in such month and each year is assumed to have 360 days.

                  Interest Rate Cap Payment: The Group I Interest Rate Cap Payments and the Group III Interest Rate Cap Payments.

                  Investment Account: As defined in Section 3.12(a).

                  Investor Side Letter: The side letter, dated as of August 25, 2003, between the Depositor and the initial investor in the Class A-1A Certificates.

                  Late Collections: With respect to any Mortgage Loan and any Due Period, all amounts received after the Remittance Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage
Note) but delinquent for such Due Period and not previously recovered.

                  LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loan to leading European banks.

                  LIBOR Certificates: As specified in the Preliminary Statement.

                  LIBOR Determination Date: With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

                  Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

                  Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

                  Liquidation Event: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from coverage under this Agreement by reason of its being purchased, sold or replaced pursuant to or as contemplated by this Agreement. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from coverage under this Agreement by reason of its being purchased pursuant to this Agreement.

                  Liquidation Proceeds: The amounts, other than Insurance Proceeds, Condemnation Proceeds or those received following the acquisition of REO Property, received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

                  Loan Group: The Group I Mortgage Loans, the Group II Mortgage Loans and the Group III Mortgage Loans, as applicable.

                  Loan Group Cap: The Loan Group I Cap, the Loan Group II Cap or the Loan Group III Cap, as applicable.

                  Loan Group I Cap: With respect to the Group I Mortgage Loans as of any Distribution Date, the product of (i) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Group I Mortgage Loans, and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period related to such Distribution Date.

                  Loan Group II Cap: With respect to the Group II Mortgage Loans as of any Distribution Date, the product of (i) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Group II Mortgage Loans, and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period related to such Distribution Date.

                  Loan Group III Cap: With respect to the Group III Mortgage Loans as of any Distribution Date, the product of (i) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Group III Mortgage Loans, and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period related to such Distribution Date.

                  Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the original outstanding principal amount of the Mortgage Loan as of the Cut-off Date (unless otherwise indicated), to either (a) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the least of (i) the purchase price of the Mortgaged Property, (ii) the Appraisal Value of the Mortgaged Property at origination, or
(iii) in the case of an Accredited Mortgage Loan, the Review Appraisal Value of the Mortgaged Property; or (b) if the Mortgage Loan was a refinancing or modification, the Appraisal Value of the Mortgaged Property at the time of the refinancing or modification.

                  London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

                  Lower Tier Regular Interest: Each of the Class LT-A-1A, Class LT-A-1B, Class LT-A-2, Class LT-A-3A, Class LT-A-3B, Class LT-A-3C, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-B-1, Class LT-B-2, Class LT-Group I, Class LT-Group II, Class LT-Group III and Class LT-Accrual Interests as described in the Preliminary Statement.

                  Lower Tier REMIC: As described in the Preliminary Statement.

                  Majority Class X Certificateholder: The Holder or Holders of a majority of the Percentage Interests in the Class X Certificates.

                  MERS: As defined in Section 2.01.

                  MERS Designated Mortgage Loan: Mortgage Loans for which (a) either Responsible Party has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Responsible Party, in accordance with MERS Procedure Manual and (b) either Responsible Party has designated or will designate the Trust as the Investor on the MERS(R) System.

                  MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

                  MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

                  MGIC: Mortgage Guaranty Insurance Corporation, a Wisconsin corporation, and its successors in interest.

                  Monthly Statement: The statement made available to the Certificateholders pursuant to Section 4.03.

                  Moody's: Moody's Investors Service, Inc. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of
Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor and the Servicers.

                  Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

                  Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

                  Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

                  Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Custodial File, the Servicing File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Premiums and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

                  Mortgage Loan Documents: The mortgage loan documents pertaining to each Mortgage Loan.

                  Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as Schedule I, such schedule setting forth the following information with respect to each Mortgage Loan as of the Cut-off Date: (1) the related Responsible Party's Mortgage Loan identifying number; (2) the Mortgagor's name;
(3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Scheduled Payment as of the Cut-off Date; (12) the last payment date on which a Scheduled Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Mortgage Interest Rate Cap under the terms of the Mortgage Note; (20) the type of Mortgage Loan (i.e., fixed rate, adjustable rate, first lien); (21) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (22) a code indicating the documentation style (i.e., full documentation, limited documentation or stated income); (23) the loan credit classification (as described in the Underwriting Guidelines); (24) whether such Mortgage Loan provides for a Prepayment Premium; (25) the Prepayment Premium period of such Mortgage Loan, if applicable; (26) a description of the Prepayment Premium, if applicable; (27) the Mortgage Interest Rate as of origination; (28) the credit risk score (FICO score) at origination; (29) the date of origination; (30) the Mortgage Interest Rate adjustment period; (31) the Mortgage Interest Rate floor;
(32) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (33) a code indicating whether the Mortgage Loan is a High Cost Mortgage Loan; (34) a code indicating whether the Mortgage Loan has been modified; (35) the current Loan-to-Value Ratio; (36) the one year payment history; (37) the Due Date for the first Scheduled Payment; (38) the original Scheduled Payment due; (39) with respect to the related Mortgagor, the debt-to-income ratio; (40) the Appraised Value of the Mortgaged Property; (41) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (42) the MERS identification number; (43) a code indicating whether the Mortgage Loan is a Group I Mortgage Loan or a Group II Mortgage Loan; (44) a code indicating whether the Mortgage Loan is an Option One Mortgage Loan or an Accredited Mortgage Loan; (45) a code indicating if a Mortgage Loan is or has had a 30 Day Delinquency; (46) a code indicating whether such Mortgage Loan is a PMI Mortgage Loan; and (47) for each PMI Mortgage Loan, the coverage percentage under the PMI Policy. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

                  Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

                  Mortgaged Property: The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

                  Mortgagor: The obligor(s) on a Mortgage Note.

                  Net Monthly Excess Cash Flow: For any Distribution Date the amount remaining for distribution pursuant to subsection 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

                  Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls exceeds the sum of the Compensating Interest payments made on such Distribution Date.

                  NIM Trust: GSAMP NIM Trust 2003-HE2-N, a Delaware statutory trust.

                  90+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, three months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

                  Non-Delay Certificates: As specified in the Preliminary Statement.

                  Nonrecoverable P&I Advance: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  Nonrecoverable Servicing Advance: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the applicable Servicer, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

                  Notice of Final Distribution: The notice to be provided pursuant to Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

                  Offered Certificates: As specified in the Preliminary
Statement.

                  Officer's Certificate: A certificate signed by an officer of the Servicer with responsibility for the servicing of the Mortgage Loans required to be serviced by such Servicer and listed on a list delivered to the Trustee pursuant to this Agreement.

                  Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for a Servicer or a Subservicer, reasonably acceptable to the Trustee; provided, that any Opinion of Counsel relating to (a) qualification of either Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of such Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in such Servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with such Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

                  Option One: Option One Mortgage Corporation, a California corporation, and its successors in interest.

                  Option One Mortgage Loan: Each Mortgage Loan purchased by the Purchaser pursuant to the Option One Purchase Agreement identified as an "Option One Mortgage Loan" on the Mortgage Loan Schedule.

                  Option One Purchase Agreement: The Mortgage Loan Purchase and Warranties Agreement, dated as of June 1, 2003, by and among Option One, Option One Owner Trust 2001-1A, Option One Owner Trust 2001-1B, Option One Owner Trust 2001-2, Option One Owner Trust 2002-3 and the Purchaser, solely insofar as the Option One Purchase Agreement relates to the Option One Mortgage Loans.

                  Optional Termination Date: The date determined as follows:

                  (i) The Majority Class X Certificateholder (as evidenced on the records of the Registrar) may cause the Optional Termination Date to occur on the Distribution Date when the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10.00% or less of the Cut-off Date Pool Principal Balance (provided, that if the Depositor or an Affiliate of the Depositor is one of the Holders constituting such majority, then there must be at least one other unaffiliated Holder constituting such majority and the Class X Certificates held by such Holder (or unaffiliated Holders in the aggregate) must represent at least a 10% Percentage Interest in the Class X Certificates); and

                  (ii) Each Servicer individually, or the Servicers acting together, may cause the Optional Termination Date to occur on the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 5.00% or less of the Cut-off Date Pool Principal Balance.

                  In the event that a Servicer or both of the Servicers, as applicable, and the Majority Class X Certificateholder (or the Majority Class X Certificateholder and another Class X Certificateholder) have the call rights described above, at such time as those rights may be exercised, the first Person to provide notice to exercise the call right will have the right to purchase the Mortgage Loans.

                  Original Sale Date: With respect to the Option One Mortgage Loans, June 30, 2003, and with respect to the Accredited Mortgage Loans, June 27, 2003.

                  OTS: Office of Thrift Supervision, and any successor thereto.

                  Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

                  (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

                  (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

                  Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

                  Overcollateralized Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the LIBOR Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

                  Overcollateralization Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Overcollateralized Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date.

                  Overcollateralization Floor: With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  Overcollateralization Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the Total Monthly Excess Spread.

                  Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

                  P&I Advance: As to any Mortgage Loan or REO Property, any advance made by the applicable Servicer in respect of any Remittance Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Remittance Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.01.

                  Pass-Through Margin: With respect to each Class of Regular Certificates, the following percentages: Class A-1A Certificates, 0.30%; Class A-1B Certificates, 0.45%; Class A-2 Certificates, 0.32%; Class A-3A Certificates, 0.32%; Class A-3B Certificates, 0.19%; Class A-3C Certificates, 0.52%; Class M-1 Certificates, 0.65%; Class M-2 Certificates, 1.20%; Class M-3 Certificates, 1.60%; Class M-4 Certificates, 2.95%; Class B-1 Certificates, 3.75%; and Class B-2 Certificates, 4.00%. On the first Distribution Date after the Optional Termination Date, the Pass-Through Margins shall increase to: Class A-1A Certificates, 0.60%; Class A-1B Certificates, 0.90%; Class A-2 Certificates, 0.64%; Class A-3A Certificates, 0.64%; Class A-3B Certificates, 0.38%; Class A-3C Certificates, 1.04%; Class M-1 Certificates, 0.975%; Class M-2 Certificates, 1.80%; Class M-3 Certificates, 2.40%; Class M-4 Certificates, 4.425%; Class B-1 Certificates, 5.625%; and Class B-2 Certificates, 6.00%.

                  Pass-Through Rate: For each Class of Certificates and each Lower Tier Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

                  Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

                  Periodic Mortgage Interest Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Mortgage Interest Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

                  Periodic Mortgage Interest Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute minimum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Mortgage Interest Rate Floor for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

                  Permitted Investments: (1) With respect to each of Chase, Accredited and the Trustee, any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by a Servicer, the Trustee or any of their respective Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by any Depository Institution and rated F1+ by Fitch, P-1 by Moody's and A-1+ by S&P;

                  (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds, including money market funds advised by the Depositor or the Trustee or an Affiliate thereof, that have been rated "Aaa" by Moody's, "AAAm" or "AAAm-G" by Standard & Poor's and, if rated by Fitch, at least "AA" by Fitch; and

                  (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations, and

(2) with respect to Option One, any one or more of the obligations and securities listed below:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, or Freddie Mac senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

                  (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of Standard & Poor's and the highest available rating category of Moody's and provided that each such investment has an original maturity of no more than three hundred sixty-five (365) days; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC.

                  (B) any other demand or time deposit or deposit which is fully insured by the FDIC; and

                  (C) Freddie Mac participation certificates and other Freddie Mac guaranteed mortgage-backed securities and senior debt obligations.

                  (iii) repurchase obligations with a term not to exceed thirty
         (30) days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated "A-1+," "P-1," "F-1" or greater from two of Standard & Poor's, Moody's and Fitch, respectively, at the time of such investment;, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to one hundred five percent (105%) of the cash transferred by the Trustee in exchange for such collateral and (C), be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by a Rating Agency in its highest long term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non interest bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than thirty (30) days after the date of acquisition thereof) that is rated with a short term unsecured debt rating "A-1+," "P-1," "F-1" or greater from two of Standard & Poor's, Moody's and Fitch, respectively, at the time of such investment; and

                  (vi) units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee or an affiliate thereof having a rating by Standard & Poor's of AAA-G, AAA-m, or AA-m, by Fitch of AAA (if rated by Fitch) and if rated by Moody's, rated Aaa, Aa1 or Aa2;

provided, however, that no such investment shall be an Permitted Investment if such investment evidences either (a) the right to receive interest-only payments with respect to the obligations underlying such investments or (b) both principal and interest payments derived from obligations underlying such investment where the principal and interest payments with respect to such investment provide a yield to maturity exceeding one hundred twenty percent (120%) of the yield to maturity at par of such underlying obligation.

                  Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, (vi) an "electing large partnership" within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

                  Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

                  Physical Certificates: As specified in the Preliminary Statement.

                  PMI Insurer: Each of MGIC and Radian. When the term "PMI Insurer" is used in this Agreement, "PMI Insurer" shall mean (i) MGIC with respect to the Option One Mortgage Loans and (ii) Radian with respect to the Accredited Mortgage Loans.

                  PMI Insurer Fee: The amount payable to each PMI Insurer on each Distribution Date, which amount shall be calculated for each Distribution Date by (A) calculating, for each PMI Mortgage Loan, one-twelfth of the product of (i) the applicable PMI Insurer Fee Rate, and (ii) the Stated Principal Balance of the applicable PMI Mortgage Loan or the related REO Property as of the first day of the related Due Period, (B) summing the results of the calculation in clause (A), and (C) adding the amount of any West Virginia and Kentucky state taxes associated with such PMI Insurer Fees.

                  PMI Insurer's Fee Rate: With respect to each PMI Mortgage Loan, the per annum fee rate set forth in the pricing letter of the applicable PMI Insurer. The related Servicer with respect to each PMI Mortgage Loan hereby acknowledges receipt of the applicable pricing letter specified in the foregoing sentence.

                  PMI Mortgage Loans: The list of Mortgage Loans insured by each PMI Insurer attached hereto as Exhibit R.

                  PMI Policy: (i) The Primary Mortgage Insurer Policy No. 22400-4-25-99, dated the Closing Date, with respect to the PMI Mortgage Loans insured by MGIC, including the letter, dated August 19, 2003, from MGIC to the Depositor, issued by MGIC, copies of which are attached hereto as Exhibit S and all endorsements thereto; and (ii) the Primary Mortgage Insurer Policy No. 67522, dated the Closing Date, with respect to the PMI Mortgage Loans insured by Radian, including the letter, dated August 25, 2003, from Radian to the Purchaser, issued by Radian, copies of which are attached hereto as Exhibit T and all endorsements thereto.

                  Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

                  Prepayment Interest Shortfall: With respect to any Remittance Date, the sum of, for each Mortgage Loan that was, during the related Prepayment Period (or, in the case of an Option One Mortgage Loan, during the period commencing on the first day of the related Prepayment Period and ending on the last day of the calendar month in which such Prepayment Period begins), the subject of a Principal Prepayment that was applied by the applicable Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to the product of (a) the Mortgage Interest Rate net of the Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the related Prepayment Period (or, in the case of an Option One Mortgage Loan, on the last day of the calendar month in which such Prepayment Period begins).

                  Prepayment Period: With respect to any Remittance Date, the calendar month preceding the calendar month in which such Remittance Date occurs, in the case of the Accredited Mortgage Loans, or the period from and including the 16th day of the month preceding the month in which such Remittance Date occurs and to and including the 15th day of the month in which such Remittance Date occurs, in the case of the Option One Mortgage Loans.

                  Prepayment Premium: Any prepayment premium, penalty or charge collected by the applicable Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any voluntary Principal Prepayment in Full pursuant to the terms of the related Mortgage Note.

                  Principal Distribution Amount: For any Distribution Date, the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

                  Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date, excluding any Prepayment Premium and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

                  Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Mortgage Loan due during such Due Period and received by the Servicers on or prior to the Determination Date or advanced by the applicable Servicer prior to the related Remittance Date (including the portion of Insurance Proceeds or Condemnation Proceeds allocable to principal), and all Principal Prepayments received during the related Prepayment Period, (ii) the Liquidation Proceeds on the Mortgage Loans allocable to principal actually collected by the Servicers during the related Prepayment Period, (iii) the portion of the purchase price allocable to principal with respect to each Deleted Mortgage Loan, the repurchase obligation for which arose during the related Prepayment Period, that was repurchased during the period from the prior Distribution Date through the Remittance Date for the current Distribution Date, (iv) the principal portion of all Substitution Adjustment Amounts with respect to the substitutions of Mortgage Loans that occur during the calendar month in which such Distribution Date occurs, and (v) the allocable portion of the proceeds received with respect to the termination of the Trust Fund (to the extent such proceeds relate to principal).

                  Private Certificates: As specified in the Preliminary
Statement.

                  Prospectus Supplement: The Prospectus Supplement, dated August 20, 2003, relating to the Offered Certificates.

                  PTCE 95-60: As defined in Section 5.02(b).

                  PUD: A planned unit development.

                  Purchase Agreements: Each of the Option One Purchase Agreement and the Accredited Purchase Agreement.

                  Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, as purchaser of the Mortgage Loans under the Purchase Agreements, and its successors in interest.

                  Radian: Radian Guaranty Inc., a Pennsylvania corporation, and its successors in interest.

                  Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Servicers.

                  Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of any amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

                  Record Date: With respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date; provided, however, that for any Certificate issued in definitive form, the Record Date shall be the close of business on the last day of the month immediately preceding the related Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

                  Reference Bank: As defined in Section 4.04.

                  Regular Certificates: As specified in the Preliminary
Statement.

                  Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or any similar state statutes.

                  REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

                  Remittance Date: With respect to any Distribution Date, no later than 12:00 PM, Central Time on the Business Day immediately preceding such Distribution Date.

                  REO Disposition: The final sale by the applicable Servicer of any REO Property.

                  REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Interest Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.15 by any income from the REO Property treated as a recovery of principal).

                  REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

                  Reporting Date: The 20th day of each calendar month or the immediately following Business Day if the 20th is not a Business Day.

                  Repurchase Price: With respect to any Mortgage Loan, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Interest Rate from the last date through which interest has been paid and distributed to the Trustee to the date of repurchase,
(iii) all unreimbursed Servicing Advances and (iv) all expenses incurred by the applicable Servicer, the Trust or the Trustee, as the case may be, in respect of a breach or defect, including, without limitation, (a) expenses arising out of the Servicer's or Trustee's, as the case may be, enforcement of the applicable Responsible Party's repurchase obligation, to the extent not included in clause
(iii), and (b) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law.

                  Request for Release: The Request for Release submitted by a Servicer to the Trustee, substantially in the form of Exhibit J.

                  Residual Certificates: As specified in the Preliminary Statement.

                  Responsible Officer: When used with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

                  Responsible Party: Each of Accredited and Option One. When the term "Responsible Party" is used in this Agreement with respect to any Mortgage Loan, Mortgaged Property, REO Property or Mortgage File, "Responsible Party" shall mean (i) Accredited with respect to the Accredited Mortgage Loans and (ii) Option One with respect to the Option One Mortgage Loans.

                  Review Appraisal Value: As defined in the Underwriting Guidelines.

                  Rule 144A Letter: As defined in Section 5.02(b).

                  Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

                  Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

                  Securities Act: The Securities Act of 1933, as amended.

                  Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

                  Senior Specified Enhancement Percentage: As of any date of determination, 28.00%.

                  Servicer: Each of Accredited, Chase and Option One, and if a successor servicer is appointed hereunder, such successor servicer. When the term "Servicer" is used in this Agreement in connection with the administration of servicing obligations with respect to any Mortgage Loan, Mortgaged Property, REO Property or Mortgage File, "Servicer" shall mean (i) with respect to the Accredited Mortgage Loans, prior to the Accredited Servicing Transfer Date, Accredited, and thereafter Chase (ii) with respect to the Option One Mortgage Loans, Option One.

                  Servicer Remittance Report: As defined in Section 4.03(d).

                  Servicing Advances: The reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the applicable Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, and (iv) the performance of its obligations under Sections 3.01, 3.09, 3.13 and 3.15. Servicing Advances also include any reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the applicable Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any satisfaction or foreclosures in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement. Neither Servicer shall be required to make any Nonrecoverable Servicing Advances.

                  Servicing Fee: With respect to each Servicer, each Mortgage Loan serviced by such Servicer and any Distribution Date, an amount equal to one month's interest at the Servicing Fee Rate on the applicable Stated Principal Balance of such Mortgage Loan as of the first day of the calendar month preceding the month in which such Distribution Date occurs. Such fee shall be payable monthly, and shall be pro rated for any portion of a month during which the Mortgage Loan is serviced by such Servicer under this Agreement. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties, to the extent permitted by Section 3.11) of such Scheduled Payment collected by such Servicer or as otherwise provided under Section 3.11.

                  Servicing Fee Rate: (a) With respect to each Mortgage Loan serviced by Option One, 0.30% per annum for the first 10 Distribution Dates, 0.40% per annum for the next 20 Distribution Dates, 0.65% per annum for the next 18 Distribution Dates, and 0.80% per annum thereafter, (b) with respect to each Mortgage Loan serviced by Chase, 0.50% per annum and (c) with respect to each Mortgage Loan serviced by Accredited, 0.50% per annum.

                  Servicing File: With respect to each Mortgage Loan, the file retained by the applicable Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Trustee in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit K hereto.

                  Servicing Officer: Any officer of either Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by such Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

                  Servicing Rights: With respect to Option One, any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Servicer for servicing the Mortgage Loans;
(c) any ancillary income with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Servicer thereunder; (e) any and all rights to and in the Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Servicer with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans. With respect to Chase, any and all of the following: (a) all rights and obligations to service the Mortgage Loans;
(b) any compensation for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans (other than prepayment penalties); (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights; (e) any interest on Escrow Accounts allowed by law or other similar payments with respect to the Mortgage Loans and any amounts actually collected with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; (g) the right to possess and use any and all servicing files, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans to the extent relating to the past, present or prospective servicing of the Mortgage Loans; and (h) all rights, powers and privileges incident to ant of the foregoing.

                  Servicing Transfer Costs: All reasonable out-of-pocket costs and expenses (including all extraordinary expenses) incurred by the Trustee in connection with the transfer of servicing from a terminated Servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or any successor Servicer appointed pursuant to Section 7.02) to service the Mortgage Loans properly and effectively.

                  Similar Law: As defined in Section 5.02(b).

                  Six-Month LIBOR Index: With respect to each applicable Adjustable Rate Mortgage Loan, the rate as determined on the basis of rates at which six-month U.S. dollar deposits are offered to prime banks in the London interbank market on such date as provided in the related Mortgage Note.

                  60+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

                  Specified Overcollateralized Amount: Prior to the Stepdown Date, an amount equal to 1.20% of the Cut-off Date Pool Principal Balance. On and after the Stepdown Date, an amount equal to 2.40% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans until the Distribution Date on which a Trigger Event is no longer occurring.

                  Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. If Standard & Poor's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention: Residential Mortgage Surveillance Group - GSAMP Trust 2003-HE2, or such other address as Standard & Poor's may hereafter furnish to the Depositor and the Servicers.

                  Start-up Day: As defined in Section 2.06.

                  Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the Trustee with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the related Servicer on or prior to the related Determination Date or advanced by the related Servicer for the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period.

                  Stepdown Date: The earlier to occur of (a) the date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero, and (b) the later to occur of (i) the Distribution Date in September 2006, and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

                  Subordinated Certificates: As specified in the Preliminary Statement.

                  Subservicer: As defined in Section 3.02(a).

                  Subservicing Account: As defined in Section 3.08.

                  Subservicing Agreements: As defined in Section 3.02(a).

                  Substitute Mortgage Loan: A Mortgage Loan substituted by either Responsible Party for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit J, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; and (v) comply with each representation and warranty set forth in Section 2.03.

                  Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(g).

                  Tax Service Contract: As defined in Section 3.09(a).

                  Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

                  Termination Price: As defined in Section 9.01.

                  30 Day Delinquency: The failure of the Mortgagor to make any Scheduled Payment due under the Mortgage Note on or prior to the date which is 30 days after such payment's Due Date.

                  Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest collected on the Mortgage Loans received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date (net of Expense Fees) over (ii) the sum of the interest payable to the Classes of Certificates on such Distribution Date pursuant to Section 4.02(a)(i).

                  Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

                  Transfer Affidavit: As defined in Section 5.02(c).

                  Transferor Certificate: As defined in Section 5.02(b).

                  Trigger Event: With respect to any Distribution Date, a Trigger Event exists if (i) the quotient (expressed as a percentage) of (1) the rolling three month average of the aggregate unpaid principal balance of 60+ Day Delinquent Mortgage Loans, divided by (2) the aggregate unpaid principal balance of the Mortgage Loans as of the last day of the related Due Period, equals or exceeds 55.00% of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by (y) the Cut-off Date Pool Principal Balance, exceeds the applicable percentages set forth below with respect to such Distribution Date:


      Distribution Date Occurring In       Loss Percentage
      --------------------------------------------------------------------------
      September 2006 through August 2007   2.0000% for the first month, plus
                                           an additional 1/12th of 1.2500% for
                                           each month thereafter (e.g.,
                                           approximately 2.1042% in
                                           October 2006)
      --------------------------------------------------------------------------
      September 2007 through August 2008   3.2500% for the first month, plus
                                           an additional 1/12th of 0.5000% for
                                           each month thereafter (e.g.,
                                           approximately 3.2917% in
                                           October 2007)
      --------------------------------------------------------------------------
      September 2008 through August 2009   3.7500% for the first month, plus
                                           an additional 1/12th of 0.2500% for
                                           each month thereafter (e.g.,
                                           approximately 3.7708% in
                                           October 2008)
      --------------------------------------------------------------------------
      September 2009 and thereafter        4.0000%
      --------------------------------------------------------------------------

                  Trust: The express trust created hereunder in Section 2.01(c).

                  Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) the Collection Account, Excess Reserve Fund Account, the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Cap Agreements; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

                  Trust REMIC: Either of the Lower Tier REMIC and the Upper Tier REMIC.

                  Trustee: Wells Fargo Bank Minnesota, National Association, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

                  Trustee Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the related Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the first day of the calendar month preceding the month in which such Distribution Date occurs.

                  Trustee Fee Rate: With respect to each Mortgage Loan, the per annum rate specified in the letter agreement, dated August 25, 2003, between the Depositor and the Trustee.

                  Trustee Float Period: With respect to the Distribution Date and the related amounts in the Distribution Account, the period commencing on the Business Day immediately preceding such Distribution Date and ending on such Distribution Date.

                  U.S. Person: (i) A citizen or resident of the United States;
(ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

                  Underwriters' Exemption: Any exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487
(2002), or any successor exemption.

                  Underwriting Guidelines: The underwriting guidelines attached to each of the Purchase Agreements.

                  Unpaid Interest Amounts: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from prior Distribution Dates remaining unpaid and
(b) interest on such unpaid amount at the applicable Pass-Through Rate (to the extent permitted by applicable law).

                  Upper Tier Regular Interest: As described in the Preliminary Statement.

                  Upper Tier REMIC: As described in the Preliminary Statement.

                  Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any, and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

                  WAC Cap: With respect to the Mortgage Loans as of any Distribution Date, the product of (i) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Mortgage Loans, and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period related to such Distribution Date.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, together with all rights of the Depositor under the Cap Agreements, and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund.

            (b) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note (except for up to 0.03% of the Mortgage Notes for which there is a lost note affidavit and the copy of the Mortgage Note) bearing all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee, endorsed "Pay to the order of _____________, without recourse" and signed in the name of the last endorsee by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Trustee is so advised by the Depositor that state law so allows;

            (ii) the original of any guarantee executed in connection with the Mortgage Note;

            (iii) (A) with respect to each Option One Mortgage Loan, the original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If in connection with any Mortgage Loan, a Responsible Party cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, such Responsible Party (to the extent that it has not previously delivered the same to the Purchaser or the Trustee) shall deliver or cause to be delivered to the Trustee, a photocopy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of such Responsible Party (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee upon receipt thereof by such Responsible Party; or (B) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage; and

            (B) with respect to each Accredited Mortgage Loan, the original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If in connection with any Mortgage Loan, a Responsible Party cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, such Responsible Party (to the extent that it has not previously delivered the same to the Purchaser or the Trustee) shall deliver or cause to be delivered to the Trustee,
(1) a photocopy of such Mortgage, certified by such Responsible Party (or certified by the title company, escrow agent, or closing attorney) to be a true and complete copy of such Mortgage dispatched to the appropriate public recording office for recordation; and (2) upon receipt thereof by such Responsible Party, the orginal recorded Mortgage, or, in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (iv) the originals of all assumption, modification, consolidation or extension agreements (if provided), with evidence of recording thereon or a certified true copy of such agreement submitted for recording;

            (v) except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan endorsed in blank and in recordable form;

            (vi) (A) with respect to each Option One Mortgage Loan, the originals of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the applicable Responsible Party (to the extent that it has not previously delivered the same to the Purchaser or the Trustee) shall deliver or cause to be delivered to the Trustee, a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Responsible Party (or certified by the title company, escrow agent, or closing attorney) stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Trustee upon receipt thereof by the applicable Responsible Party, or (B) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment; and

            (B) with respect to each Accredited Mortgage Loan, the originals of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the applicable Responsible Party (to the extent that it has not previously delivered the same to the Purchaser or the Trustee) shall deliver or cause to be delivered to the Trustee, (1) a photocopy of such intervening assignment, certified by the applicable Responsible Party (or certified by the title company, escrow agent, or closing attorney) to be a complete copy of such intervening Assignment of Mortgage dispatched to the appropriate public recording office for recordation upon receipt thereof by the applicable Responsible Party, and (2) the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (vii) the original or duplicate lender's title policy and any riders thereto or, any one of an original title binder, an original or copy of the preliminary title report or an original or copy of the title commitment, and if, copies then certified by the title company;

            (viii) a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided); and

            (ix) original powers of attorney, if applicable, with evidence of recording thereon, if required.

            Each Mortgage Loan for which a Mortgage Note is missing shall be evidenced by a lost note affidavit as of the Closing Date. In the event, for purposes of the Closing Date, one or more lost note affidavits are provided to cover multiple missing Mortgage Notes, the applicable Responsible Party shall deliver to the Trustee the applicable individual lost note affidavits within ten
(10) Business Days of the Closing Date. If a Responsible Party fails to deliver the required individual lost note affidavits within the specified period of time, the Trustee shall notify such Responsible Party to take such remedial actions, including, without limitation, the repurchase by such Responsible Party of such Mortgage Loan within 30 days of the Closing Date.

            Each Responsible Party shall deliver to the Trustee the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 150 days from the Closing Date.

            If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the applicable Servicer shall take all reasonable actions as are necessary at the expense of the Depositor to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

            From time to time, each Responsible Party shall forward with respect to the Mortgage Loans, to the Trustee additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by the related Responsible Party in accordance with the terms of this Agreement. All such mortgage documents held by the Trustee as to each Mortgage Loan shall constitute the "Custodial File."

            On or prior to the Closing Date, the applicable Responsible Party shall deliver to the Trustee Assignments of Mortgages, in blank, for each applicable Mortgage Loan (except with respect to each MERS Designated Mortgage
Loan). The applicable Responsible Party shall cause the Assignments of Mortgage with completed recording information to be provided to the related Servicer in a reasonably acceptable manner. No later than thirty (30) Business Days following the later of the Closing Date and the date of receipt by the related Servicer of the fully completed Assignments of Mortgages in recordable form, the related Servicer shall promptly submit or cause to be submitted for recording, at the expense of the applicable Responsible Party at no expense to the Trust Fund, the Trustee or the Depositor in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(b)(v). Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if the Trustee and each Rating Agency has received an opinion of counsel, satisfactory in form and substance to the Trustee and each Rating Agency, to the effect that the recordation of such Assignments of Mortgage in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage Note. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned by the applicable Responsible Party at such Responsible Party's expense to "Wells Fargo Bank Minnesota, National Association as trustee under the Pooling and Servicing Agreement dated as of August 1, 2003, GSAMP Trust 2003-HE2." In the event that any such assignment is lost or returned unrecorded because of a defect therein, the applicable Responsible Party shall promptly prepare a substitute assignment to cure such defect and thereafter cause each such assignment to be duly recorded.

            On or prior to the Closing Date, the Depositor shall deliver to the Trustee and each Servicer a copy of the Data Tape Information in electronic, machine readable medium in a form mutually acceptable to the Depositor, each Servicer and the Trustee. Within ten (10) Business Days of the Closing Date, the Depositor shall deliver a copy of the complete Mortgage Loan Schedule to the Trustee and each Servicer.

            In the event, with respect to any Mortgage Loans, that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Trustee within 150 days following the Closing Date, and in the event that the applicable Responsible Party does not cure such failure within 30 days of discovery of receipt of written notification of such failure from the Depositor, the related Mortgage Loan shall, upon the request of the Depositor, be repurchased by the applicable Responsible Party at the price and in the manner specified in Section 2.03. The foregoing repurchase remedy shall not apply in the event that the applicable Responsible Party cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the applicable Responsible Party shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of such Responsible Party confirming that such document has been accepted for recording.

            Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the applicable Responsible Party shall be deemed to have been satisfied upon delivery by such Responsible Party to the Trustee prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

            (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "GSAMP Trust 2003-HE2" and Wells Fargo Bank Minnesota, National Association is hereby appointed as Trustee in accordance with the provisions of this Agreement.

            (d) The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Cap Agreements and the Mortgage Loans) pursuant to Section 2.01(a).

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it will maintain possession of the related Mortgage Notes in any of the States of Minnesota, California or Utah, unless otherwise permitted by the Rating Agencies.

            Prior to and as a condition to the Closing, the Trustee shall deliver via facsimile (with original to follow the next Business Day) to the Depositor and the Servicer an Initial Certification prior to the Closing Date, or as the Depositor agrees to, on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan with any exceptions thereon. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            On the Closing Date, the Trustee shall ascertain that all documents required to be reviewed by it are in its possession, and shall deliver to the Depositor and the Servicer an Initial Certification, in the form annexed hereto as Exhibit E, and shall deliver to the Depositor and the Servicer a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, within 90 days after the Closing Date to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2) and (13) of the Mortgage Loan Schedule and items
(1), (2) and (13) of the Data Tape Information respecting such Mortgage Loan is correct; and (iv) each Mortgage Note has been endorsed as provided in Section
2.01 of this Agreement. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            The Trustee shall retain possession and custody of each Custodial File in accordance with and subject to the terms and conditions set forth herein. Each Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of such Servicer from time to time.

            Each Responsible Party shall deliver to the related Servicer copies of all trailing documents required to be included in the Custodial File at the same time the original or certified copies thereof are delivered to the Trustee, including but not limited to such documents as the title insurance policy and any other Mortgage Loan documents upon return from the public recording office. The documents shall be delivered by the applicable Responsible Party at the applicable Responsible Party's expense to the related Servicer and in no event shall the related Servicer be responsible for such expense.

            Section 2.03 Representations, Warranties and Covenants of each Responsible Party and each Servicer. (a) Chase hereby makes the representations and warranties set forth in Schedule II hereto to the Depositor and the Trustee as of the Closing Date. Option One hereby makes the representations and warranties set forth in Schedule III hereto to the Depositor and the Trustee as of the Closing Date. Accredited hereby makes the representations and warranties set forth in Schedule IV hereto to the Depositor, Chase and the Trustee as of the Closing Date.

            (b) Option One hereby makes the representations and warranties set forth in Schedule V hereto to the Depositor and the Trustee as of the Closing Date.

            (c) Accredited hereby makes the representations and warranties set forth in Schedule VI hereto to the Depositor and the Trustee as of the Closing Date.

            (d) It is understood and agreed that the representations and warranties set forth in this Section 2.03 shall survive the transfer of the Mortgage Loans by the Depositor to the Trustee, and shall inure to the benefit of the Depositor and the Trustee notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by any of either Responsible Party, the Depositor, the Trustee or either Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other; provided that a Servicer need not give notice to the other Servicer.

            (e) Within 30 days of the earlier of either discovery by or notice to the related Responsible Party that any Mortgage Loan does not conform to the requirements as determined in the Trustee's review of the related Custodial File or within 60 days of the earlier of either discovery by or notice to the related Responsible Party of any breach of a representation or warranty set forth in
Section 2.03(b) or 2.03(c), as applicable, that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee or the Certificateholders therein, such Responsible Party shall use its best efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File or promptly to cure such breach in all material respects and, if such defect or breach cannot be remedied, such Responsible Party shall, (i) if such 30 or 60 day period, as applicable, expires prior to the second anniversary of the Closing Date, remove such related Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section 2.03, or (ii) repurchase such Mortgage Loan at the Repurchase Price (at the Depositor's option in the case of an Option One Mortgage Loan); provided, however, that any such substitution pursuant to clause (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.04, if any, and a Request for Release substantially in the form of Exhibit J, and the Mortgage File for any such Substitute Mortgage Loan; provided, further, that with respect to any representations and warranties which are made to the best of the applicable Responsible Party's knowledge, if it is discovered by the applicable Responsible Party, the applicable Servicer, the Depositor or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loans or materially and adversely affects the interests of the Trustee or the Certificateholders therein or such inaccuracy materially and adversely affects the value of the related Mortgage Loan or materially and adversely affects the interests of the Trustee or the Certificateholders therein in the case of a representation and warranty relating to a particular Mortgage Loan, notwithstanding such Responsible Party's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty (except for a breach of the representation and warranty set forth in clause (11)(b) of
Schedule V). In the event that a breach which materially and adversely affects the value of the related Mortgage Loan or Mortgage Loans, as the case may be, or the interests of the Trustee or the Certificateholders therein, shall involve any representation or warranty set forth in Schedule V or VI, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the applicable Responsible Party of such breach, all of the applicable Responsible Party Mortgage Loans shall, at the Depositor's option, be repurchased by the applicable Responsible Party at the Repurchase Price. Notwithstanding the foregoing, a breach (x) which causes a Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, (y) by Option One of any of the representations and warranties set forth in clauses (45), (46), (47), (49), (55) or (56) of Schedule V or (z) by Accredited of any of the representations and warranties set forth in clauses
(45), (46), (47), (49), (57) or (58) of Schedule VI, in each case, will be deemed automatically to materially and adversely affect the value of such Mortgage Loan and the interests of the Trustee and Certificateholders in such Mortgage Loan. In the event that the Trustee receives notice of a breach by Option One of any of the representations and warranties set forth in clauses
(45), (46), (47), (49), (55) or (56) of Schedule V or by Accredited of any of the representations and warranties set forth in clauses (45), (46), (47), (49),
(57) or (58) of Schedule VI, the Trustee shall give notice of such breach to the applicable Responsible Party and request the Responsible Party to repurchase the Mortgage Loan at the Repurchase Price within sixty (60) days of such Responsible Party's receipt of such notice. Such Responsible Party shall repurchase each such Deleted Mortgage Loan within 60 days of the earlier of discovery or receipt of notice with respect to each such Deleted Mortgage Loan.

            (f) With respect to any Substitute Mortgage Loan or Loans, the applicable Responsible Party shall deliver to the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by
Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Substitute Mortgage Loans in the Due Period of substitution shall not be part of the Trust Fund and will be retained by the applicable Responsible Party on the next succeeding Distribution Date. For the Due Period of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for such Due Period and thereafter the applicable Responsible Party shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

            (g) In connection with any repurchase or substitution of a Mortgage Loan pursuant to this Section 2.03 or Section 2.08, the Servicer shall, based on information provided by the applicable Responsible Party, amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the applicable Responsible Party shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the applicable Responsible Party and shall execute and deliver at the direction of such Responsible Party such instruments of transfer or assignment prepared by such Responsible Party in each case without recourse, as shall be necessary to vest title in such Responsible Party or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

            (h) For any month in which a Responsible Party substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the related Servicer will determine the amount (if any) by which the aggregate unpaid principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the Scheduled Payments due in the Due Period of substitution). The amount of such shortage (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be remitted by the applicable Responsible Party to the applicable Servicer for deposit into the related Collection Account on or before the next Remittance Date.

            (i) In addition to such repurchase or substitution obligations, each Responsible Party shall indemnify the Depositor, any of its Affiliates, each Servicer, and the Trustee and hold such parties harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach by such Responsible Party of any of its representations and warranties contained in this Agreement.

            (j) In the event that a Mortgage Loan shall have been repurchased pursuant to this Agreement, the proceeds from such repurchase shall be deposited in the related Collection Account by the applicable Servicer pursuant to Section
3.10 on or before the next Remittance Date and upon such deposit of the Repurchase Price, the delivery of the Opinion of Counsel required by Section 2.04, if applicable, and receipt of a Request for Release in the form of Exhibit J hereto, the Trustee shall release the related Custodial File held for the benefit of the Certificateholders to such Person as directed by the applicable Servicer, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing, together with any related indemnification obligations, shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor, the applicable Servicer or the Trustee on their behalf.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Custodial Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Delivery of Opinion of Counsel in Connection with Substitution; Non-Qualified Mortgages. (a) Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.03 shall be made more than 90 days after the Closing Date unless the Responsible Party delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on either Trust REMIC or contributions after the Start-up Day, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            (b) Upon discovery by the Depositor, either Responsible Party, either Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require the applicable Responsible Party to repurchase the affected Mortgage Loan within 30 days of the earlier of discovery or receipt of notice in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to Section 2.03. The Trustee shall reconvey to the applicable Responsible Party the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

            Section 2.05 Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

            Section 2.06 REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The "Start-up Day" for purposes of the REMIC Provisions shall be the Closing Date. The "latest possible maturity date" is the Distribution Date in August 2033, which is the Distribution Date following the latest Mortgage Loan maturity date.

            Section 2.07 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee, each Servicer and each Responsible Party that as of the date of this Agreement or as of such date specifically provided herein:

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            b) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by each Servicer, each Responsible Party and the Trustee, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

            (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

            (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

            (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder;

            (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of each Mortgage Note and each Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 10.04;

            (i) None of the Group I Mortgage Loans or Group II Mortgage Loans has a prepayment penalty period in excess of three years;

            (j) With respect to each Option One Mortgage Loan, all payments required to be made up to the Closing Date under the terms of the related Mortgage Note, other than payments not yet 30 days delinquent as of the Closing Date, have been made. No payment required under such Mortgage Loan is 30 days or more delinquent nor has any payment under such Mortgage Loan been 30 days or more delinquent at any time since the origination of such Mortgage Loan. The first Monthly Payment has been made or shall be made with respect to such Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

            (k) With respect to each Option One Mortgage Loan, other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the related Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Depositor nor any of its Affiliates have waived any default, breach, violation or event which would permit acceleration; and

            (l) The representations and warranties of the Depositor set forth in the Investor Side Letter are true and correct.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.07 shall survive delivery of the respective Custodial Files to the Trustee or to a custodian, as the case may be, and shall inure to the benefit of the Trustee.

            Within 30 days of the earlier of either discovery by or notice to the Depositor of a breach of the representations and warranties set forth in clause (h) through (k) above that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee or the Certificateholders therein, the Depositor shall use its best efforts to promptly cure such breach in all material respects and if such defect or breach cannot be remedied, the Depositor shall either (i) if such 30-day period expires prior to the second anniversary of the Closing Date, remove such Deleted Mortgage Loan from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in Section 2.03, or (ii) repurchase such Mortgage Loan at the Repurchase Price. Notwithstanding the foregoing, a breach by the Depositor of the representations and warranties set forth in clause (l) above shall be deemed automatically to materially and adversely affect the value of the applicable Mortgage Loan and the interests of the Trustee and Certificateholders in such Mortgage Loan. In the event that the Trustee receives notice of a breach by the Depositor of the representations and warranties set forth in clause (l) above, the Trustee shall give notice of such breach to the Depositor and request the Depositor to repurchase the Mortgage Loan at the Repurchase Price within thirty (30) days of the Depositor receipt of such notice. The Depositor shall repurchase each such Mortgage Loan within thirty
(30) days of the earlier of discovery or receipt of notice of such breach. Any such substitution or repurchase shall be conducted in the same manner as set forth in Section 2.03. The obligations of the Depositor to cure such breach or to substitute or purchase any Mortgage Loan constitute the sole remedies respecting a material breach of any such representation or warranty to the Holders of the Certificates and the Trustee.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicers to Service Mortgage Loans. (a) For and on behalf of the Certificateholders, each Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans, to the extent consistent with such terms, in compliance with all applicable federal, state and local laws, and in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

            (i) any relationship that such Servicer, any Subservicer or any Affiliate of such Servicer or any Subservicer may have with the related Mortgagor;

            (ii) the ownership or non-ownership of any Certificate by such Servicer or any Affiliate of such Servicer;

            (iii) such Servicer's obligation to make P&I Advances or Servicing Advances; or

            (iv) such Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

            To the extent consistent with the foregoing, each Servicer shall seek to maximize the timely and complete recovery of principal and interest on the related Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, each Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the related Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when each Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above (with respect to Option One) or in accordance with Accepted Servicing Practices (with respect to Chase), to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the related Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee. Each Servicer shall service and administer the related Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. Each Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.16, the Trustee shall execute, at the written request of either Servicer, and furnish to the applicable Servicer and any Subservicer such documents as are necessary or appropriate to enable the applicable Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to each Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee. The Trustee shall execute any power of attorney furnished to it by the related Servicer in favor of each Servicer for the purposes described herein to the extent necessary or desirable to enable each Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of either Servicer or any Subservicers under such powers of attorney.

            (b) Subject to Section 3.09(b), in accordance with the standards of the preceding paragraph, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09(b), and further as provided in Section 3.11. Any cost incurred by each Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            (c) Notwithstanding anything in this Agreement to the contrary, each Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01) and each Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for (A) a reduction of interest payments resulting from the application of the Soldiers' and Sailors' Relief Act of 1940, as amended, or any similar state statutes or (B) as provided in Section 3.07, if the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the applicable Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under
Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause either Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the start-up day" under the REMIC Provisions, or (iii) except as provided in Section 3.07(a), waive any Prepayment Premiums.

            (d) Each Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release such Servicer from the responsibilities or liabilities arising under this Agreement.

            Section 3.02 Subservicing Agreements between a Servicer and Subservicers. (a) Each Servicer may enter into subservicing agreements with subservicers (each, a "Subservicer"), for the servicing and administration of the related Mortgage Loans ("Subservicing Agreements").

            (b) Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution that has deposit accounts insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. Each Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement. Each Servicer and the respective Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee, without the consent of the Trustee. Any variation without the consent of the Trustee from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to such Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. Each Servicer shall deliver to the Trustee and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon such Servicer's execution and delivery of such instruments.

            (c) As part of its servicing activities hereunder, each Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement to which such Servicer is a party, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as such Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. Each Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

            Section 3.03 Successor Subservicers. Each Servicer shall be entitled to terminate any Subservicing Agreement to which such Servicer is a party and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement. In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer party to the related Subservicing Agreement without any act or deed on the part of such Subservicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 3.02.

            Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor or the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Servicer which is a party to the related Subservicing Agreement shall, for any reason, no longer be a Servicer (including termination due to an Event of Default).

            Section 3.04 Liability of the Servicers. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, such Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering such Mortgage Loans. Each Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of such Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

            Section 3.05 No Contractual Relationship between Subservicers and the Trustee. Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the related Servicer alone, and the Trustee (or any successor to such Servicer) shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. Each Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether such related Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.06 Assumption or Termination of Subservicing Agreements by Trustee. In the event a Servicer at any time shall for any reason no longer be a Servicer (including by reason of the occurrence of an Event of Default), the Trustee, or its designee, or the successor Servicer if the successor Servicer is not the Trustee, shall thereupon assume all of the rights and obligations of such Servicer under each Subservicing Agreement that such Servicer may have entered into, with copies thereof provided to the Trustee prior to the Trustee assuming such rights and obligations, unless the Trustee elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

            Upon such assumption, the Trustee, its designee or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of such Servicer's interest therein and to have replaced such Servicer as a party to each Subservicing Agreement to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) such Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be a Servicer and (ii) none of the Depositor, the Trustee, their designees or any successor to such Servicer shall be deemed to have assumed any liability or obligation of such Servicer that arose before it ceased to be a Servicer.

            Such Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced by it and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

            Section 3.07 Collection of Certain Mortgage Loan Payments. (a) Each Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and the related PMI Policy, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and Accepted Servicing Practices, each Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days, in each case with Radian's prior written consent in the case of Chase; provided, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, each Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which each Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or is a 60+ Day Delinquent Mortgage Loan, the applicable Servicer, consistent with the standards set forth in
Section 3.01 with Radian's prior written consent in the case of Chase, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest, extend the final maturity date of such Mortgage Loan or waive, in whole or in part, a Prepayment Premium), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"); provided, however, that a Servicer's approval of a modification of a Due Date shall not be considered a modification for purposes of this sentence; provided, further, that the final maturity date of any Mortgage Loan may not be extended beyond the Final Scheduled Distribution Date for the LIBOR Certificates. The applicable Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the applicable Servicing File. In addition, notwithstanding the foregoing, each Servicer may also waive, in whole or in part, a Prepayment Premium if such Prepayment Premium is (i) not permitted to be collected by applicable law, or (ii) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditor's rights or (2) due to acceleration in connection with a foreclosure or other involuntary payment. If a Prepayment Premium is waived other than as permitted above, then the applicable Servicer is required to pay the amount of such waived Prepayment Premium, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the related Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the related Collection Account; provided, however, that the applicable Servicer shall not have an obligation to pay the amount of any uncollected Prepayment Premium if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan Schedule in effect at such time.

            (b) Each Servicer shall give notice to the Trustee, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account within a reasonable period of time prior to any change thereof.

            Section 3.08 Subservicing Accounts. In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the related Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer's receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the Collection Account of the related Servicer or remit such proceeds to the related Servicer for deposit in the Collection Account of the related Servicer not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, such Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) Each Servicer shall ensure that each of the related Mortgage Loans shall be covered by a paid-in-full, life-of-the-loan tax service contract in effect with respect to each related Mortgage Loan (each, a "Tax Service Contract"). Each Tax Service Contract shall be assigned to the Trustee, or its designee, at the applicable Servicer's expense in the event that a Servicer is terminated as Servicer of the related Mortgage Loan.

            (b) To the extent that the services described in this paragraph (b) are not otherwise provided pursuant to the Tax Service Contracts described in paragraph (a) hereof, the applicable Servicer undertakes to perform such functions. To the extent the related Mortgage Loan provides for Escrow Payments, the applicable Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Escrow Accounts"), which shall be Eligible Accounts. Each Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after such Servicer's receipt thereof, all collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Escrow Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the applicable Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.13 (with respect to hazard insurance);
(iii) refund to Mortgagors any sums as may be determined to be overages; (iv) apply to the restoration or repair of the Mortgaged Property in accordance with the Section 3.13; (v) transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note; (vi) pay interest to the Servicers and, if required and as described below, to Mortgagors on balances in the Escrow Account; (vii) clear and terminate the Escrow Account at the termination of the applicable Servicer's obligations and responsibilities in respect of the related Mortgage Loans under this Agreement; or (viii) recover amounts deposited in error. As part of its servicing duties, each Servicer or Subservicers shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the applicable Servicer shall use commercially reasonable efforts consistent with Accepted Servicing Practices to determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. Each Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances are deemed to be Servicing Advances.

            Section 3.10 Collection Accounts. (a) On behalf of the Trustee, each Servicer shall establish and maintain, or cause to be established and maintained, one or more Eligible Accounts (each such account or accounts, a "Collection Account"), held in trust for the benefit of the Trustee. On behalf of the Trustee, each Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after such Servicer's receipt thereof, and shall thereafter deposit in the related Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the related Cut-off Date but allocable to a Due Period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

            (iii) all Insurance Proceeds and Condemnation Proceeds (to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with prudent and customary servicing practices) and all Liquidation Proceeds;

            (iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the related Collection Account;

            (v) any amounts required to be deposited by such Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

            (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement;

            (vii) all Prepayment Premiums collected by such Servicer; and (viii) without duplication, all payments of claims under the related PMI policy.

            The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by each Servicer in the related Collection Account and shall, upon collection, belong to the applicable Servicer as additional compensation for its servicing activities. In the event a Servicer shall deposit in the related Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from its Collection Account, any provision herein to the contrary notwithstanding.

            (b) Funds in the Collection Accounts may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. Each Servicer shall give notice to the Trustee and the Depositor of the location of the related Collection Account maintained by it when established and prior to any change thereof.

            Section 3.11 Withdrawals from the Collection Accounts. (a) Each Servicer shall, from time to time, make withdrawals from the related Collection Account for any of the following purposes or as described in Section 4.01:

            (i) on or prior to the Remittance Date, to remit to the Trustee (A) the Trustee Fee with respect to such Distribution Date and (B) all Available Funds in respect of the related Distribution Date together with all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period;

            (ii) to reimburse such Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Scheduled Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

            (iii) to pay such Servicer or any Subservicer (A) any unpaid Servicing Fees or (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or other amounts as may be collected by such Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO Property);

            (iv) to pay to such Servicer as servicing compensation (in addition to the Servicing Fee) on the Remittance Date any interest or investment income earned on funds deposited in its Collection Account;

            (v) to pay to the applicable Responsible Party, with respect to each Mortgage Loan that has previously been repurchased or replaced pursuant to this Agreement all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

            (vi) to reimburse such Servicer for (A) any P&I Advance or Servicing Advance previously made which such Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01 and (B) any unpaid Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan under Section 3.11(a)(iii);

            (vii) to pay, or to reimburse such Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to
      Section 3.15;

            (viii) to reimburse such Servicer, the Depositor or the Trustee for expenses incurred by or reimbursable to such Servicer, the Depositor or the Trustee, as the case may be, pursuant to Section 6.03, Section 7.02 or
      Section 8.05;

            (ix) to reimburse such Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation under Section 2.03 of this Agreement that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation, to the extent not otherwise paid pursuant to the terms hereof;

            (x) to pay each PMI Insurer the applicable PMI Insurer Fee;

            (xi) to withdraw any amounts deposited in the related Collection Account in error;

            (xii) to withdraw any amounts held in the related Collection Account and not required to be remitted to the Trustee on the Remittance Date occurring in the month in which such amounts are deposited into such Collection Account, to reimburse such Servicer for unreimbursed P&I Advances; and

            (xiii) to clear and terminate the related Collection Account upon termination of this Agreement.

            To the extent that a Servicer does not timely make the remittance referred to in clause (i) above, such Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the prime rate, from and including the applicable Remittance Date to but excluding the date such remittance is actually made.

            (b) Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from its Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above. Each Servicer shall provide written notification to the Depositor, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the related Collection Account pursuant to subclause (a)(vi) above.

            Section 3.12 Investment of Funds in the Collection Accounts and the Distribution Account. (a) Each Servicer may invest the funds in the related Collection Account and the Trustee may invest funds in the Distribution Account during the Trustee Float Period, and shall (except during the Trustee Float Period), invest such funds in the Distribution Account at the direction of the Depositor (for purposes of this Section 3.12, such Accounts are referred to as an "Investment Account"), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand no later than the Business Day on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the related Account and any income and gain realized thereon in any Account other than the Distribution Account during the Trustee Float Period) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee may:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) All income and gain realized from the investment of funds deposited in the related Collection Account and Escrow Account held by or on behalf of the related Servicer, shall be for the benefit of such Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11. Any other benefit derived from the related Collection Account and Escrow Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage blanket insurance, and like sources, shall accrue to the benefit of the related Servicer, except that no Servicer shall realize any economic benefit from any forced charging of services. Such Servicer shall deposit in the related Collection Account and Escrow Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

            (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by the Trustee, shall be for the benefit of the Depositor (except for any income or gain realized from the investment of funds on deposit in the Distribution Account during the Trustee Float Period, which shall be for the benefit of the Trustee). The Depositor shall deposit in the Distribution Account (except with respect to the Trustee Float Period, in which case the Trustee shall deposit) the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

            (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (e) The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

            Section 3.13 Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage. (a) Each Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, and (iv) the amount determined by applicable federal or state law, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Each Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Interest Rate and related Servicing Advances. Each Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by any Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that such Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the related Collection Account, subject to withdrawal pursuant to
Section 3.11. If the Mortgagor fails to provide Mortgage Loan hazard insurance coverage after thirty (30) days of Servicer's written notification, the Servicer shall put in place such hazard insurance coverage on the Mortgagor's behalf. Any out-of-pocket expense or advance made by the Servicer on such force placed hazard insurance coverage shall be deemed a Servicing Advance. Any cost incurred by any Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Trustee, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the applicable Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid principal balance of the related Mortgage Loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, either Servicer determines in accordance with applicable law and pursuant to the Federal Emergency Management Agency Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the applicable Servicer shall notify the related Mortgagor to obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the applicable Servicer shall immediately force place the required flood insurance on the Mortgagor's behalf. Any out-of-pocket expense or advance made by the applicable Servicer on such force placed flood insurance coverage shall be deemed a Servicing Advance.

            In the event that any Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:12 or better in Best's (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this
Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case such Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been covered by such policy, deposit to the related Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, each Servicer agrees to prepare and present, on behalf of itself, the Trustee claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            (b) Each Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of such Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Each Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Each Servicer shall provide the Trustee upon request with copies of any such insurance policies and fidelity bond. Each Servicer shall be deemed to have complied with this provision if an Affiliate of the applicable Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to such Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. Each Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

            Section 3.14 Enforcement of Due-on-Sale Clauses; Assumption Agreements. Each Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that no Servicer shall be required to take such action if, in its sole business judgment, a Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If a Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, such Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, such Servicer has the prior consent of the primary mortgage guaranty insurer, if any, and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Each Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note; provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of such Servicer and such substitution is in the best interest of the Certificateholders as determined by the Servicer. In connection with any assumption, modification or substitution, such Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. No Servicer shall take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by a Servicer in respect of an assumption or substitution of liability agreement will be retained by such Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Interest Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. Each Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, a Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which such Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Section 3.15 Realization upon Defaulted Mortgage Loans. Each Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof. Each Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Trustee, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage from an uninsured cause, a Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to the Trustee, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by such Servicer through Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.11. Each Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

            The proceeds of any Liquidation Event or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the applicable Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11 or 3.17; second, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Interest Rate, to the date of the liquidation or REO Disposition, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a Liquidation Event or REO Disposition; third, to reimburse any Servicer for any related unreimbursed P&I Advances, pursuant to Section 3.11; and fourth, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, as interest at the Mortgage Interest Rate (net of the Servicing Fee Rate). The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the applicable Servicer or any Subservicer pursuant to Section 3.11 or 3.17. The portions of the recovery so allocated to interest at the Mortgage Interest Rate (net of the Servicing Fee Rate) and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the applicable Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with Section 3.11 or 3.17, and second, to the Trustee in accordance with the provisions of Section 4.02, subject to the last paragraph of Section 3.17 with respect to certain excess recoveries from an REO Disposition.

            Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event a Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged Property, or if the Trustee otherwise requests, such Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, such Servicer shall promptly provide the Trustee, the Credit Risk Manager and the Depositor with a written report of the environmental inspection.

            After reviewing the environmental inspection report, the Depositor shall determine how the applicable Servicer shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Depositor directs such Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse such Servicer, such Servicer shall be entitled to be reimbursed from amounts in the Collection Account pursuant to Section 3.11. In the event the Depositor directs a Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such Servicer shall be reimbursed from general collections for all Servicing Advances made with respect to the related Mortgaged Property from the Collection Account pursuant to Section 3.11. The Trustee shall not be responsible for any direction given by the Depositor to the Servicer pursuant to this paragraph.

            Section 3.16 Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan, or the receipt by a Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, such Servicer will, within five (5) Business Days of the payment in full, notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the related Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File by completing a Request for Release. Upon receipt of such certification and Request for Release, the Trustee shall promptly release the related Custodial File to such Servicer within three (3) Business Days. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Collection Account.

            (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Insurance Policy relating to the Mortgage Loans, the Trustee shall, upon request of such Servicer and delivery to the Trustee, of a Request for Release, release the related Custodial File to such Servicer, and the Trustee shall, at the direction of such Servicer, execute such documents provided to it as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain the Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the applicable Servicer to return each and every document previously requested from the Custodial File to the Trustee when the need therefor by such Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the related Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and such Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the applicable Servicer or its designee. Upon receipt of a Request for Release under this Section 3.16, the Trustee shall deliver the related Custodial File to the requesting Servicer by regular mail, unless such Servicer requests that the Trustee deliver such Custodial File to such Servicer by overnight courier (in which case such delivery shall be at the Servicer's expense); provided, however, that in the event such Servicer has not previously received copies of the relevant Mortgage Loan Documents necessary to service the related Mortgage Loan in accordance with Accepted Servicing Practices, the applicable Responsible Party shall reimburse such Servicer for any overnight courier charges incurred for the requested Custodial Files.

            Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to any Servicer copies of any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to such Servicer a power of attorney sufficient to authorize such Servicer to execute such documents on its behalf. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            Section 3.17 Title, Conservation and Disposition of REO Property.
(a) This Section shall apply only to REO Properties acquired for the account of the Trustee and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the applicable Servicer shall cause the deed or certificate of sale to be issued in the name of the Trustee, on behalf of the Certificateholders, or the Trustee's nominee.

            (b) Each Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. Each Servicer, either itself or through an agent selected by such Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as such Servicer deems to be in the best interest of the Trustee.

            (c) Option One shall use commercially reasonable efforts, and Chase shall use Accepted Servicing Practices, to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless such Servicer determines, and gives an appropriate notice to the Trustee to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, such Servicer shall report monthly to the Credit Risk Manager as to the progress being made in selling such REO Property. The Trustee has no obligation with respect to REO Dispositions.

            (d) Each Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the related Collection Account.

            (e) Each Servicer shall deposit net of reimbursement to the Servicer for any related outstanding Servicing Advances and unpaid Servicing Fees provided in Section 3.11, or cause to be deposited, on a daily basis in the Collection Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

            (f) Each Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

            (g) Any net proceeds from an REO Disposition which are in excess of the unpaid principal balance of the related Mortgage Loan plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition shall be retained by the applicable Servicer as additional servicing compensation.

            (h) Option One shall use its commercially reasonable efforts, and Chase shall use Accepted Servicing Practices, to sell, or cause the Subservicer to sell, any REO Property as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by the REMIC unless (i) such Servicer applies for an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) such Servicer obtains for the Trustee an Opinion of Counsel, addressed to the Depositor, the Trustee and such Servicer, to the effect that the holding by the Lower Tier REMIC of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause either Trust REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. Each Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the Lower Tier REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, each Servicer shall either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as such Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

            Section 3.18 Notification of Adjustments. With respect to each Mortgage Loan, such Servicer shall adjust the Mortgage Interest Rate on the related Adjustment Date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. Each Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Scheduled Payment adjustments. Each Servicer shall promptly, upon written request therefor, deliver to the Trustee such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by a Servicer or the receipt of notice from the Trustee that a Servicer has failed to adjust a Mortgage Interest Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, such Servicer shall deposit in the related Collection Account from its own funds the amount of any interest loss caused as such interest loss occurs.

            Section 3.19 Access to Certain Documentation and Information Regarding the Mortgage Loans. The applicable Servicer shall provide, or cause the Subservicer to provide, to the Depositor, the Trustee, the OTS or the FDIC and the examiners and supervisory agents thereof access to the documentation regarding the Mortgage Loans in its possession required by applicable regulations of the OTS. With respect to Option One, such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of Option One, the Depositor, the Trustee or any Subservicer. With respect to Chase, such access shall be afforded without charge, but only upon 15 days' (or , if an Event of Default has occurred and is continuing, 2 days') prior written request and during normal business hours at the offices of Option One, the Depositor, the Trustee or any Subservicer. Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

            Section 3.20 Documents, Records and Funds in Possession of the Servicers to Be Held for the Trustee. Each Servicer shall account fully to the Trustee for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, a Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including, but not limited to, any funds on deposit in its Collection Account, shall be held by such Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Accounts, the Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that such Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

            Section 3.21 Servicing Compensation. (a) As compensation for its activities hereunder, each Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to its Collection Account and from Liquidation Proceeds, Insurance Proceeds, and Condemnation Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer). In addition, each Servicer shall be entitled to recover unpaid Servicing Fees out of related late collections and as otherwise permitted in Section 3.11. Except as provided in
Section 6.06, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the applicable Servicer's responsibilities and obligations under this Agreement; provided, however, that each Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02.

            (b) Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Premiums) shall be retained by a Servicer only to the extent such fees or charges are received by such Servicer. Each Servicer shall also be entitled pursuant to Sections 3.09(b)(vi) and 3.11(a)(iv) to withdraw from the related Collection Account, as additional servicing compensation, interest or other income earned on deposits therein.

            (c) Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by such Servicer), and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.11.

            Section 3.22 Annual Statement as to Compliance. Each Servicer will deliver or cause to be delivered to the Depositor, the Rating Agencies and the Trustee on or before March 15th of each calendar year, commencing in 2004, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of such Servicer during the preceding calendar year and of performance under this Agreement or a similar agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, such Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. Promptly after receipt of such Officer's Certificate, the Depositor shall review such Officer's Certificate and, if applicable, consult with the applicable Servicer as to the nature of any defaults by such Servicer in the fulfillment of any of such Servicer's obligations.

            Section 3.23 Annual Independent Public Accountants' Servicing Statement; Financial Statements. Not later than March 15th of each calendar year commencing in 2004, each Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Depositor, the Rating Agencies, the Credit Risk Manager and the Trustee a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of such Servicer which includes an assertion that such Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year of the Servicer (or such other 12-month period as agreed to by the Depositor and the applicable Servicer) and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Subservicers. Promptly after receipt of such report, the Depositor shall review such report and, if applicable, consult with the applicable Servicer as to the nature of any defaults by such Servicer in the fulfillment of any of such Servicer's obligations.

            Section 3.24 Trustee to Act as Servicer. (a) In the event that either Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall, subject to the rights of the Depositor to appoint a successor Servicer pursuant to Section 7.02, thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of such predecessor Servicer pursuant to Section 3.10 or any acts or omissions of such predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including but not limited to repurchases or substitutions pursuant to
Section 2.03, (iv) responsible for expenses of such Servicer pursuant to Section
2.03 or (v) deemed to have made any representations and warranties of such Servicer hereunder). Any such assumption shall be subject to Section 7.02.

            (b) Every Subservicing Agreement entered into by a Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed.

            (c) If either Servicer shall for any reason no longer be a Servicer (including by reason of any Event of Default), the Trustee (or any other successor Servicer) may, at its option, succeed to any rights and obligations of such Servicer under any Subservicing Agreement in accordance with the terms thereof; provided, that the Trustee (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of such Servicer thereunder; and such Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

            (d) The applicable Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the assuming party.

            Section 3.25 Compensating Interest. Each Servicer shall remit to the Trustee on each Remittance Date an amount from its own funds equal to Compensating Interest payable by such Servicer for such Remittance Date.

            Section 3.26 Credit Reporting; Gramm-Leach-Bliley Act. (a) With respect to each Mortgage Loan, each Servicer shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on the related Mortgagor credit files to Equifax, Experian, and TransUnion Credit Information Company (three of the credit repositories), on a monthly basis.

            (b) Each Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans and the related borrowers and shall provide all required notices thereunder.

            Section 3.27 Excess Reserve Fund Account; Distribution Account. (a) The Trustee shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class X Certificateholders, to receive any Basis Risk Payment and any Interest Rate Cap Payments and to pay to the LIBOR Certificateholders any Basis Risk Carry Forward Amounts. On each Distribution Date, the Trustee shall deposit the amount of any Interest Rate Cap Payments for such date into the Excess Reserve Fund Account.

            On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class of LIBOR Certificates, the Trustee shall (1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii)(G), the lesser of the Class X Distributable Amount (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)-(F)) and the aggregate Basis Risk Carry Forward Amount and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Certificates the applicable Basis Risk Carry Forward Amounts. Such payments shall be allocated to those Classes based upon the amount of Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Sections 4.02(a)(iii)(H)-(I). In the event that the Certificate Balance of any Class of Certificates is permanently reduced because of Applied Realized Loss Amounts, the applicable Certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on such Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution.

            The Trustee shall account for the Excess Reserve Fund Account as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not as an asset of either Trust REMIC created pursuant to this Agreement. The beneficial owners of the Excess Reserve Fund Account are the Class X Certificateholders. For all federal income tax purposes, amounts transferred by the Upper Tier REMIC to the Excess Reserve Fund Account shall be treated as first distributed by the Trustee to the Class X Certificateholders in respect of the Class X Interest, and then contributed by the Class X Certificateholders to the Excess Reserve Fund Account.

            Any Basis Risk Carry Forward Amounts paid by the Trustee to the LIBOR Certificateholders shall be accounted for by the Trustee as amounts paid first to the Holders of the Class X Certificates and then to the respective Class or Classes of LIBOR Certificates. In addition, the Trustee shall account for the rights of Holders of each Class of LIBOR Certificates to receive payments of Basis Risk Carry Forward Amounts as rights in a separate limited recourse interest rate cap contract written by the Class X Certificateholders in favor of Holders of each such Class.

            Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this Section 3.27(a).

            (b) The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Trustee shall, promptly upon receipt on the Business Day received, deposit in the Distribution Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11;

            (ii) any amount deposited by the Servicer pursuant to Section 3.12(b) in connection with any losses on Permitted Investments; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

            In the event that either Servicer shall remit any amount not required to be remitted, such Servicer may at any time direct the Trustee in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02.

            Section 3.28 Optional Purchase of Delinquent Mortgage Loans. The Depositor, in its sole discretion, shall have the option, but shall not be obligated, to purchase any 90+ Delinquent Mortgage Loans from the Trust Fund. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the applicable Servicer. Upon receipt of such purchase price, the applicable Servicer shall provide to the Trustee a Request for Release and the Trustee shall promptly release to the Depositor, the Mortgage File relating to the Mortgage Loan being repurchased.

            Section 3.29 PMI Policy; Claims Under Each PMI Policy. Notwithstanding anything to the contrary elsewhere in this Agreement, neither Servicer shall agree to any modification or assumption of a PMI Mortgage Loan or take any other action with respect to a PMI Mortgage Loan that could result in a limitation, qualification or denial of coverage under the related PMI Policy with respect to any PMI Mortgage Loan. Chase shall not agree to any modification of a PMI Mortgage Loan without Radian's prior written consent. Chase covenants and agrees to exercise its best reasonable efforts to maintain and keep the applicable PMI Policy in full force and effect throughout the term of this Agreement. In the performance of its duties hereunder, Chase shall comply with the terms of the applicable PMI Policy. Each Servicer shall notify the applicable PMI Insurer that the Trustee, on behalf of the Certificateholders, is the "Insured", as that term is defined in the PMI Policy, of each PMI Mortgage Loan. Each Servicer shall, on behalf of the Trustee, prepare and file on a timely basis with the applicable PMI Insurer, with a copy to the Trustee and the Credit Risk Manager, all claims which may be made under the related PMI Policy with respect to the related PMI Mortgage Loans. Consistent with all rights and obligations hereunder, each Servicer shall take all actions required under the related PMI Policy as a condition to the payment of any such claim. Any amount received from the applicable PMI Insurer with respect to any such PMI Mortgage Loan shall be deposited by the applicable Servicer, no later than two Business Days following receipt thereof, into the related Collection Account. On each Distribution Date, prior to distributions being made on the Certificates in accordance with the priorities set forth in Section 4.02, Chase shall withdraw from the Collection Account and remit to Radian (i) on or prior to 12:00 PM
(EST), the applicable PMI Insurer Fee due on such Distribution Date and (ii) promptly when due, any other amount owed to Radian under the applicable PMI Policy or this Agreement.

            With respect to any PMI Mortgage Loan insured by MGIC, Option One on behalf of the Trustee shall terminate the MGIC PMI Policy upon the earlier to occur of (i) the date upon which the LTV of such PMI Mortgage Loan is less than or equal to 55.00% or (ii) the date upon which termination is permitted pursuant to the terms of the MGIC PMI Policy. With respect to any PMI Mortgage Loan insured by Radian, coverage with respect thereto shall be terminated in accordance with the Radian PMI Policy on the first date upon which termination is permitted pursuant to the terms of the Radian PMI Policy.

            Section 3.30 Transfer of Servicing for the Accredited Mortgage Loans. Prior to the Accredited Servicing Transfer Date, Accredited shall have complied with each of the servicing transfer requirements in accordance with customary industry procedures.

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICERS

            Section 4.01 Advances. (a) The amount of P&I Advances to be made by each Servicer for any Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee), due during the Due Period immediately preceding such Remittance Date in respect of the Mortgage Loans, which Scheduled Payments were not received as of the close of business on the related Determination Date, plus (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Scheduled Payments (with REO Imputed Interest) that would have been due on the related Due Date in respect of the related Mortgage Loan, over the net income from such REO Property transferred to the related Collection Account for distribution on such Remittance Date.

            (b) On the Remittance Date, each Servicer shall remit in immediately available funds to the Trustee an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Remittance Date either (i) from its own funds or (ii) from the related Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of the related Collection Account that Amounts Held for Future Distribution have been, as permitted by this Section 4.01, used by such Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of
(i) and (ii) aggregating the total amount of P&I Advances to be made by such Servicer with respect to the Mortgage Loans and REO Properties. Any Amounts Held for Future Distribution and so used shall be appropriately reflected in such Servicer's records and replaced by such Servicer by deposit in the related Collection Account on or before any future Remittance Date to the extent required.

            (c) The obligation of each Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section.

            (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by either Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. The determination by either Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of such Servicer delivered to the Trustee.

            (e) Except as otherwise provided herein, the applicable Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

            Section 4.02 Priorities of Distribution. (a) On each Distribution Date, the Trustee shall make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining:

            (i) to the holders of each Class of LIBOR Certificates in the following order of priority:

                  (A) to the Class A Certificates, the related Accrued
            Certificate Interest Distribution Amount and any Unpaid Interest Amounts for such Distribution Date, allocated in accordance with clauses (iv), (v) and (vi) of this Section 4.02(a);

                  (B) to the Class M-1 Certificates, the Accrued Certificate
            Interest Distribution Amount for such Class on such Distribution
            Date;

                  (C) to the Class M-2 Certificates, the Accrued Certificate
            Interest Distribution Amount for such Class on such Distribution
            Date;

                  (D) to the Class M-3 Certificates, the Accrued Certificate
            Interest Distribution Amount for such Class on such Distribution
            Date;

                  (E) to the Class M-4 Certificates, the Accrued Certificate
            Interest Distribution Amount for such Class on such Distribution
            Date;

                  (F) to the Class B-1 Certificates, the Accrued Certificate
            Interest Distribution Amount for such Class on such Distribution Date; and

                  (G) to the Class B-2 Certificates, the Accrued Certificate
            Interest Distribution Amount for such Class on such Distribution
            Date;

            (ii) (A) on each Distribution Date (a) before the Stepdown Date or
(b) with respect to which a Trigger Event is in effect, to the holders of the related Class or Classes of LIBOR Certificates then entitled to distributions of principal as set forth below, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount in the following order of priority:

                  (a) to the Class A Certificates, allocated as described in
            Section 4.02(c), until the respective Class Certificate Balances thereof are reduced to zero;

                  (b) sequentially to the Class M-1, Class M-2, Class M-3, Class
            M-4, Class B-1 and Class B-2 Certificates, in that order, until the respective Class Certificate Balances are reduced to zero;

            (B) on each Distribution Date (a) on and after the Stepdown Date and
(b) as long as a Trigger Event is not in effect, to the holders of the related Class or Classes of LIBOR Certificates then entitled to distribution of principal, from amounts remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to, the Principal Distribution Amount in the following amounts and order of priority:

                  (a) the lesser of (x) the Principal Distribution Amount and
            (y) the Class A Principal Distribution Amount to the Class A Certificates, allocated as described in Section 4.02(c), until the respective Class Certificate Balances thereof are reduced to zero;

                  (b) the lesser of (x) the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount to the Class M-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

                  (c) the lesser of (x) the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above and (y) the Class M-2 Principal Distribution Amount to the Class M-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

                  (d) the lesser of (x) the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above and to the Class M-2 Certificates in clause (ii)(B)(c) above, and (y) the Class M-3 Principal Distribution Amount to the Class M-3 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

                  (e) the lesser of (x) the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above and to the Class M-3 Certificates in clause (ii)(B)(d) above, and (y) the Class M-4 Principal Distribution Amount to the Class M-4 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

                  (f) the lesser of (x) the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above and to the Class M-4 Certificates in clause (ii)(B)(e) above, and (y) the Class B-1 Principal Distribution Amount to the Class B-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero; and

                  (g) the lesser of (x) the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above and to the Class B-1 Certificates in clause (ii)(B)(f) above and (y) the Class B-2 Principal Distribution Amount to the Class B-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero.

            (iii) any amount remaining after the distributions in clauses (i) and (ii) above shall be distributed in the following order of priority:

                  (A) to the holders of the Class M-1 Certificates, any Unpaid
            Interest Amounts for such Class;

                  (B) to the holders of the Class M-2 Certificates, any Unpaid
            Interest Amounts for such Class;

                  (C) to the holders of the Class M-3 Certificates, any Unpaid
            Interest Amounts for such Class;

                  (D) to the holders of the Class M-4 Certificates, any Unpaid
            Interest Amounts for such Class;

                  (E) to the holders of the Class B-1 Certificates, any Unpaid
            Interest Amounts for such Class;

                  (F) to the holders of the Class B-2 Certificates, any Unpaid
            Interest Amounts for such Class;

                  (G) to the Excess Reserve Fund Account, the amount of any
            Basis Risk Payment for such Distribution Date;

                  (H) from funds on deposit in the Excess Reserve Fund Account
            (not including any Interest Rate Cap Payments included in such account), an amount equal to any Basis Risk Carry Forward Amount with respect to any LIBOR Certificate for such Distribution Date to the LIBOR Certificates in the same order and priority in which Accrued Certificate Interest Distribution Amount is allocated among those Classes of Certificates with the allocation to the Class A-1, Class A-2 and Class A-3 Certificates being pro rata based on their respective Basis Risk Carry Forward Amounts;

                  (I) (1) from any Group I Interest Rate Cap Payments on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, on a pro rata basis, based on their respective remaining Basis Risk Carry Forward Amounts, to the Class A-1A and Class A-1B Certificates up to their respective unpaid remaining Basis Risk Carry Forward Amounts, and (2) from any Group III Interest Rate Cap Payments on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, on a pro rata basis, based on their respective remaining Basis Risk Carry Forward Amounts, to the Class A-3A, Class A-3B and Class A-3C Certificates up to their respective unpaid remaining Basis Risk Carry Forward Amounts, then (C) from any remaining Group I Interest Rate Cap Payments and Group III Interest Rate Cap Payments (1) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates, in each case, up to their respective unpaid remaining Basis Risk Carry Forward Amounts, and then (2) to the extent remaining, to the Class X Certificates;

                  (J) to the holders of the Class X Certificates, the remainder of the Class X Distributable Amount and any remaining Group I and Group III Interest Rate Cap Payments not distributed pursuant to Sections 4.02(a)(iii)(A)-(I); and

                  (K) to the holders of the Class R Certificates, any remaining amount.

            (iv) Solely for purposes of interest allocation calculations, the portion of the interest component of Available Funds attributable to Group I Mortgage Loans will be allocated:

                  (a) first, pro rata (based on the accrued and unpaid interest distributable pursuant to Section 4.02(a)(i)(A) to the Class A-1A and A-1B Certificates), to the Class A-1A and Class A-1B Certificates, the Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amounts for each such Class; and

                  (b) second, pro rata, to the Class A-2 and the Class A-3
            Certificates (based on the accrued and unpaid interest distributable pursuant to Section 4.02(a)(i)(A) to the Class A-3A, Class A-3B and Class A-3C Certificates), the Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amounts for each such Class, to the extent not otherwise previously paid from the interest component of Available Funds attributable to the Group II and Group III Mortgage Loans.

            (v) Solely for purposes of interest allocation calculations, the portion of the interest component of Available Funds attributable to Group II Mortgage Loans will be allocated:

                  (a) first, to the Class A-2 Certificates, the Accrued
            Certificate Interest Distribution Amount and any Unpaid Interest Amounts for the Class A-2 Certificates;

                  (b) second, pro rata, to the Class A-1 Certificates (based on the accrued and unpaid interest distributable pursuant to Section 4.02(a)(i)(A) to the Class A-1A and Class A-1B Certificates) and the Class A-3 Certificates (based on the accrued and unpaid interest distributable pursuant to Section 4.02(a)(i)(A) to the Class A-3A, Class A-3B and Class A-3C Certificates), the Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amounts for each such Class, to the extent not otherwise previously paid from the interest component of Available Funds attributable to the Group I and Group III Mortgage Loans; and

            (vi) Solely for purposes of interest allocation calculations, the portion of the interest component of Available Funds attributable to Group III Mortgage Loans will be allocated:

                  (a) first, pro rata (based on the accrued and unpaid interest distributable pursuant to Section 4.02(a)(i)(A) to the Class A-3A, Class A-3B and Class A-3C Certificates) to the Class A-3A, Class A-3B and Class A-3C Certificates, the Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amounts for each such Class; and

                  (b) second, pro rata, to the Class A-1 Certificates (based on the accrued and unpaid interest distributable pursuant to Section 4.02(a)(i)(A) to the Class A-1A and Class A-1B Certificates) and the Class A-2 Certificates, the Accrued Certificate Interest Distribution Amount and any Unpaid Interest Amounts for each such Class, to the extent not otherwise previously paid from the interest component of Available Funds attributable to the Group I and Group II Mortgage Loans.

            If on any Distribution Date, as a result of the foregoing allocation rules, any Class of Class A Certificates does not receive the related Accrued Certificate Interest Distribution Amount or the related Unpaid Interest Amounts, if any, then that unpaid amount will be recoverable by the holders of those Classes, with interest thereon, on future Distribution Dates, as Unpaid Interest Amounts, subject to the priorities described above. In the event the Class Certificate Balance of any Class of Certificates has been reduced to zero, that Class of Certificates shall no longer be entitled to receive any related unpaid Basis Risk Carry Forward Amounts.

            (b) On each Distribution Date, all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period shall be distributed to the holders of the Class P Certificates.

            (c) All principal distributions to the Class A Certificates on any Distribution Date shall be allocated among the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates based on the Class A Principal Allocation Percentage for the Class A-1 Certificates, the Class A-2 Certificates or the Class A-3 Certificates, as applicable; provided, however, that if the Class Certificate Balance of the Class A Certificates in any Class A Certificate Group is reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on such Distribution Date, and the amount of principal distributions distributable on all subsequent Distribution Dates, will be distributed pro rata to the holders of the Class A Certificates of the other Class A Certificate Groups remaining outstanding, in accordance with the principal distribution allocations set forth in this Section 4.02(c), until their respective Class Certificate Balances have been reduced to zero. Any payments of principal to the Class A-1 Certificates shall be made first from Available Funds relating to the Group I Mortgage Loans. Any payments of principal to the Class A-2 Certificates shall be made first from Available Funds relating to the Group II Mortgage Loans. Any payments of principal to the Class A-3 Certificates shall be made first from Available Funds relating to the Group III Mortgage Loans. Any principal distributions allocated to the Class A-1A and Class A-1B Certificates are required to be distributed pro rata to the Class A-1A and Class A-1B Certificates, based upon their respective Class Certificate Balances, until their Class Certificate Balances have been reduced to zero. Any principal distributions allocated to the Class A-3 Certificates shall be allocated pro rata to the Class A-3A Certificates, based upon their Class Certificate Balance, until their Class Certificate Balance has been reduced to zero, and the Class of Group III Class A Sequential Certificates then entitled to distributions of principal, based upon the aggregate Class Certificate Balances of the Group III Class A Sequential Certificates. Principal distributions allocated to the Group III Class A Sequential Certificates shall be distributed sequentially to the Class A-3B Certificates, until their Class Certificate Balance has been reduced to zero, and then to the Class A-3C Certificates, until their Class Certificate Balance has been reduced to zero. However, from and after the Distribution Date on which the aggregate Class Certificate Balances of the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata to the Class A Certificates, based on their respective Class Certificate Balances.

            (d) On any Distribution Date, any Relief Act Interest Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date will be allocated pro rata, as a reduction of the Accrued Certificate Interest for the Class A, Class M and Class B Certificates, based on the amount of interest to which such Classes would otherwise be entitled on such Distribution Date.

            (e) On each Distribution Date, prior to making the disbursements and transfers specified in Sections 4.02(a) through 4.02(d), the Trustee shall disburse the Credit Risk Manager Fee for such Distribution Date to the Credit Risk Manager from amounts then on deposit in the Distribution Account (other than Prepayment Premiums).

            Section 4.03 Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Trustee shall make available to each Certificateholder, each Servicer, the Credit Risk Manager, the Depositor and each Rating Agency a statement setting forth with respect to the related distribution:

            (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

            (ii) the amount thereof allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

            (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

            (v) the Pool Stated Principal Balance for the following Distribution Date; (vi) the amount of the Servicing Fees paid to or retained by the Servicer or Subservicer (with respect to the Subservicers, in the aggregate) with respect to such Distribution Date;

            (vii) the amount of the PMI Insurer's Fee paid to each PMI Insurer;

            (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (ix) the amount of P&I Advances included in the distribution on such Distribution Date and the aggregate amount of P&I Advances reported by the Servicer as outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

            (x) the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

            (xi) For each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

            (xii) with respect to all Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xiii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xiv) whether a Trigger Event has occurred and is continuing (including the calculation of thereof and the aggregate outstanding balance of all 60+ Day Delinquent Mortgage Loans);

            (xv) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

            (xvi) the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

            (xvii) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Applied Realized Loss Amounts and Unpaid Interest Amounts;

            (xviii) the Overcollateralized Amount and Specified
      Overcollateralized Amount;

            (xix) Prepayment Premiums collected by each Servicer;

            (xx) the Interest Rate Cap Payment, if any, for such Distribution Date;

            (xxi) the amount of Credit Risk Manager Fees due to the Credit Risk Manager with respect to such Distribution Date; and

            (xxii) the amount distributed on the Class X Certificates.

            (b) The Trustee's responsibility for providing the above statement to the Certificateholders, each Rating Agency, each Servicer, each Responsible Party, the Credit Risk Manager and the Depositor is limited to the availability, timeliness and accuracy of the information derived from the applicable Servicer. The Trustee will provide the above statement via the Trustee's internet website. The Trustee's website will initially be located at https:\\www.ctslink.com and assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the manner in which the above statement is distributed in order to make such distribution more convenient and/or more accessible, and the Trustee shall provide timely and adequate notification to the Certificateholders and the parties hereto regarding any such changes.

            The Trustee shall also be entitled to rely on, but shall not be responsible for the content or accuracy of, any information provided by a Servicer for purposes of preparing the above statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            As a condition to access the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement.

            Upon written request from any Certificateholder, the Trustee shall provide the information provided for in Sections 4.03(d) to such Certificateholder, at the expense of the requesting Certificateholder. The Trustee's responsibility for providing the information provided for in Sections 4.03(d) to the Certificateholders is limited to the availability and timeliness of the information provided by the Servicer. The Trustee shall provide the information provided for in Sections 4.03(d) in the same format as received from the applicable Servicer upon request by the Certificateholders. The Trustee shall have no duty or obligation to monitor, review or take any action regarding such information received pursuant to Section 4.03(d) other than forwarding copies to Certificateholders. The Trustee shall have no liability for the accuracy, completeness or otherwise for such information.

            (c) Upon request, within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this
Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

            (d) Not later than the Reporting Date, each Servicer shall furnish to the Trustee and the Credit Risk Manager a monthly remittance advice statement (in a format mutually agreed upon by such Servicer and the Trustee) containing such information as shall be reasonably requested by the Trustee to provide the reports required by Section 4.03(a) as to the accompanying remittance and the period ending on the close of business on the last Business Day of the immediately preceding month (the "Servicer Remittance Report").

            Each Servicer shall furnish to the Trustee an individual loan accounting report, as of the last Business Day of each month, to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report (in electronic format) shall be received by the Trustee no later than the Reporting Date, which report shall contain the following:

            (i) with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 3.25);

            (ii) with respect to each Scheduled Payment, the amount of such remittance allocable to interest;

            (iii) the amount of servicing compensation received by such Servicer during the prior distribution period;

            (iv) the individual and aggregate Stated Principal Balance of the Mortgage Loans;

            (v) the aggregate of any expenses reimbursed to such Servicer during the prior distribution period pursuant to Section 3.11;

            (vi) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 31 to 60 days, (2) 61 to 90 days, or (3) 91 days or more;

            (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired;

            (vii) each Mortgage Loan which has been altered, modified or varied during such month, and the reason for such modification (i.e., extension of maturity date, Mortgage Interest Rate);

            (viii) with respect to each Mortgage Loan, the amount of any Realized Losses for such Mortgage Loan; and

            (ix) any other information reasonably required by the Trustee to enable it to prepare the monthly statement referred to in Section 4.03(a).

            Section 4.04 Certain Matters Relating to the Determination of LIBOR. Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Trustee initially shall designate the Reference Banks (after consultation with the Depositor). Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

            The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Trustee shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

            Section 4.05 Allocation of Applied Realized Loss Amounts. Any Applied Realized Loss Amounts will be allocated to the most junior Class of Subordinate Certificates then outstanding in reduction of the Class Certificate Balance thereof. If there is no Class of Subordinate Certificates then outstanding, Applied Realized Loss Amounts attributable to the Group I Mortgage Loans will be allocated to the Class A-1B Certificates. In the event Applied Realized Loss Amounts are allocated to any Class of Certificates, their Class Principal Balances shall be permanently reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts (including without limitation Basis Risk Carry Forward Amounts) or with respect to interest on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution.

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

            The Depositor hereby directs the Trustee to register the Class X Certificates and the Class P Certificates in the name of the Depositor or its designee. On a date as to which the Depositor notifies the Trustee, the Depositor hereby directs the Trustee to transfer the Class X Certificates and the Class P Certificates as follows: "Wells Fargo Bank Minnesota, National Association, as Indenture Trustee on behalf of the Noteholders of the GSAMP NIM Trust 2003-HE2-N," and to deliver such Class X Certificates and Class P Certificates to Wells Fargo Bank Minnesota, National Association, as indenture trustee.

            Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor as directed by that Certificateholder by written wire instructions provided to the Trustee or (y), in the event that no wire instructions are provided to the Trustee, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

            The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

            Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections
(b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

            At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing. In the event, the Depositor or an Affiliate transfers the Class X Certificates, or a portion thereof, to another Affiliate, it shall notify the Trustee in writing of the affiliated status of the transferee. The Trustee shall have no liability regarding the lack of notice with respect thereto.

            No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

            All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

            (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except with respect to the initial transfer of the Class X and Class P Certificates to the NIM Trust, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the "Transferor Certificate") and either (i) there shall be delivered to the Trustee a letter in substantially the form of Exhibit I (the "Rule 144A Letter") or (ii) in the case of the Class X Certificates, there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and each Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor and each Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Except with respect to the transfer of the Class X and Class P Certificates to the NIM Trust on the Closing Date, no transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, (ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate or a Class P Certificate that has been the subject of an ERISA-Qualifying Underwriting and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate or Class P Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee and each Servicer, which Opinion of Counsel shall not be an expense of the Trustee, either Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or similar violation of Similar Law and will not subject the Trustee or either Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. In the event that such representation is violated, or any attempt to transfer to a plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, without such Opinion of Counsel, such attempted transfer or acquisition shall be void and of no effect.

            Neither the Class R Certificate nor the Class P Certificate may be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to Section 4975 of the Code, or any plan subject to any Similar Law or any person investing on behalf of or with plan assets of such plan.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee;

            (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee;

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this
      Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate; and

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, either Responsible Party or either Servicer, to the effect that the elimination of such restrictions will not cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

            (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

            (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, or (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicers, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

            (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Servicers and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04 Persons Deemed Owners. The Servicers, the Trustee, the Depositor and any agent of a Servicer, the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicers, the Trustee, the Depositor or any agent of a Servicer, the Depositor or the Trustee shall be affected by any notice to the contrary.

            Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or a Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, such Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 5.06 Maintenance of Office or Agency. The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in Minneapolis, Minnesota where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICERS

            Section 6.01 Respective Liabilities of the Depositor and the Servicers. The Depositor and each of the Servicers shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

            Section 6.02 Merger or Consolidation of the Depositor or a Servicer. The Depositor and each of the Servicers will each keep in full effect its existence, rights and franchises as a corporation or federally chartered savings bank, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or a Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or a Servicer shall be a party, or any person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or such Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to such Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac, and provided, further, that such merger, consolidation or succession does not adversely affect the then current rating or ratings on the LIBOR Certificates.

            Section 6.03 Limitation on Liability of the Depositor, the Servicers and Others. Neither the Depositor, the Servicers nor any of their respective directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicers or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicers or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, each Servicer and any director, officer, employee or agent of the Depositor and each Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, each Servicer and any director, officer, employee or agent of the Depositor and each Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor either Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor and each Servicer may in its discretion undertake any such action (or direct the Trustee to undertake such actions pursuant to Section 2.03 for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, and the applicable Servicer shall be entitled to be reimbursed therefor out of the related Collection Account.

            Section 6.04 Limitation on Resignation of a Servicer. Neither Servicer shall assign this Agreement or resign from the obligations and duties hereby imposed on it except (i) by mutual consent of such Servicer, the Depositor and the Trustee or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer. Any such determination permitting the resignation of a Servicer under clause (ii) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Depositor and the Trustee. No such resignation shall become effective until a successor shall have assumed such Servicer's responsibilities and obligations hereunder.

            Section 6.05 Additional Indemnification by the Servicers; Third Party Claims. Each Servicer shall indemnify the related Responsible Party, the Depositor and the Trustee and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any breach by such Servicer of (i) any of its representations and warranties referred to in Section 2.03(a), (ii) any error in any tax or information return prepared by such Servicer, or (iii) the failure of such Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The applicable Servicer immediately shall notify the Depositor and the Trustee if such claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Depositor and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or either Responsible Party, the Depositor or the Trustee in respect of such claim.

            Section 6.06 Servicing Rights Pledge. Notwithstanding Sections 6.04,
7.02 and 10.07, the Servicer shall have the right, subject to the succeeding sentence, to pledge and assign all of the Servicer's right, title and interest in, to and under this Agreement to one or more lenders by the Servicer, in order to finance the Servicer's Servicing Rights hereunder. If, as a result of a default by the Servicer under any such financing arrangement, the lenders acquire such Servicing Rights and appoint a successor Servicer under this Agreement, any such successor Servicer must meet all requirements for successor Servicers under Section 7.02. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor Servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor Servicer.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default. "Event of Default," wherever used herein, means any one of the following events:

            (a) any failure by a Servicer to remit to the Trustee any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor, or by the Trustee, or to the Servicers, the Depositor and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights; or

            (b) the failure on the part of a Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer set forth in this Agreement, including, without limitation, such Servicer's failure to comply with the provisions set forth in Section 3.29 hereof, which continues unremedied for a period of thirty days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor or by the Trustee, or to the Servicers, the Depositor and the Trustee by Certificateholders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; provided, however, that in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by such Servicer, the cure period may be extended for an additional 30 days upon delivery by such Servicer to the Trustee of a certificate to the effect that such Servicer believes in good faith that the failure or breach can be cured within such additional time period and such Servicer is diligently pursuing remedial action; or

            (c) the failure by a Servicer in any month to deliver the Servicer Remittance Report to the Trustee, and such failure continues uncured for more than 30 days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor, or by the Trustee, or to the Servicers, the Depositor and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights; or

            (d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

            (e) a Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

            (f) a Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (g) any failure of a Servicer to make any P&I Advance on any Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied for one Business Day immediately following the Remittance Date; or

            (h) with respect to Option One only, if a Delinquency Trigger occurs; or

            (i) a breach of any representation and warranty of a Servicer referred to in Section 2.03(a), which materially and adversely affects the interests of the Certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to such Servicer by the Trustee or by the Depositor, or to the Servicers, the Trustee and the Depositor by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

            (j) (1) with respect to Chase only, any reduction, withdrawal or qualification of the servicing credit of Chase by any Rating Agency which results in the inability of Chase to act as a primary or special servicer for or any mortgage-backed or asset-backed transaction rated or to be rated by any Rating Agency, or (2) with respect to Option One only, Fitch reduces its servicer rating of Option One to "RSS4" or "RPS4" or lower, Moody's reduces its servicer rating of Option One to "SQ4" or lower, or Standard & Poor's reduces its servicer rating of Option One to "below average" or lower; or

            (k) Option One fails to maintain a tangible net worth (as determined in accordance with generally accepted accounting principles) equal to or in excess of $25,000,000.

            If an Event of Default described in clauses (a) through (k) of this
Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of Certificateholders entitled to a majority of the Voting Rights the Trustee shall, by notice in writing to the applicable Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that the Trustee shall not be required to give written notice to such Servicer of the occurrence of an Event of Default described in clauses (b) through (h) and (j) and (k) of this Section 7.01 unless and until a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an Event of Default. In the event that a Responsible Officer of the Trustee has actual knowledge of the occurrence of an event of default described in clause (a) of this Section 7.01, the Trustee shall give written notice to the applicable Servicer of the occurrence of such an event within one Business Day of the first day on which such Responsible Officer obtains actual knowledge of such occurrence; provided that failure to give such notice shall not constitute a waiver of such Event of Default. On and after the receipt by such Servicer of such written notice, all authority and power of such Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of such Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of such Servicer to pay amounts owed pursuant to Article VIII. Such Servicer agrees to cooperate with the Trustee in effecting the termination of such Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the related Collection Account of such predecessor Servicer, or thereafter be received with respect to the Mortgage Loans.

            Notwithstanding any termination of the activities of a Servicer hereunder, the Servicer shall be entitled to receive from the Trust Fund, prior to transfer of its servicing obligations hereunder, payment of all accrued and unpaid portion of the Servicing Fees to which the Servicer would have been entitled and reimbursement for all outstanding P&I Advances and Servicing Advances, including Servicing Advances incurred prior to but not invoiced until after the date of termination, in accordance with the terms of this Agreement. In addition, the Servicer shall continue to be entitled to the benefits of
Section 6.03, notwithstanding any termination hereunder, with respect to events occurring prior to such termination.

            Section 7.02 Trustee to Act; Appointment of Successor. On and after the time a Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to and to the extent provided in Section 3.06, and subject to the rights of the Depositor to appoint a successor Servicer pursuant to this Section 7.02, be the successor to such Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall immediately assume all of the obligations of such Servicer to make P&I Advances and Servicing Advances and shall assume and be subject to all the other responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof and applicable law as soon as practicable but in no event later than 90 days after the receipt by such Servicer of the notice of termination pursuant to Section 7.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that such Servicer would have been entitled to charge to its Collection Account if such Servicer had continued to act hereunder including, if such Servicer was receiving the Servicing Fee, the Servicing Fee and the income on investments or gain related to its Collection Account (in addition to income on investments or gain related to the Distribution Account for the benefit of the Trustee). Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with this Section 7.02, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making P&I Advances and Servicing Advances pursuant to Section 4.01 or if it is otherwise unable to so act, or, at the written request of Certificateholders entitled to a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to such Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer hereunder. Any successor to such Servicer shall be an institution which is a Fannie Mae- and Freddie Mac-approved seller/servicer in good standing, which has a net worth of at least $30,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Servicer (other than liabilities of the Servicer under Section 6.03 incurred prior to termination of such Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to a Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.05, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it, the Depositor and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee Rate and amounts paid to such Servicer from investments. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of a Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

            In the event that a Servicer is terminated pursuant to Section 7.01, such terminated Servicer shall provide notices to the Mortgagors, transfer the Servicing Files to a successor Servicer and pay all of its own out-of-pocket costs and expenses related to such obligations. In addition, all Servicing Transfer Costs incurred by parties other than the terminated Servicer shall be paid by the terminated Servicer promptly upon presentation of reasonable documentation of such costs and if such predecessor Servicer defaults in its obligations to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee, as the case may be, shall be entitled to reimbursement therefor from the Trust
Fund). If the Trustee is the predecessor Servicer (except in the case where the Trustee in its role as successor Servicer is being terminated pursuant to
Section 7.01 by reason of an Event of Default caused solely by the Trustee as the successor Servicer and not by the predecessor Servicer's actions or omissions), such costs shall be paid by the prior terminated Servicer promptly upon presentation of reasonable documentation of such costs.

            Any successor to a Servicer as servicer shall give notice to the Mortgagors of such change of Servicer, in accordance with applicable federal and state law, and shall, during the term of its service as Servicer, maintain in force the policy or policies that each Servicer is required to maintain pursuant to Section 3.13.

            Any such successor Servicer shall be required to satisfy the requirements of a successor Servicer under this Section 7.02 and the requirements of the applicable PMI Policy relating to appointment of a successor to a Servicer.

            Section 7.03 Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to a Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

            (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of the Trustee. The Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

            The Trustee is hereby directed to execute and deliver the Credit Risk Management Agreements in its capacity as Trustee. The Trustee shall have no obligations under the Credit Risk Management Agreements.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misfeasance.

            Unless an Event of Default known to the Trustee has occurred and is continuing,

            (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

            Section 8.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

            (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (b) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

            (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

            (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

            (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security and except with respect to the investment of funds in the Distribution Account not made at the direction of the Depositor during the Trustee Float Period);

            (h) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof except as otherwise provided in Section 7.01; and

            (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

            Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee's execution and countersignature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

            The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

            The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

            Section 8.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

            Section 8.05 Trustee's Fees and Expenses. As compensation for its activities under this Agreement, the Trustee may withdraw from the Distribution Account on each Distribution Date the Trustee Fee for the Distribution Date and, during the Trustee Float Period, any interest or investment income earned on funds deposited in the Distribution Account. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense (including reasonable attorney's fees) incurred in connection with any claim or legal action relating to:

            (a) this Agreement,

            (b) the Certificates, or

            (c) the performance of any of the Trustee's duties under this Agreement,

other than any loss, liability, or expense (i) resulting from any breach of the Servicer's obligations in connection with this Agreement for which the Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05,
(ii) resulting from any breach of a Responsible Party's obligations in connection with this Agreement for which the applicable Responsible Party has performed its obligation to indemnify the Trustee pursuant to Section 2.03(h), or (iii) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of the Trustee's duties under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee's negligence, bad faith, or willful misfeasance, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

            (A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates;

            (B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement; and

            (C) printing and engraving expenses in connection with preparing any Definitive Certificates.

            Except as otherwise provided in this Agreement or a separate letter agreement between the Trustee and the Depositor, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, or paying agent under this Agreement or for any other expenses.

            Section 8.06 Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Servicers and their affiliates; provided, however, that such entity cannot be an affiliate of the Depositor or the Servicers other than the Trustee in its role as successor to a Servicer.

            Section 8.07 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicers and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to each Servicer and one copy to the successor trustee.

            The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to each Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

            Section 8.08 Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicers an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicers and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

            No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

            Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

            Section 8.09 Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the applicable Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the applicable Servicer and the Trustee may consider appropriate. If either Servicer shall not have joined in such appointment within 15 days after the receipt by such Servicer of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (a) To the extent necessary to effectuate the purposes of this
Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of a Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

            (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

            (d) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicers and the Depositor.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.11 Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each Trust REMIC described in the Preliminary Statement and that in such capacity it shall:

            (a) prepare and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC described in the Preliminary Statement containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

            (b) within thirty days of the Closing Date, the Trustee will apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

            (c) make an election that each of the Lower Tier REMIC and the Upper Tier REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

            (d) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

            (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee (a "Non-Permitted Transferee"), or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

            (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

            (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either Trust REMIC created hereunder;

            (h) pay, from the sources specified in the last paragraph of this
Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on either Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

            (i) cause federal, state or local income tax or information returns to be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

            (j) maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

            (k) as and when necessary and appropriate, represent each Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of either Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of either Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

            The Trustee shall treat the rights of the Class P Certificateholders to receive Prepayment Premiums, the rights of the Class X Certificateholders to receive Interest Rate Cap Payments (subject to the obligation to pay Basis Risk Carry Forward Amounts) and the rights of the LIBOR Certificateholders to receive Basis Risk Carry Forward Amounts as the beneficial ownership of interests in a grantor trust and not as an obligations of either Trust REMIC created hereunder, for federal income tax purposes.

            To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Trustee concerning the value, if any, to each Class of Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

            If any tax is imposed on "prohibited transactions" of either Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Lower Tier REMIC as defined in Section 860G(c) of the Code, on any contribution to either Trust REMIC after the Start-up Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, if applicable, any minimum tax imposed on either Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee if such tax arises out of or results from negligence of the Trustee in the performance of any of its obligations under this Agreement, (ii) the applicable Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by such Servicer of any of its obligations under this Agreement, (iii) the applicable Responsible Party if such tax arises out of or results from such Responsible Party's obligation to repurchase a Mortgage Loan pursuant to Section 2.03, or (iv) in all other cases, or if the Trustee, the applicable Servicer or the applicable Responsible Party fails to honor its obligations under the preceding clause (i), (ii), or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

            Section 8.12 Periodic Filings. (a) The Trustee and each Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Exchange Act. The Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Trustee shall sign and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such Forms on behalf of the Depositor, if an officer of the Depositor signs the Certification pursuant to paragraph (b) of this Section 8.12, or otherwise on behalf of the Trust. In the event the Trustee is signing on behalf of the Depositor pursuant to the preceding sentence, the Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the foregoing, the Trustee shall prepare such Form 10-K to be signed by the Depositor and the Depositor shall sign such form unless the Securities and Exchange Commission has indicated that it will accept a Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the Depositor.

            (b) Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. On or prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits each Servicer's annual statement of compliance described under Section 3.22 and the accountant's report described under Section 3.23, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit M (the "Certification"), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization. Notwithstanding the foregoing, if it is determined by the Depositor that the Certification may be executed by multiple persons, the Depositor shall sign the Certification in respect of items 1 through 3 thereof and the applicable Servicer shall cause the senior officer in charge of servicing at such Servicer to sign the Certification in respect of items 4 and 5 thereof, and the Depositor may rely on the Certification signed by such Servicer to the same extent as provided in subsection (c) below.

            (c) In the event the Certification is to be signed by an officer of the Depositor, the Trustee shall sign a certification (in the form attached hereto as Exhibit N) for the benefit of the Depositor and its officers, directors and Affiliates in respect of items 1 through 3 of the Certification (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), and each Servicer shall sign a certification (in the form attached hereto as Exhibit O) for the benefit of the Depositor, the Trustee and their officers, directors and Affiliates in respect of items 4 and 5 of the Certification. Each such certification shall be delivered by March 25th to the Depositor and the Trustee by March 20th of each year (or if not a Business Day, the immediately preceding Business Day). The Certification attached hereto as Exhibit M shall be delivered to the Trustee for filing on or prior to March 30th of each year (or if not a Business Day, the immediately preceding Business Day). In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 8.12(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith, and (ii) each Servicer, severally and not jointly, shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of such Servicer's obligations under this Section 8.12(c) or such Servicer's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then (i) the Trustee agrees in connection with a breach of the Trustee's obligations under this
Section 8.12(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other and (ii) each Servicer agrees that it shall contribute to the amount paid or payable by the Depositor and/or the Trustee as a result of the losses, claims, damages or liabilities of the Depositor and/or the Trustee in such proportion as is appropriate to reflect the relative fault of the Depositor or the Trustee, as the case may be, on the one hand and such Servicer on the other in connection with a breach of the Servicers' obligations under this Section 8.12(c) or such Servicer's negligence, bad faith or willful misconduct in connection therewith.

            (d) Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

            (e) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

            Section 8.13 Tax Classification of the Excess Reserve Fund Account and the Cap Agreements. For federal income tax purposes, the Trustee shall treat the Excess Reserve Fund Account and the Cap Agreements as beneficially owned by the holders of the Class X Certificates and shall treat such portion of the Trust Fund as a grantor trust under subpart E, Part I of subchapter J of the Code. The Trustee shall treat the rights that each Class of LIBOR Certificates has to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account as rights to receive payments under an interest rate cap contract written by the Class X Certificateholders in favor of each such Class and beneficially owned by each such Class through the grantor trust. Accordingly, each Class of LIBOR Certificates will be comprised of two components - an Upper Tier Regular Interest and an interest in an interest rate cap contract, and the Class X Certificates will be comprised of three components
- an Upper-Tier Regular Interest, ownership of the Cap Agreements and ownership of the Excess Reserve Fund Account, subject to an obligation to pay Basis Risk Carry Forward Amounts. The Trustee shall allocate the issue price for a Class of Certificates among the respective components for purposes of determining the issue price of the Upper Tier Regular Interest component based on information received from the Depositor.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicers and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase, on or after the Optional Termination Date, by the Majority Class X Certificateholder or either Servicer, individually, or both Servicers together, of all Mortgage Loans (and REO Properties) at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate and (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Person seeking to purchase such Mortgage Loans, at the expense of such Person, plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rates and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate ("Termination Price") and (b) the later of (i) the maturity or other Liquidation Event (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

            Section 9.02 Final Distribution on the Certificates. If on any Remittance Date, the Servicers determine that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Servicers shall direct the Trustee promptly to send a Notice of Final Distribution to each Certificateholder. If the Majority Class X Certificateholder or either Servicer individually elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, such Servicer shall notify the other Servicer of such election at least 30 days prior to the date of the Notice of Final Distribution and such other Servicer shall have 5 days to elect to purchase the Mortgage Loans it services. If either Servicer or both Servicers so elect to terminate, at least 20 days prior to the date the Notice of Final Distribution is to be mailed to the affected Certificateholders, the Depositor shall notify such Servicer or Servicers and the Trustee of the date the Depositor intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

            A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

            In the event such Notice of Final Distribution is given, each Servicer shall cause all funds in its Collection Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Depositor or its designee the Custodial Files for the Mortgage Loans.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due to the Servicers, the Depositor and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificates), the Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to
Section 4.02, (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

            In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

            Section 9.03 Additional Termination Requirements. In the event the Majority Class X Certificateholder or the applicable Servicer or both Servicers exercise their purchase option with respect to the Mortgage Loans as provided in
Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Depositor, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on either Trust REMIC as defined in Section 860F of the Code, or (ii) cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (a) The Trustee shall sell all of the assets of the Trust Fund to the Depositor, and, within 90 days of such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs; and

            (b) The Trustee shall attach a statement to the final federal income tax return for each of the Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the 90-day liquidation period for each such Trust REMIC was the date on which the Trustee sold the assets of the Trust Fund to the Depositor.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            Section 10.01 Amendment. This Agreement may be amended from time to time by the Depositor, each Responsible Party, each Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein,
(iii) to add to the duties of the Depositor or a Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, each Responsible Party and each Servicer also may at any time and from time to time amend this Agreement, but without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the REMIC Provisions, (ii) avoid or minimize the risk of the imposition of any tax on either Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable,
(i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

            This Agreement may also be amended from time to time by the Depositor, each Servicer, each Responsible Party and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 662/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 662/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

            Each Responsible Party shall be obligated to execute any amendment to this Agreement, unless such amendment would adversely affect in any material respect the rights or obligations of such Responsible Party.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on either Trust REMIC or the Certificateholders or cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

            Notwithstanding the foregoing provisions of this Section 10.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or a Servicer, any Certificate beneficially owned by the Depositor or any of its Affiliates or by a Responsible Party shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 10.01 have been obtained.

            Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            Nothing in this Agreement shall require the Trustee to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that
(i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

            Section 10.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by either Servicer at the expense of the Trust, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 10.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 10.04 Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

            The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

            Section 10.05 Notices. (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            1. Any material change or amendment to this Agreement;

            2. The occurrence of any Event of Default that has not been cured;

            3. The resignation or termination of a Servicer or the Trustee and the appointment of any successor;

            4. The repurchase or substitution of Mortgage Loans pursuant to Sections 2.03, 2.07 or 3.28; and

            5. The final payment to Certificateholders.

            (b) In addition, the Trustee shall promptly make available on its internet website to each Rating Agency copies of the following:

            1. Each report to Certificateholders described in Section 4.03.

            All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor or GS Mortgage Securities Corp. or Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher
M. Gething and Asset Management Group/Senior Asset Manager (and, in the case of the Officer's Certificate delivered pursuant to Section 3.22, to PricewaterhouseCoopers LLP, 222 Lakeview Avenue, Suite 360, West Palm Beach, Florida 33401, Attention: Jonathan Collman), or such other address as may be hereafter furnished to the Trustee and the Servicer by the Depositor in writing;
(b) in the case of Chase, Chase Manhattan Mortgage Corporation, 10790 Rancho Bernardo, San Diego, California 92127, Attention: Cindy Dunks (with a copy to 343 Thornall Street, Edison, New Jersey 08837, Attention: General Counsel), or such other address as may be hereafter furnished to the Depositor and the Trustee by Chase in writing; (c) in the case of Option One to Option One Mortgage Corporation, 6501 Irvine Center Drive, Irvine, California 92618,
Attention: Contracts Department, Mail Stop: DC-LGL or such other address as may be hereafter furnished to the Depositor and Trustee by Option One in writing;
(d) in the case of Accredited to Accredited Home Lenders, Inc, 15030 Avenue of Science, Suite 100, San Diego, California 92128, Attention: Director of Operations or such other address as may be hereafter furnished to the Depositor and Trustee by Accredited in writing; (e) in the case of the Trustee to the Corporate Trust Office and Wells Fargo Bank Minnesota, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Corporate Trust Services- GSAMP 2003-HE2, or such other address as the Trustee may hereafter furnish to the Depositor, Option One or Chase; (f) in the case of Radian, Radian Guaranty Inc., 1601 Market Street, Philadelphia, Pennsylvania 19103, Attention: S. Trezevant Moore, Jr., or such other address as Radian may hereafter furnish to the Depositor, the Trustee or Chase; in the case of the MGIC, Mortgage Guaranty Insurance Corporation, P.O. Box 488, Milwaukee, Wisconsin 53201; (g) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency and (h) in the case of the Credit Risk Manager, The Murrayhill Company, 1700 Lincoln Street, Suite 1600, Denver, Colorado 80203, Attention Kevin J. Kanouff. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

            Section 10.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 10.07 Assignment; Sales; Advance Facilities. (a) Notwithstanding anything to the contrary contained herein, except as provided in
Section 6.02, this Agreement may be assigned by either Servicer with the prior written consent of the Depositor and the Trustee. In addition, for so long as a Servicer is acting as a Servicer hereunder (i) such Servicer is hereby authorized to enter into an advance facility ("Advance Facility") under which
(A) such Servicer sells, assigns or pledges to an Advancing Person such Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances and/or (B) an Advancing Person agrees to fund some or all P&I Advances or Servicing Advances required to be made by such Servicer pursuant to this Agreement and (ii) such Servicer is hereby authorized to assign its rights to the Servicing Fee; it being understood neither the Trust Fund nor any party hereto shall have a right or claim (including without limitation any right of offset) to the portion of the Servicing Fee so assigned; it being further understood that upon the resignation or termination of the such Servicer, such Advance Facility (in the case of clause (i)) and such assignment (in the case of clause (ii)) shall be terminated. No consent of the Trustee, Certificateholders or any other party is required before a Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund P&I Advances and/or Servicing Advances on a Servicer's behalf, such Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

            (b) Reimbursement amounts shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related P&I Advance(s) and/or Servicing Advance(s).

            (c) The applicable Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

            (d) An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for P&I Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

            (e) The documentation establishing any Advance Facility shall require that such reimbursement amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first-in, first out" (FIFO) basis. Such documentation shall also require the Servicer to provide to the related Advancing Person or its designee loan-by-loan information with respect to each such reimbursement amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such reimbursement amount with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all P&I Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

            (f) Any amendment to this Section 10.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 10.07, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee, the Depositor and each Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement, provided, that the Trustee has been provided an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency (instead of obtaining an Opinion of Counsel) stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such rating letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. Prior to entering into an Advance Facility, the applicable Servicer shall notify the lender under such facility in writing that: (a) the Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and the Trustee and the Trust are not otherwise obligated or liable to repay any Advances financed by the lender; (b) the applicable Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the lender.

            Section 10.08 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 10.09 Inspection and Audit Rights. Option One agrees that on reasonable prior notice, and Chase agrees that on 15 day's prior notice, it will permit any representative of the Depositor or the Trustee during such Person's normal business hours, to examine all the books of account, records, reports and other papers of such Person relating to the applicable Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to such Mortgage Loans with its officers, employees and independent public accountants (and by this provision each Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any reasonable out-of-pocket expense of a Servicer incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by such Servicer.

            Section 10.10 Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

            Section 10.11 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

                       *    *    *    *    *    *    *

            IN WITNESS WHEREOF, the Depositor, the Trustee, the Servicers and the Responsible Party have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       GS MORTGAGE SECURITIES CORP.,
                                          as Depositor



                                       By: /s/ Janet Bell
                                          --------------------------------------
                                          Name:  Janet Bell
                                          Title: Vice President


                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION,
                                          solely as Trustee and not in its
                                          individual capacity



                                       By: /s/ Amy Doyle
                                          --------------------------------------
                                          Name:  Amy Doyle
                                          Title: Vice President


                                       CHASE MANHATTAN MORTGAGE CORPORATION,
                                          as Servicer



                                       By: /s/ Karen Taylor
                                          --------------------------------------
                                          Name:  Karen Taylor
                                          Title: Vice President



                                       OPTION ONE MORTGAGE CORPORATION,
                                          as Servicer and Responsible Party



                                       By: /s/ David S. Wells
                                          --------------------------------------
                                          Name:  David S. Wells
                                          Title: Vice President



                                       ACCREDITED HOME LENDERS, INC.,
                                          as Servicer and Responsible Party



                                       By: /s/ Ray W. McKewon
                                          --------------------------------------
                                          Name:  Ray W. McKewon
                                          Title: Executive Vice President

                                   SCHEDULE I

                             Mortgage Loan Schedule

                    (As delivered to Trustee on Closing Date)

                                 SCHEDULE II

                     GSAMP Mortgage Loan Trust 2003-HE2,
                      Mortgage Pass-Through Certificates

                        Representations and Warranties of
                      Chase Manhattan Mortgage Corporation,
                                  as Servicer

            Chase Manhattan Mortgage Corporation ("Chase") hereby makes the representations and warranties set forth in this Schedule II to the Depositor and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule II shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series.

            (1) Chase is a New Jersey corporation duly organized, validly existing and in good standing under the laws of the state of New Jersey and is duly authorized and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by Chase in any state in which a Mortgaged Property securing an Accredited Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Accredited Mortgage Loan and to service the Accredited Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement;

            (2) Chase has the full power and authority to service each Accredited Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of Chase the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, each Responsible Party and the Trustee, constitutes a legal, valid and binding obligation of Chase, enforceable against Chase in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

            (3) The execution and delivery of this Pooling and Servicing Agreement by Chase, the servicing of the Accredited Mortgage Loans by Chase hereunder, the consummation by Chase of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Chase and will not (A) result in a breach of any term or provision of the organizational documents of Chase or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which Chase is a party or by which it may be bound, or any statute, order or regulation applicable to Chase of any court, regulatory body, administrative agency or governmental body having jurisdiction over Chase; and Chase is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to Chase's knowledge, would in the future materially and adversely affect, (x) the ability of Chase to perform its obligations under this Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of Chase taken as a whole;

            (4) Chase is an approved seller/servicer for Fannie Mae, an approved servicer for Freddie Mac in good standing and is a HUD approved non-supervised mortgagee;

            (5) No litigation is pending against Chase that would materially and adversely affect the execution, delivery or enforceability of this Pooling and Servicing Agreement or the ability of Chase to service the Accredited Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

            (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Chase of, or compliance by Chase with, this Pooling and Servicing Agreement or the consummation by Chase of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date; and

            (7) Chase has the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Accredited Mortgage Loans.

                                  SCHEDULE III

                       GSAMP Mortgage Loan Trust 2003-HE2,
                       Mortgage Pass-Through Certificates

      Representations and Warranties of Option One Mortgage Corporation, as
                         Servicer and Responsible Party

            Option One Mortgage Corporation ("Option One") hereby makes the representations and warranties set forth in this Schedule III to the Depositor and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule III shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series.

            (1) Option One is a California corporation duly organized, validly existing and in good standing under the laws of the state of California and is duly authorized and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by Option One in any state in which a Mortgaged Property securing an Option One Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Option One Mortgage Loan and to service the Option One Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement;

            (2) Option One has the full power and authority to service each Option One Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of Option One the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, Chase, Accredited and the Trustee, constitutes a legal, valid and binding obligation of Option One, enforceable against Option One in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

            (3) The execution and delivery of this Pooling and Servicing Agreement by Option One, the servicing of the Option One Mortgage Loans by Option One hereunder, the consummation by Option One of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Option One and will not (A) result in a breach of any term or provision of the organizational documents of Option One or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which Option One is a party or by which it may be bound, or any statute, order or regulation applicable to Option One of any court, regulatory body, administrative agency or governmental body having jurisdiction over Option One; and Option One is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to Option One's knowledge, would in the future materially and adversely affect, (x) the ability of Option One to perform its obligations under this Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of Option One taken as a whole;

            (4) Option One is an approved seller/servicer for Fannie Mae and an approved servicer for Freddie Mac in good standing;

            (5) No litigation is pending against Option One that would materially and adversely affect the execution, delivery or enforceability of this Pooling and Servicing Agreement or the ability of Option One to service the Option One Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

            (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Option One of, or compliance by Option One with, this Pooling and Servicing Agreement or the consummation by Option One of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date; and

            (7) Option One covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that Option One can service the Option One Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement;

            (8) With respect to each Option One Mortgage Loan, Option One has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis; and

            (9) Option One does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

                                   SCHEDULE IV


                       GSAMP Mortgage Loan Trust 2003-HE2,
                       Mortgage Pass-Through Certificates

 Representations and Warranties of Accredited Home Lenders, Inc., as Servicer
                            and Responsible Party

            Accredited Home Lenders, Inc., ("Accredited") hereby makes the representations and warranties set forth in this Schedule IV to the Depositor, Chase and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this
Schedule IV shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series.

            (1) Accredited is a California corporation duly organized, validly existing and in good standing under the laws of the state of California and is duly authorized and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by Accredited in any state in which a Mortgaged Property securing an Accredited Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Accredited Mortgage Loan and to service the Accredited Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement;

            (2) Accredited has the full power and authority to service each Accredited Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of Accredited the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, Chase, Option One and the Trustee, constitutes a legal, valid and binding obligation of Accredited, enforceable against Accredited in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

            (3) The execution and delivery of this Pooling and Servicing Agreement by Accredited, the servicing of the Accredited Mortgage Loans by Accredited hereunder, the consummation by Accredited of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Accredited and will not (A) result in a breach of any term or provision of the organizational documents of Accredited or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which Accredited is a party or by which it may be bound, or any statute, order or regulation applicable to Accredited of any court, regulatory body, administrative agency or governmental body having jurisdiction over Accredited; and Accredited is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to Accredited's knowledge, would in the future materially and adversely affect, (x) the ability of Accredited to perform its obligations under this Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of Accredited taken as a whole;

            (4) No litigation is pending against Accredited that would materially and adversely affect the execution, delivery or enforceability of this Pooling and Servicing Agreement or, except as disclosed in 2003 filings with the Securities and Exchange Commission by Accredited's parent, Accredited Home Lenders Holding Co., the ability of Accredited to service the Accredited Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

            (5) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Accredited of, or compliance by Accredited with, this Pooling and Servicing Agreement or the consummation by Accredited of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date; and

            (6) Accredited covenants that its computer and other systems used in servicing the Accredited Mortgage Loans operate in a manner such that Accredited can service the Accredited Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement;

            (7) With respect to each Accredited Mortgage Loan, Accredited has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis; and

            (8) Accredited does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

                                   SCHEDULE V

                  Representations and Warranties of Option One
                       as to the Option One Mortgage Loans

            Option One hereby makes the representations and warranties set forth in this Schedule V as to the Option One Mortgage Loans only to the Depositor and the Trustee, as of the Original Sale Date (or such other date as may be expressly set forth below):

            (1) Mortgage Loans as Described. The information set forth in the Data Tape Information as it relates to Option One Mortgage Loans is complete, true and correct;

            (2) Payments Current. All payments required to be made up to the Closing Date under the terms of the Mortgage Note, other than payments not yet 30 days delinquent as of the Closing Date, have been made. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan. The first Monthly Payment has been made or shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

            (3) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage (other than a delinquency of less than 30 days) and to the best of Option One's knowledge as of the Closing Date, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Option One has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the date which precedes by one month the Due Date of the first installment of principal and interest;

            (4) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Trustee and the terms of which are reflected in the Mortgage Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Trustee and the terms of which are reflected in the Mortgage Loan Schedule;

            (5) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding, at the time the Mortgage Loan was originated;

            (6) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage as well as all additional requirements set forth in Section 3.13 of the Pooling and Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to Fannie Mae as well as all additional requirements set forth in Section
      3.13 of the Pooling and Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming Option One and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Trustee upon the consummation of the transactions contemplated by this Agreement. Option One has not engaged in, and has no knowledge of any Mortgagor or any servicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Option One;

            (7) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending laws, equal credit opportunity and disclosure laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to Prepayment Penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Option One shall maintain in its possession, available for the Purchaser's or the Trustee's inspection, and shall deliver to the Purchaser upon demand, any evidence of compliance with all such requirements;

            (8) No Satisfaction of Mortgage. The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Option One has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has Option One waived any default resulting from any action or inaction by the Mortgagor;

            (9) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less; provided, however, that the Mortgaged Property may consist of a manufactured dwelling provided that it is in conformity with Option One's requirements, as set forth in the Underwriting Guidelines, regarding such dwellings and that there are no repossessed units, no second lien manufactured housing mortgage loans, no modified loans (including extensions, loan assumptions, transfers of equity), no land-in-lieu (no cash downpayment) and no low-side overrides (loans that had been originally rejected). No Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or, a mobile home (other than a manufactured home as described above) erected thereon or by a mixed use property or a property in excess of 10 acres. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming Option One as mortgagee and (iii) each related contract is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Code. The fair market value of the related manufactured housing unit securing each contract was at least equal to 80% of the adjusted issue price of the contract at either (i) the time the contract was originated (determined pursuant to the REMIC provisions of the Code) or (ii) the time the contract is transferred to the Purchaser. Each related contract is a "qualified mortgage" under Section 860G(a)(3) of the Code.

            (10) Valid First and Second Lien. Each Mortgage is a valid, subsisting enforceable and perfected first lien or second lien of record on a single parcel of real estate constituting the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time, with respect to the foregoing. In no event shall any Mortgage Loan be in a lien position more junior than a second lien. The lien of the Mortgage is subject only to:

s                 (1) with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property;

                  (2) the lien of current real property taxes and assessments not yet due and payable;

                  (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                  (4) other matters to which like properties are commonly
            subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

            Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each first lien Mortgage Loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and the applicable Seller and the Company have full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

            (11) Validity of Mortgage Documents. (a) The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions relating to Prepayment Penalties). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. (b) No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Option One, or to the best of Option One's knowledge, the Mortgagor, the appraiser, any builder or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

            (12) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (13) Ownership. Immediately prior to the transfer contemplated by the Option One Purchase Agreement, Option One was the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan was not assigned or pledged, and Option One had good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the Option One Purchase Agreement and following the sale of each Mortgage Loan, the Purchaser owned such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, subject, however, to the Option One's retained servicing interest;

            (14) Doing Business. To the best of Option One's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

            (15) LTV; CLTV. No Mortgage Loan has an LTV or CLTV greater than
      100%;

            (16) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Option One, its successors and assigns, as to the first priority lien (with respect to First Lien Loans) or second priority lien (with respect to Second Lien Loans) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (i), (ii), (iii) and (iv) of representation 10 of this Schedule V, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Scheduled Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Option One, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including Option One, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Option One;

            (17) No Defaults. Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither Option One nor any of its Affiliates nor any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration with respect to each Second Lien Mortgage Loan,
      (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note and (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

            (18) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (19) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. There are no improvements located on or part of the Mortgaged Property that are in violation of any applicable zoning law or regulation;

            (20) Origination; Payment Terms. Either (a) the Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority or (b) the following requirements have been met with respect to the Mortgage Loan: Option One meets the requirements set forth in clause (a), and (i) such Mortgage Loan was underwritten in accordance with standards established by Option One, using application forms and related credit documents approved by Option One, (ii) Option One approved each application and the related credit documents before a commitment by the correspondent was issued, and no such commitment was issued until Option One agreed to fund such Mortgage Loan,
      (iii) the closing documents for such Mortgage Loan were prepared on forms approved by Option One, and (iv) such Mortgage Loan was actually funded by Option One and was purchased by Option One at closing or soon thereafter. To the best of Option One's knowledge, after reasonable inquiry, the documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. Principal payments on the Mortgage Loan commenced no more than two months after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate, Lifetime Rate Cap and Periodic Mortgage Interest Rate Cap are as set forth on the Mortgage Loan Schedule hereto (including in the case of Adjustable Rate Mortgage Loans, the interest rate and payment limitations set forth on Mortgage Loan Schedule hereto). All Mortgage Loans have Due Dates on the first day of each month except as specified on the Mortgage Loan Schedule. Each Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Adjustment Date, with interest calculated and payable in arrears, except with respect to Balloon Loans, is sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. None of the Mortgage Loans allows for the conversion of the interest rate thereon from an adjustable rate to a fixed rate or from a fixed rate to an adjustable rate;

            (21) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
      (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (22) Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines. The Mortgage Note and Mortgage are on forms acceptable to secondary mortgage market and Option One has correctly described to each Mortgagor, in accordance with applicable federal, state and local law, the terms of the mortgage instruments used;

            (23) Occupancy of the Mortgaged Property. As of the time of origination the Mortgaged Property was lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (24) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (10) above;

            (25) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (26) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under this Agreement for each Mortgage Loan have been delivered to the Purchaser;

            (27) Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Option One is not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

            (28) Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of Option One's knowledge, such provision is enforceable (subject to limitations imposed by applicable law and rights as to assumption referred to in (30) below);

            (29) No Buydown Provisions No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Scheduled Payments are paid or partially paid with funds deposited in any separate account established by Option One, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (30) Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

            (31) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second, as applicable, lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (32) Mortgaged Property Undamaged; No Condemnation Proceedings. On the Closing Date, there is no proceeding pending or, to the best of Option One's knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and Option One has no knowledge of any such proceedings in the future;

            (33) Collection Practices; Escrow Payments; Interest Rate Adjustments. The origination, servicing and collection practices used by Option One with respect to the Mortgage Loans have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments that relate to the Mortgage Loans (other than with respect to Second Lien Mortgage Loans for which the mortgagee under the prior mortgage lien is collecting Escrow Payments), all such payments are in the possession of, or under the control of, Option One and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. With respect to those Mortgage Loans that by their terms require escrows, all Escrow Payments have been collected in full compliance with state and federal law and the provisions of the respective Mortgage Notes and Mortgages. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due to the lender have been capitalized under any of the Mortgages or the Mortgage Notes. All Mortgage Interest Rate adjustments on the Mortgage Loans have been made in strict compliance with state and federal law and the terms of the respective Mortgages and Mortgage Notes on the applicable Interest Rate Adjustment Dates. If, pursuant to the terms of any of the Mortgage Notes, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to all Mortgage Notes which required a new index to be selected as a result of the same occurrence, and such selection did not conflict with the terms of any of the Mortgage Notes. Option One executed and delivered any and all notices required under applicable law and the terms of any of the Mortgage Notes and Mortgages regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest on the Mortgage Loans that was required to be paid pursuant to state, federal and local law has been properly paid and credited;

            (34) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a convertible Mortgage Loan;

            (35) No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation and to the best of Option One's knowledge there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue and as of the date of origination; there was (and to the best of Option One's knowledge as of the Closing Date there is) no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

            (36) Soldiers' and Sailors' Civil Relief Act. The Mortgagor has not notified Option One, and Option One has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940 as amended, or similar state statute;

            (37) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed by a qualified appraiser, acceptable to Option One, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. The appraisal and appraiser both satisfy the requirements of the Fannie Mae and Freddie Mac, and the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

            (38) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor received all disclosure materials required by, and Option One has complied with all applicable law with respect to the making of the Mortgage Loans;

            (39) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

            (40) No Defense to Insurance Coverage. Option One has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Closing Date (whether or not known to Option One on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Option One, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

            (41) Escrow Analysis. With respect to each Mortgage which requires escrows, Option One has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

            (42) Prior Servicing. Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices and Option One has reported the Mortgagor credit files to each of the three primary credit repositories monthly in a timely manner;

            (43) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by Option One to the Purchaser, that Option One has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage. Option One shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorneys' fees) arising from disclosure of credit information in connection with the Purchaser's secondary marketing operations and the purchase and sale of mortgages or Servicing Rights thereto;

            (44) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            (45) Prepayment Penalty. Each Mortgage Loan is subject to a Prepayment Penalty as provided in the related Mortgage Note unless otherwise indicated on the Mortgage Loan Schedule. No Mortgage Loan has a Prepayment Penalty period in excess of five (5) years from the date of origination and no Mortgage Loan originated on or after October 1, 2002 has a Prepayment Penalty period in excess of three (3) years from the date of origination.

            (46) Predatory Lending Regulations. None of the Mortgage Loans is
      (i) covered by the Home Ownership and Equity Protection Act of 1994 or
      (ii) in violation of, or classified as "high cost", "threshold," "covered" or "predatory" loans under, any other applicable state, federal or local law. No Mortgage Loan is classified as a "predatory" loan under any applicable state, federal or local law;

            (47) Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance a single-premium credit life insurance policy;

            (48) Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

            (49) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (50) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with the Fannie Mae Guides for such trusts;

            (51) Recordation. Each original Mortgage was recorded, or has been sent for recordation, and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of Option One, or is in the process of being recorded;

            (52) Compliance with Anti-Money Laundering Laws. Option One has complied and will comply with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); Option One has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

            (53) Acceptable Investment. To the best of Option One's knowledge there are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors who invest in mortgage loans similar to the Mortgage Loan to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by Option One generally;

            (54) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgage Property meets the guidelines set forth in Option One's underwriting guidelines;

            (55) Georgia Loans. No Mortgage Loan which is secured by property located in the state of Georgia was originated before March 7, 2003. There is no Mortgage Loan that was funded after March 7, 2003, which is a "high-cost home loan" as defined under the Georgia Fair Lending Act; and

            (56) Mortgaged Premises Located in New York State. No Mortgage Loan
      (a) is secured by property located in the state of New York; (b) had an original principal balance of $300,000 or less; and (c) has an application date on or after April 1, 2003, the terms of which Mortgage Loan equal or exceed either the APR or the points and fees threshold for "high-cost home loans," as defined in Section 6-L of the New York State Banking Law.

                                   SCHEDULE VI


                  Representations and Warranties of Accredited
                       as to the Accredited Mortgage Loans

            Accredited hereby makes the representations and warranties set forth in this Schedule VI as to the Accredited Mortgage Loans only to the Depositor and the Trustee, as of the Closing Date (or such other date as may be expressly set forth below):

            (1) Mortgage Loans as Described. The information set forth on the Data Tape Information as it relates to Accredited Mortgage Loans is true and correct as of the Cut-off Date;

            (2) Payments Current. All payments required to be made up to the Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet 30 days delinquent, have been made and credited. No payment required under a Mortgage Loan is 30 days or more delinquent nor has any payment under a Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan;

            (3) No Outstanding Charges. Except for payment defaults of less than 30 days, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Accredited has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the date which precedes by one month the Due Date of the first installment of principal and interest;

            (4) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Trustee and the terms of which are reflected in the Data Tape Information. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Data Tape Information. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Trustee and the terms of which are reflected in the Data Tape Information;

            (5) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding, at, or subsequent to, the time the Mortgage Loan was funded;

            (6) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under the Fannie Mae Guides against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms to Fannie Mae and Freddie Mac, with a generally acceptable insurance carrier acceptable under the Fannie Mae Guides in an amount representing coverage not less than the lesser of (i) the aggregate unpaid principal balance of the Mortgage Loan, (ii) maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended (regardless of whether the area in which such Mortgaged Property is located is participating in such program), and (iii) the full replacement value of the improvements which are part of such Mortgaged Property. All individual insurance policies contain a standard mortgagee clause naming Accredited and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without 30 days' prior written notice to the mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Trustee on the Closing Date. None of Accredited, the Mortgagor or any servicer have engaged in any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Accredited;

            (7) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to Prepayment Penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Accredited shall maintain in its possession, available for the Purchaser's or the Trustee's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

            (8) No Satisfaction of Mortgage. The Mortgage has not been satisfied, cancelled, subordinated (except to a senior mortgage in the case of a Second Lien Mortgage Loan) or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Accredited has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has Accredited waived any default resulting from any action or inaction by the Mortgagor;

            (9) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Data Tape Information except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the Mortgaged Property may be a leasehold estate and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a condominium project, or an individual unit in a planned unit development or a manufactured home and no residence or dwelling is a mobile home, provided, however, that any condominium unit or planned unit development shall conform with the Underwriting Guidelines. In the case of any Mortgaged Properties that are manufactured homes (a "Manufactured Home Mortgage Loans"), (i) such Manufactured Home Mortgage Loan conforms with the applicable Fannie Mae or Freddie Mac requirements regarding mortgage loans related to manufactured dwellings, (ii) the related manufactured dwelling is permanently affixed to the land, (iii) the related manufactured dwelling and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming Seller as mortgagee,
      (iv) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, and (v) such Manufactured Home Mortgage Loan is (x) a qualified mortgage under Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended and (y) secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination through the Original Sale Date and, to Accredited's knowledge, subsequent thereto, no portion of the Mortgaged Property has been used for commercial purposes; provided, that a Mortgaged Property which contains a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes; notwithstanding the forgoing, the Mortgaged Property is not characterized as mixed-use under which the Mortgaged Property falls into two or more land use classifications.

            (10) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable (subject to bankruptcy, insolvency, and similar laws affecting the rights of creditors generally and to general principles of equity) and perfected, first or second lien (as applicable) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                  (i) the lien of current real property taxes and assessments not yet due and payable;

                  (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

                  (iii) other matters to which like properties are commonly
            subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

                  (iv) with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property.

            Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable (subject to bankruptcy, insolvency and similar laws affecting the rights of creditors and general principles of equity) and perfected (A) first lien and first priority security interest with respect to each first lien mortgage loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and Accredited has full right to sell and assign the same to Purchaser.

            (11) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions relating to Prepayment Penalties), except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or a law). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, omission, misrepresentation, negligence, or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, or any other party involved in the origination or servicing of the Mortgage Loan. Accredited has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

            (12) Full Disbursement of Proceeds. Except to the extent the Mortgage Loan is subject to completion escrows which have been disclosed to and acknowledged by the Purchaser and which meet the requirements of the Underwriting Guidelines, and as to which a completed Fannie Mae form 442 has been delivered to the Purchaser as of the Closing Date, the Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (13) Ownership. Immediately prior to the Original Sale Date, Accredited was the sole owner and holder of the Mortgage Loan, the Mortgage Loan had neither been assigned nor pledged, and Accredited had good and marketable title thereto, and had full right to transfer and sell the Mortgage Loan and the related Servicing Rights to the Purchaser free and clear of any encumbrance, equity, lien, pledge, chare, claim or security interest and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan and the related Servicing Rights to the Purchaser pursuant to the terms of the Accredited Purchase Agreement.

            (14) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and
      (2) either (i) organized under the laws of such state, or (ii) qualified to do business, or exempt from such qualification, in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

            (15) CLTV, LTV. No Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%. No Mortgage Loan has an LTV greater than 100%;

            (16) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Accredited, its successors and assigns, as to the first priority lien (with respect to first lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (i),
      (ii), (iii) and (iv) of representation 10 of this Schedule VI, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Scheduled Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Accredited, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect on the Closing Date. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including Accredited, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Accredited;

            (17) No Defaults. Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither Accredited nor any of its Affiliates nor any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration with respect to each Second Lien Mortgage Loan,
      (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note and (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law or applicable Mortgage requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

            (18) No Mechanics' Liens. Except as insured against by the related title insurance, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (19) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property. As of the Original Sale Date and, to Accredited's knowledge, subsequent thereto, no improvements on adjoining properties encroach upon the Mortgaged Property. There are no improvements located on or part of the Mortgaged Property that are in violation of any applicable zoning law or regulation;

            (20) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate, Lifetime Rate Cap and Periodic Mortgage Interest Rate Cap are as set forth on the Data Tape Information. Each Mortgage Note is payable in equal monthly installments of principal and interest, except for those Mortgage Loans identified on the Data Tape Information subject to a balloon payment, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Adjustment Date, with interest calculated, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. Unless otherwise specified on the Data Tape Information, each Mortgage Loan is payable on the first day of each month. None of the Mortgage Loans allows for conversion of the interest rate thereon from an adjustable rate to a fixed rate;

            (21) Customary Provisions. The Mortgage contains customary and enforceable (subject to bankruptcy, insolvency, and similar laws affecting the rights of creditors generally and to general principles of equity) provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (22) Occupancy of the Mortgaged Property. As of the Original Sale Date and, to Accredited's knowledge, subsequent thereto, the Mortgaged Property is not unlawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy, have been made or obtained from the appropriate authorities;

            (23) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (10) above;

            (24) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (25) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under this Agreement for each Mortgage Loan have been delivered to the Purchaser or its designee;

            (26) Transfer of Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Accredited is not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

            (27) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and, subject to applicable law, such provision is enforceable;

            (28) No Buydown Provisions No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Scheduled Payments are paid or partially paid with funds deposited in any separate account established by Accredited, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (29) Assumability. None of the Mortgage Loans are, by their terms, assumable;

            (30) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (31) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. As of the Original Sale Date and, to Accredited's knowledge, subsequent thereto, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair;

            (32) Collection Practices; Escrow Payments; Interest Rate Adjustments. The origination, servicing and collection practices used by Accredited or the current servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of the current servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. To the extent there exists an escrow of funds, such escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due to Accredited have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Adjustment Date. Accredited executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Scheduled Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

            (33) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a convertible Mortgage Loan;

            (34) No Violation of Environmental Laws. As of the Original Sale Date and, to Accredited's knowledge, subsequent thereto, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue. As of the Original Sale Date and, to Accredited's knowledge, subsequent thereto, there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

            (35) Soldiers' and Sailors' Civil Relief Act. The Mortgagor has not notified Accredited of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940 or any similar state or local law;

            (36) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfied the requirements of Fannie Mae or Freddie Mac, and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

            (37) Disclosure Materials. The Mortgagor received all disclosure materials required by, and Accredited has complied with all applicable law with respect to the making of the Mortgage Loans;

            (38) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made to finance the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

            (39) Value of Mortgaged Property. Accredited has no knowledge of any circumstances existing that could be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by Accredited generally secured by properties in the same geographic area as the related Mortgaged Property;

            (40) No Defense to Insurance Coverage. Accredited has caused to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Original Sale Date or, to Accredited's knowledge, subsequent thereto, which has resulted or will result in an exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Accredited, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

            (41) Escrow Analysis. With respect to each Mortgage for which taxes and insurance are being escrowed, the current servicer has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

            (42) Prior Servicing. Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices and the related servicer has reported the Mortgagor credit files monthly to each of the three credit repositories in a timely manner on a monthly basis;

            (43) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by Accredited to the Purchaser, that Accredited has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage Loan;

            (44) Leaseholds. If a Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            (45) Prepayment Penalty. Each Mortgage Loan is subject to a Prepayment Penalty unless otherwise set forth on the Data Tape Information hereof, enforceable under the terms of the related Mortgage Note and originated in compliance with all applicable federal, state, and local laws. No Mortgage Loan has a Prepayment Penalty period in excess of five years;

            (46) Predatory Lending Regulations. None of the Mortgage Loans are
      (i) covered by the Home Ownership and Equity Protection Act of 1994 or
      (ii) in violation of, or classified as "high cost", "threshold," "covered" or "predatory" loans under, any other applicable state, federal or local law;

            (47) Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance a single-premium credit life insurance policy;

            (48) Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

            (49) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (50) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or an Illinois land trust or a "living trust" and such "living trust" is in compliance with the Fannie Mae Guides for such trusts;

            (51) Recordation. Each original Mortgage was recorded and except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of Accredited, or is in the process of being recorded;

            (52) FICO Scores. Except as permitted by the Underwriting Guidelines, each Mortgagor has a non-zero FICO score;

            (53) Compliance with Anti-Money Laundering Laws. Accredited has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001;

            (54) Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and Accredited has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

            (55) Acceptable Investment. To Accredited's knowledge, there are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing (other than the status of the Mortgage Loan as a subprime mortgage loan) that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by Accredited generally;

            (56) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is acceptable to Accredited and underwritten in accordance with the Underwriting Guidelines;

            (57) Georgia Loans. There is no Mortgage Loan that was funded prior to March 7, 2003 and is secured by property located in the State of Georgia. There is no Mortgage Loan that was funded after March 7, 2003, which is a "high-cost home loan" as defined under the Georgia Fair Lending Act;

            (58) Mortgaged Premises Located in New York State. No Mortgage Loan
      (a) is secured by property located in the state of New York; (b) had an original principal balance of $300,000 or less; and (c) has an application date on or after April 1, 2003, the terms of which Mortgage Loan equal or exceed either the APR or the points and fees threshold for "high-cost home loans," as defined in Section 6-L of the New York State Banking Law; and

            (59) Litigation. No Mortgage Loan is subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices.

                                    EXHIBIT A

                FORM OF CLASS A, CLASS M AND CLASS B CERTIFICATES

[To be added to the Class A-1A Certificate while it remains a Private Certificate. [IF THIS CERTIFICATE IS A PHYSICAL CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER (THE "TRANSFEROR LETTER") IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER (THE "144A LETTER") IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IF THIS CERTIFICATE IS A BOOK ENTRY CERTIFICATE, THE PROPOSED TRANSFEROR WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR LETTER AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER, IN EACH CASE AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.]

In the event that a transfer of a Private Certificate which is a Book Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate.]

Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

Certificate No.              :

Cut-off Date                 :     August 1, 2003

First Distribution Date      :     September 25, 2003

Initial Certificate Balance
of this Certificate
("Denomination")             :

Initial Certificate
Balances of all
Certificates of this Class   :             Class             Principal Amount
                                         Class A-1A           $99,982,000
                                         Class A-1B           $10,000,000
                                         Class A-2            $359,936,000
                                         Class A-3A           $44,410,000
                                         Class A-3B           $86,436,000
                                         Class A-3C           $34,179,000
                                         Class M-1            $36,916,000
                                         Class M-2            $19,196,000
                                         Class M-3            $ 8,490,000
                                         Class M-4            $14,766,000
                                         Class B-1            $ 7,383,000
                                         Class B-2            $ 7,753,000

CUSIP                        :             Class                CUSIP No.
                                        Class A-1A             36228F VQ 6
                                        Class A-1B             36228F VR 4
                                        Class A-2              36228F VS 2
                                        Class A-3A             36228F VT 0
                                        Class A-3B             36228F WD 4
                                        Class A-3C            US36228F WE 2
                                        Class M-1              36228F VU 7
                                        Class M-2              36228F VV 5
                                        Class M-3              36228F VW 3
                                        Class M-4              36228F VX 1
                                        Class B-1              36228F VY 9
                                        Class B-2              36228F VZ 6


ISIN                         :          Class A-1A             US36228FVQ61
                                        Class A-1B             US36228FVR45
                                        Class A-2              US36228FVS28
                                        Class A-3A             US36228FVT01
                                        Class A-3B             US36228FWD40
                                        Class A-3C             US36228FWE23
                                        Class M-1              US36228FVU73
                                        Class M-2              US36228FVV56
                                        Class M-3              US36228FVW30
                                        Class M-4              US36228FVX13
                                        Class B-1              US36228FVY95
                                        Class B-2              US36228FVZ60

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2003-HE2
               Mortgage Pass-Through Certificates, Series 2003-HE2
                        [Class A-] [Class M-] [Class B-]

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Responsible Party, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2003 (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Chase Manhattan Mortgage Corporation, as servicer ("Chase"), Option One Mortgage Corporation, as servicer and responsible party ("Option One"), Accredited Home Lenders, Inc., as servicer and responsible party ("Accredited"), and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as
                                          Trustee



                                       By:____________________________________

Countersigned:



By:_________________________________________________
   Authorized Signatory of
   WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2003-HE2
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2003-HE2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the Business Day immediately preceding such Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, Chase, Option One, Accredited and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, Chase, Option One, Accredited and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________.

Dated:______



                                          ----------------------------
                                          Signature by or on behalf of
                                          assignor

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_________________________________________________,
_______________________________________________________________________________,
for the account of_____________________________________________________________,
account number ______________, or, if mailed by check, to______________________.
Applicable statements should be mailed to______________________________________,
_______________________________________________________________________________.

            This information is provided by____________________________________, the assignee named above, or___________________________________________________,
as its agent.

                                    EXHIBIT B

                           FORM OF CLASS P CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.           :           1
Cut-off Date              :           August 1, 2003
First Distribution Date   :           September 25, 2003
Percentage Interest of
this Certificate
("Denomination")          :           100%
CUSIP                     :
ISIN                      :

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2003-HE2
               Mortgage Pass-Through Certificates, Series 2003-HE2

                                     Class P

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Responsible Party, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_________________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of August 1, 2003 (the "Agreement") among GS Mortgage Securities Corp., as depositor (the "Depositor"), Chase Manhattan Mortgage Corporation, as servicer ("Chase"), Option One Mortgage Corporation, as servicer and responsible party ("Option One"), Accredited Home Lenders, Inc., as servicer and responsible party ("Accredited"), and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purpose, or the office or agency maintained by the Trustee.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            No transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable Federal, state or local law ("Similar Law"), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    * * *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:


                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as
                                          Trustee



                                       By:____________________________________

Countersigned:



By _________________________________________________
   Authorized Signatory of
   WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2003-HE2
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2003-HE2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, Chase, Option One, Accredited and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, Chase, Option One, Accredited and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.

Dated:______



                                          ----------------------------
                                          Signature by or on behalf of
                                          assignor

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________________________________,
_____________________________________________________________________________,
for the account of___________________________________________________________,
account number ______________, or, if mailed by check, to____________________.
Applicable statements should be mailed to____________________________________,
_____________________________________________________________________________.

            This information is provided by__________________________________, the assignee named above, or_________________________________________________, as its agent.

                                    EXHIBIT C

                           FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN TWO "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. In the event that such representation is violated, or any attempt IS MADE to transfer to a plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code OR A PLAN SUBJECT TO SIMILAR LAW, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.
Certificate No.             :         1
Cut-off Date                :         August 1, 2003
First Distribution Date     :         September 25, 2003
Percentage Interest of
this Certificate
("Denomination")            :         100%
CUSIP                       :
ISIN                        :

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2003-HE2
               Mortgage Pass-Through Certificates, Series 2003-HE2

                                     Class R

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate is distributable monthly as set forth herein. This Class R Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Responsible Party or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________________] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class R Certificates pursuant to a Pooling and Servicing Agreement dated as of August 1, 2003 (the "Agreement") among GS Mortgage Securities Corp., as depositor (the "Depositor"), Chase Manhattan Mortgage Corporation, as servicer ("Chase"), Option One Mortgage Corporation, as servicer and responsible party ("Option One"), Accredited Home Lenders, Inc., as servicer and responsible party ("Accredited"), and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee.

            No transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to
Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate, (C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.
Dated:______


                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as
                                          Trustee



                                       By:____________________________________

Countersigned:



By: _________________________________________________
    Authorized Signatory of
    WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
    not in its individual capacity,
    but solely as Trustee

                              GSAMP Trust 2003-HE2
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2003-HE2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, Chase, Option One, Accredited and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, Chase, Option One, Accredited and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.

Dated:______



                                          ----------------------------
                                          Signature by or on behalf of
                                          assignor

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________________________________,
_____________________________________________________________________________,
for the account of___________________________________________________________,
account number ______________, or, if mailed by check, to____________________.
Applicable statements should be mailed to____________________________________,
_____________________________________________________________________________.

            This information is provided by__________________________________, the assignee named above, or_________________________________________________, as its agent.

                                    EXHIBIT D

                           FORM OF CLASS X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF TITLE I OF ERISA AND THE CODE OR SIMILAR VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.
Certificate No.              :
Cut-off Date                 :        August 1, 2003
First Distribution Date      :        September 25, 2003
Percentage Interest of this
Certificate ("Denomination") :        100%
CUSIP                        :
ISIN:                        :

                         GS MORTGAGE SECURITIES CORP.

                             GSAMP Trust 2003-HE2
             Mortgage Pass-Through Certificates, Series 2003-HE2

                                   Class X

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Responsible Party or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_______________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of August 1, 2003 (the "Agreement") among GS Mortgage Securities Corp., as depositor (the "Depositor"), Chase Manhattan Mortgage Corporation, as servicer ("Chase"), Option One Mortgage Corporation, as servicer and responsible party ("Option One"), Accredited Home Lenders, Inc., as servicer and responsible party ("Accredited"), and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable Federal, state or local law ("Similar Law"), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) if the transferee is an insurance company, a representation letter that it is purchasing such Certificates with the assets of its general account and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of a Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee and the Servicers, which Opinion of Counsel shall not be an expense of the Trustee, the Servicers or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                    *   *   *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.
Dated:


                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION,
                                          not in its individual capacity, but
                                          solely as
                                          Trustee



                                       By:____________________________________

Countersigned:



By: ________________________________________________
   Authorized Signatory of
   WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
   not in its individual capacity,
   but solely as Trustee

                         GS MORTGAGE SECURITIES CORP.
                             GSAMP Trust 2003-HE2
                      Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2003-HE2 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, Chase, Option One, Accredited and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or the office or agency maintained by the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, Chase, Option One, Accredited and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_____________________________________________________________________________.

Dated:



                                          ----------------------------
                                          Signature by or on behalf of
                                          assignor

                          DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________________________________,
_____________________________________________________________________________,
for the account of___________________________________________________________,
account number ______________, or, if mailed by check, to____________________.
Applicable statements should be mailed to____________________________________,
_____________________________________________________________________________.

            This information is provided by__________________________________, the assignee named above, or_________________________________________________, as its agent.

                                    EXHIBIT E

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                     [date]

[Depositor]

[Servicer]

_____________________
_____________________

      Re: Pooling and Servicing Agreement among GS Mortgage Securities Corp., as Depositor, Chase Manhattan Mortgage Corporation, as Servicer, Option One Mortgage Corporation, as Servicer and Responsible Party, Accredited Home Lenders, Inc., as Servicer and Responsible Party and Wells Fargo Bank Minnesota, National Association, as Trustee, GSAMP Trust, 2003-HE2 ______________

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, for each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule of exceptions), it has received:

            (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

            (ii) a duly executed Assignment of Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION,
                                          as Trustee



                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                    EXHIBIT F

                         FORM OF DOCUMENT CERTIFICATION
                         AND EXCEPTION REPORT OF TRUSTEE

                                     [date]

[Depositor]

[Servicer]

[Responsible Party]

_____________________
_____________________

      Re: Pooling and Servicing Agreement among GS Mortgage Securities Corp., as Depositor, Chase Manhattan Mortgage Corporation, as Servicer, Option One Mortgage Corporation, as Servicer and Responsible Party, Accredited Home Lenders, Inc., as Servicer and Responsible Party and Wells Fargo Bank Minnesota, National Association, as Trustee, GSAMP Trust, 2003-HE2

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

            (i) The original Mortgage Note, endorsed in the form provided in
      Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

            (ii) The original recorded Mortgage.

            (iii) A duly executed Assignment of Mortgage in the form provided in
      Section 2.01 of the Pooling and Servicing Agreement; or, if the Responsible Party has certified or the Trustee otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the Assignment of Mortgage (excluding information to be provided by the recording office).

            (iv) The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the last endorsee.

            (v) The original or duplicate original lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2) and (13) of the Mortgage Loan Schedule and the Data Tape Information accurately reflects information set forth in the Custodial File.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                          ASSOCIATION,
                                          as Trustee



                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                    EXHIBIT G

                           RESIDUAL TRANSFER AFFIDAVIT

                              GSAMP Trust 2003-HE2,
                       Mortgage Pass-Through Certificates



STATE OF                )
                        ) ss.:
COUNTY OF               )




                        The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Residual Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement dated as of August 1, 2003 (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Chase Manhattan Mortgage Corporation, as servicer ("Chase"), Option One Mortgage Corporation, as servicer and responsible party ("Option One"), Accredited Home Lenders, Inc., as servicer and responsible party ("Accredited"), and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

            5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

            8. The Transferee's taxpayer identification number is __________.

            9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

            12. Check one of the following:

            / / The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            / / The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Certificate only to another
                  "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            /_/ None of the above.

            13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this day of , 20 .



                                       _______________________________________
                                       Print Name of Transferee



                                       By:____________________________________
                                          Name:
                                          Title:

[Corporate Seal]

ATTEST:



_______________________________________
[Assistant] Secretary

            Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this      day of          , 20  .



                                       --------------------------------
                                                    NOTARY PUBLIC

                                       My Commission expires the __ day
                                       of _________, 20__

                                    EXHIBIT H

                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Wells Fargo Bank Minnesota, National Association, as Trustee,
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

      Re:   GSAMP Trust, 2003-HE2, Mortgage Pass-Through Certificates, Class [ ]

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (C) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.


                                       Very truly yours,


                                       _______________________________________
                                       Print Name of Transferor



                                       By:____________________________________
                                                 Authorized Officer

                                    EXHIBIT I

                            FORM OF RULE 144A LETTER

                                                              ____________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Wells Fargo Bank Minnesota, National Association, as Trustee,
Wells Fargo Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479


      Re:   GSAMP Trust 2003-HE2, Mortgage Pass-Through Certificates, Class [ ]

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan subject to any Federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or, with respect to a Class X Certificate, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                            ANNEX 1 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein: 1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer. 2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $_____1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____  Broker-dealer. The Buyer is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of 1934.


-----------------------
1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

            ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

            ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



                                       _______________________________________
                                       Print Name of Transferor



                                       By:____________________________________
                                          Name:
                                          Title:


                                       Date:__________________________________

                                                            ANNEX 2 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ____ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                       _______________________________________
                                        Print Name of Transferor


                                       By:____________________________________
                                          Name:
                                          Title:


                                       IF AN ADVISER:


                                        ______________________________________
                                        Print Name of Buyer


                                        Date:_________________________________

                                    EXHIBIT J

                           FORM OF REQUEST FOR RELEASE
                                  (for Trustee)

To:   Wells Fargo Bank Minnesota, N.A.
      1015 10th Avenue S.E.
      Minneapolis, MN  55414-0031
      Attn:  Inventory Control

            Re: Pooling Agreement dated as of __________, among __________________. and Wells Fargo Bank Minnesota, N.A., as trustee

            In connection with the administration of the Mortgage Loans held by you as the Trustee on behalf of the Certificateholders pursuant to the above-captioned Pooling Agreement, we request the release, and acknowledge receipt, of the Trustee's Mortgage File for the Mortgage Loan described below, for the reason indicated.


Mortgage Loan Number:


Mortgagor's Name, Address & Zip Code:


Reason for Requesting Documents (check one)

____        1.    Mortgage Paid in Full.

____        2.    Foreclosure

____        3.    Substitution

____        4.    Other Liquidation (Repurchases, etc.)

____        5.    Nonliquidation    Reason:

Address to which Trustee should
Deliver the Trustee's Mortgage File:

                                         ____________________________________
                                         ____________________________________
                                         ____________________________________



                                       By:____________________________________
                                                 (authorized signer)

                                       Issuer:________________________________
                                       Address:_______________________________


                                       Date:__________________________________

Trustee

Wells Fargo Bank Minnesota, N.A.

Please acknowledge the execution of the above request by your signature and date below:



_____________________________________    ____________________________
Signature                                Date

Documents returned to Trustee:



_____________________________________    ____________________________
Trustee                                  Date

                                    EXHIBIT K

                         CONTENTS OF EACH MORTGAGE FILE

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Servicer or delivered to and retained by the Trustee, as applicable:

            (a) The original Mortgage Note bearing all intervening endorsements, showing a complete chain of endorsement from the originator to the last endorsee endorsed "Pay to the order of _________________, without recourse" and signed (which may be by facsimile signature) in the name of the last endorsee by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Trustee is so advised by the Responsible Party that state law so allows.

            (b) The original of any guaranty executed in connection with the Mortgage Note.

            (c) (A) with respect to each Option One Mortgage Loan, the original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If in connection with any Mortgage Loan, a Responsible Party cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, such Responsible Party (to the extent that it has not previously delivered the same to the Purchaser or the Trustee) shall deliver or cause to be delivered to the Trustee, a photocopy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of such Responsible Party (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee upon receipt thereof by such Responsible Party; or (B) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage; and

                  (B) with respect to each Accredited Mortgage Loan, the original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If in connection with any Mortgage Loan, a Responsible Party cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, such Responsible Party (to the extent that it has not previously delivered the same to the Purchaser or the Trustee) shall deliver or cause to be delivered to the Trustee, (1) a photocopy of such Mortgage, certified by such Responsible Party (or certified by the title company, escrow agent, or closing attorney) to be a true and complete copy of such Mortgage dispatched to the appropriate public recording office for recordation; and (2) upon receipt thereof by such Responsible Party, the orginal recorded Mortgage, or, in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (d) The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon or a certified true copy of such agreement submitted for recording.

            (e) Except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan endorsed in blank.

            (f) (A) with respect to each Option One Mortgage Loan, the originals of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the applicable Responsible Party (to the extent that it has not previously delivered the same to the Purchaser or the Trustee) shall deliver or cause to be delivered to the Trustee, a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Responsible Party (or certified by the title company, escrow agent, or closing attorney) stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Trustee upon receipt thereof by the applicable Responsible Party, or (B) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment; and

                  (B) with respect to each Accredited Mortgage Loan, the originals of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the applicable Responsible Party (to the extent that it has not previously delivered the same to the Purchaser or the Trustee) shall deliver or cause to be delivered to the Trustee, (1) a photocopy of such intervening assignment, certified by the applicable Responsible Party (or certified by the title company, escrow agent, or closing attorney) to be a complete copy of such intervening Assignment of Mortgage dispatched to the appropriate public recording office for recordation upon receipt thereof by the applicable Responsible Party, and (2) the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (g) The original mortgagee title insurance policy or attorney's opinion of title and abstract of title or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company.

            (h) The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

            (i)   Residential loan application.

            (j)   Mortgage Loan closing statement.

            (k)   Verification of employment and income, if applicable.

            (l) Verification of acceptable evidence of source and amount of down payment.

            (m)   Credit report on Mortgagor.

            (n)   Residential appraisal report.

            (o)   Photograph of the Mortgaged Property.

            (p)   Survey of the Mortgaged Property.

            (q) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

            (r)   All required disclosure statements.

            (s) If required in an appraisal, termite report, structural engineer's report, water potability and septic certification.

            (t)   Sales contract, if applicable.

            (u) Original powers of attorney, if applicable, with evidence of recording thereon, if required.


Evidence of payment of taxes and insurance, insurance claim files, correspondence, current and historical computerized data files (which include records of tax receipts and payment history from the date of origination), and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

                                    EXHIBIT L

                                   [RESERVED]

                                    EXHIBIT M

               FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10-K

            Re: GSAMP Trust 2003-HE2 (the "Trust") Mortgage Pass-Through Certificates, Series 2003-HE2, issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2003 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as depositor, Chase Manhattan Mortgage Corporation, as servicer ("Chase"), Option One Mortgage Corporation, as servicer and responsible party ("Option One"), Accredited Home Lenders, Inc., as servicer and responsible party ("Accredited") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee")

I, [identify the certifying individual], certify that:

1. I have reviewed this annual report on Form 10-K ("Annual Report"), and all reports on Form 8-K containing distribution reports (collectively with this Annual Report, the "Reports") filed in respect of periods included in the year covered by this Annual Report, of the Trust;

2. Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

4. Based on my knowledge and upon the annual compliance statement included in this Annual Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

5. The Reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, that is included in the Reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee, Chase and Option One.


Date: _________________________

_______________________________
[Signature] [Title]

                                    EXHIBIT N

            FORM OF TRUSTEE CERTIFICATION TO BE PROVIDED TO DEPOSITOR

      Re: GSAMP Trust 2003-HE2 (the "Trust") Mortgage Pass-Through, Certificates Series 2003-HE2, issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2003 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Chase Manhattan Mortgage Corporation, as servicer ("Chase"), Option One Mortgage Corporation, as servicer and responsible party ("Option One"), Accredited Home Lenders, Inc., as servicer and responsible party ("Accredited") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee")

            I, [identify the certifying individual], a [title] of Wells Fargo Bank Minnesota, N.A. certify to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K (the "Annual Report") for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

2. Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report; and

3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports.

Date: _________________________


WELLS FARGO BANK MINNESOTA, N.A.

By:   _______________________________
Name: _______________________________
Title:_______________________________

                                    EXHIBIT O

           FORM OF SERVICER CERTIFICATION TO BE PROVIDED TO DEPOSITOR

      Re: GSAMP Trust 2003-HE2 (the "Trust") Mortgage Pass-Through Certificates, Series 2003-HE2, issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2003 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Chase Manhattan Mortgage Corporation, as servicer ("Chase"), Option One Mortgage Corporation, as servicer and responsible party ("Option One"), Accredited Home Lenders, Inc., as servicer and responsible party ("Accredited") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee")

      [Chase][Option One], certifies to the Depositor and the Trustee, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. Based on our knowledge, the information prepared by [Chase][Option One] and relating to the mortgage loans serviced by [Chase][Option One] pursuant to the Pooling And Servicing Agreement and provided by [Chase][Option One] to the Trustee in its reports to the Trustee is accurate and complete in all material respects as of the last day of the period covered by such report;

      2. Based on our knowledge, the servicing information required to be provided to the Trustee by [Chase][Option One] pursuant to the Pooling and Servicing Agreement has been provided to the Trustee;

      3. Based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in its annual compliance statement required to be delivered pursuant to the Pooling and Servicing Agreement, [Chase][Option One] as of the last day of the period covered by such annual compliance statement has fulfilled its obligations under the Pooling and Servicing Agreement; and

      4. [Chase][Option One] has disclosed to its independent auditor, who issues the independent auditor's report on the Uniform Single Attestation Program for Mortgage Bankers for [Chase][Option One], any significant deficiencies relating to [Chase][Option One]'s compliance with minimum servicing standards.

[CHASE MANHATTAN MORTGAGE CORPORATION][OPTION ONE MORTGAGE CORPORATION]


Date: _________________________
_______________________________
[Signature] [Title]

                                    EXHIBIT P


 ===============================================================================

                 MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

                                   ----------

                         GOLDMAN SACHS MORTGAGE COMPANY
                                    Purchaser

                        OPTION ONE MORTGAGE CORPORATION,
                               Company and Seller

                         OPTION ONE OWNER TRUST 2001-1A,
                                     Seller

                         OPTION ONE OWNER TRUST 2001-1B,
                                     Seller

                         OPTION ONE OWNER TRUST 2001-2,
                                     Seller

                         OPTION ONE OWNER TRUST 2002-3,
                                     Seller

                                   ----------

                            Dated as of June 1, 2003

                                  Conventional,
            Fixed and Adjustable Rate, B/C Residential Mortgage Loans

                                TABLE OF CONTENTS

SECTION 1.        Definitions...................................................

SECTION 2.        Agreement to Purchase.........................................

SECTION 3.        Mortgage Schedules............................................

SECTION 4.        Purchase Price................................................

SECTION 5.        Examination of Mortgage Files.................................

SECTION 6.        Conveyance from Sellers to Purchaser..........................
        Subsection 6.01   Conveyance of Mortgage Loans; Possession
                          of Servicing Files....................................
        Subsection 6.02   Books and Records.....................................
        Subsection 6.03   Delivery of Mortgage Loan Documents...................
        Subsection 6.04   Quality Control Procedures............................

SECTION 7.        Servicing of the Mortgage Loans...............................

SECTION 8.        Representations, Warranties and Covenants
                  of the Company and the Sellers; Remedies for Breach...........
        Subsection 8.01   Representations and Warranties Regarding
                          the Company and the Sellers...........................
        Subsection 8.02   Representations and Warranties Regarding
                          Individual Mortgage Loans.............................
        Subsection 8.03   Remedies for Breach of Representations
                          and Warranties........................................
        Subsection 8.04   Repurchase of Mortgage Loans with First
                          Payment Defaults......................................

SECTION 9.        Closing.......................................................

SECTION 10.       Closing Documents.............................................

SECTION 11.       Costs.........................................................

SECTION 12.       Cooperation of Sellers with a Reconstitution..................

SECTION 13.       The Company...................................................
        Subsection 13.01  Additional Indemnification by the Sellers;
                          Third Party Claims....................................
        Subsection 13.02  Merger or Consolidation of the Company................

SECTION 14.       Financial Statements..........................................

SECTION 15.       Mandatory Delivery; Grant of Security Interest................

SECTION 16.       Notices.......................................................

SECTION 17.       Severability Clause...........................................

SECTION 18.       Counterparts..................................................

SECTION 19.       Governing Law.................................................

SECTION 20.       Intention of the Parties......................................

SECTION 21.       Successors and Assigns; Assignment of Purchase
                  Agreement.....................................................

SECTION 22.       Waivers.......................................................

SECTION 23.       Exhibits......................................................

SECTION 24.       General Interpretive Principles...............................

SECTION 25.       Reproduction of Documents.....................................

SECTION 26.       Further Agreements............................................

SECTION 27.       No Solicitation...............................................

SECTION 28.       Waiver of Trial by Jury.......................................

SECTION 29.       Submission to Jurisdiction; Waivers...........................

SECTION 30.       No Recourse to Owner Trustee..................................

EXHIBIT A      CONTENTS OF EACH MORTGAGE FILE
EXHIBIT B      FORM OF SERVICING AGREEMENT
EXHIBIT C      FORM OF SELLERS' OFFICER'S CERTIFICATE
EXHIBIT D      FORM OF OPINION OF COUNSEL TO THE SELLERS
EXHIBIT E      FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT F      FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT G      FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT H      FORM OF CUSTODIAL AGREEMENT
EXHIBIT I      REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE POOL
               CHARACTERISTICS OF THE MORTGAGE LOANS
EXHIBIT J      UNDERWRITING GUIDELINES

                 MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

            This MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT (the "Agreement"), dated as of June 1, 2003, by and among Goldman Sachs Mortgage Company, a New York limited partnership, having an office at 85 Broad Street, New York, New York 10004 (the "Purchaser"), Option One Mortgage Corporation, a California corporation, having an office at 3 Ada, Irvine, California 92618 (the "Company" and a "Seller"), and Option One Owner Trust 2001-1A, Option One Owner Trust 2001-1B, Option One Owner Trust 2001-2 and Option One Owner Trust 2002-3, as sellers (each a "Seller" and together with the Company, the "Sellers").

                              W I T N E S S E T H:

            WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, certain conventional adjustable and fixed rate B/C, residential, first and second lien mortgage loans (the "Mortgage Loans") on a servicing retained basis as described herein, and which shall be delivered as a pool of whole loans on the date as provided herein (the "Closing Date");

            WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule;

            WHEREAS, the Purchaser and the Sellers wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans; and

            WHEREAS, following its purchase of the Mortgage Loans from the Sellers, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated mortgage pass-through transaction;

            NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and each of the Sellers agree as follows:

            SECTION 1. Definitions.

            For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below. Other capitalized terms used in this Agreement and not defined herein shall have the respective meanings set forth in the Servicing Agreement attached as Exhibit B hereto.

            Accepted Servicing Practices: With respect to any Mortgage Loan or REO Property, each of (a) those mortgage servicing practices (including collection procedures) of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and in compliance with all applicable federal, state and local laws and (b) with respect to any actions taken pursuant to Section 2.02 of the Servicing Agreement, those servicing, collection, resolution or disposition practices that are undertaken to maximize the value of the Mortgage Loan or REO Property.

            Act: The National Housing Act, as amended from time to time.

            Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

            Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

            Agreement: This Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

            ALTA: The American Land Title Association or any successor thereto.

            Ancillary Income: All income derived from the Mortgage Loans other than payments of principal, interest and Escrow Payments (excluding Servicing Fees and prepayment penalties attributable to the Mortgage Loans), including but not limited to interest received on funds deposited in the Custodial Account or any Escrow Account, all late charges, assumption fees, escrow account benefits, reinstatement fees, fees received with respect to checks on bank drafts returned by the related bank for insufficient funds, optional insurance administrative fees and all other incidental fees and charges, assumption fees and similar types of fees arising from or in connection with any Mortgage Loan to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.

            Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (b) the value thereof as determined by a review appraisal conducted by the Company in the event any such review appraisal determines an appraised value more than ten percent lower than the value thereof (as determined by the appraisal referred to in clause (i)(a) above), in the case of a Mortgage Loan with an LTV less than or equal to 80%, or more than five percent lower than the value thereof (as determined by the appraisal referred to in clause (i)(a) above), in the case of a Mortgage Loan with an LTV greater than 80%, (as determined by the appraisal referred to in clause (i)(a)), and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, (A) in the case of a refinanced mortgage loan (which is a Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property) or a Mortgage Loan originated in connection with a "lease option purchase" if the "lease option purchase price" was set 12 months or more prior to origination, such value of the Mortgaged Property is based solely upon clause (i) above.

            Assignment and Assumption Agreement: As defined in Section 22.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

            Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in (a) the States of New York or New Jersey, Florida or Pennsylvania, (b) the state in which the Servicer's servicing operations are located or (c) the state in which the Custodian's operations are located, are authorized or obligated by law or executive order to be closed.

            Closing Date: June 30, 2003 or such other date as is mutually agreed upon by the parties.

            CLTV: As of the date of origination and as to any Second Lien Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Loan and (ii) the outstanding principal balance as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value of the Mortgaged Property.

            Code: Internal Revenue Code of 1986, as amended.

            Company: Option One Mortgage Corporation and its successors in interest.

            Condemnation Proceeds: All awards, compensation and/or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a fixed rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Custodial Account: The separate trust account created and maintained pursuant to Section 2.04 of the Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

            Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents, a form of which agreement is annexed hereto as Exhibit H.

            Custodian: The custodian of the Mortgage Loan Documents as specified under the related Custodial Agreement.

            Cut-off Date: June 25, 2003.

            Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Sellers in accordance with the terms of this Agreement.

            Determination Date: The date specified in the Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

            Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Due Period: With respect to each Remittance Date and any Mortgage Loan, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

            Early Payment Default Rate: As defined in Section 8.04.

            Escrow Account: The separate account created and maintained pursuant to Section 2.06 of the Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

            Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

            Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

            Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments and additions thereto.

            Fannie Mae Transfer: As defined in Section 13 hereof.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

            FHA Approved Mortgagee: A corporation or institution approved as a mortgagee by the FHA under the Act, and applicable HUD regulations, and eligible to own and service mortgage loans.

            First Lien Loan: Any Mortgage Loan secured by a first lien on the related Mortgage Property.

            Fitch: Fitch Ratings, or its successor in interest.

            Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

            Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Freddie Mac Transfer: As defined in Section 13 hereof.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

            HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

            Index: With respect to each Adjustable Rate Mortgage Loan, the index set forth in the related Mortgage Note.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Insured Depository Institution: As defined in Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.

            Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

            Interim Period: The period between the Closing Date and the Reconstitution.

            Interim Servicing Fee Rate: 40 basis points (0.40%) per annum during the Interim Period.

            Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

            Liquidation Proceeds: The amounts, other than Insurance Proceeds, Condemnation Proceeds or those received following the acquisition of REO Property, received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the date of origination (unless otherwise indicated), to the Appraised Value of the Mortgaged Property at origination.

            MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Moody's: Moody's Investors Service, Inc., and any successor thereto.

            Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien, in the case of a First Lien Loan, or a second lien, in the case of a Second Lien Loan, on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien, in the case of a First Lien Loan or a second lien, in the case of a Second Lien Loan, upon a leasehold estate of the Mortgagor.

            Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

            Mortgage Interest Rate Cap: With respect to an Adjustable Rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

            Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Credit File, the Servicing File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Prepayment Charges, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

            Mortgage Loan Documents: The documents listed in Section 2 of the Custodial Agreement pertaining to any Mortgage Loan.

            Mortgage Loan Schedule: The schedule of Mortgage Loans, attached hereto as Exhibit 9, setting forth the following information with respect to each Mortgage Loan: (1) the Seller's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e. a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Monthly Payment as of the Cut-off Date; (12) the last payment date on which a Monthly Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Interest Rate Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate, First Lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) a code indicating the documentation style (i.e. full, alternative or reduced); (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a prepayment penalty; (26) the prepayment penalty period of such Mortgage Loan, if applicable; (27) a description of the prepayment penalty, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination; (30) the date of origination; (31) the Mortgage Interest Rate adjustment period; (32) the Mortgage Interest Rate adjustment percentage;
(33) the Mortgage Interest Rate floor; (34) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (35) a code indicating whether the Mortgage Loan is a HOEPA Mortgage Loan; (36) a code indicating whether the Mortgage Loan is assumable; (37) a code indicating whether the Mortgage Loan has been modified; (38) the one year payment history;
(39) the Due Date for the first Monthly Payment; (40) the original Monthly Payment due; (41) with respect to the related Mortgagor, the debt-to-income ratio; (42) the Appraised Value of the Mortgaged Property; and (43) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans;
(2) the current aggregate outstanding principal balance of the Mortgage Loans;
(3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

            Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagor: The obligor on a Mortgage Note.

            Opinion of Counsel: A written opinion of counsel, who may be counsel employed by the Company, reasonably acceptable to the Purchaser; provided that any Opinion of Counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) qualification of the Mortgage Loans in a REMIC or (c) compliance with the REMIC Provisions, must be an opinion of counsel who (i) is in fact independent of the Sellers and any servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Sellers or any servicer of the Mortgage Loans or in an Affiliate of either and (iii) is not connected with the Sellers or any servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

            Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase on an Interest Rate Adjustment Date above the Mortgage Interest Rate previously in effect.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

            Preliminary Mortgage Schedule: As defined in Section 3.

            Prepayment Charge: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment charge or premium thereon, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Purchase Price: The price paid on the Closing Date by the Purchaser to the Sellers in exchange for the Mortgage Loans as calculated in Section 4 of this Agreement.

            Purchase Price Percentage: As defined in the Purchase Price and Terms Agreement.

            Purchase Price and Terms Letter: That certain letter agreement setting forth the general terms and conditions of the transaction contemplated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Company and the Purchaser.

            Purchaser: Goldman Sachs Mortgage Company, or its successor in interest or assigns, or any successor to the Purchaser under this Agreement as herein provided.

            Qualified Appraiser: An appraiser, approved by the Company, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

            Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Sellers for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by the Sellers in the month of substitution); (ii) have a Mortgage Interest Rate not less than and not more than 2% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) be of the same type as the deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Mortgage Interest Rate Caps and lien priority); (v) with respect to Adjustable Rate Mortgage Loans, have the same Index as the Deleted Mortgage Loan; and (vi) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in
Section 9 hereof.

            Rating Agency: Any of Fitch, Moody's or Standard & Poor's, or their respective successors designated by the Purchaser.

            Reconstitution: A Whole Loan Transfer or a Securitization Transfer.

            Reconstitution Agreements: The agreement or agreements entered into by the Sellers and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Whole Loan Transfer, Agency Transfer or a Securitization Transfer pursuant to Section 13, including, but not limited to, a seller's warranties and servicing agreement with respect to a Whole Loan Transfer, and a pooling and servicing agreement and/or seller/servicer agreements and related custodial/trust agreement and documents with respect to a Securitization Transfer.

            Reconstitution Date: As defined in Section 12.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

            Remittance Date: The date specified in the Servicing Agreement for the remittance of funds by the Servicer to the Purchaser.

            Repurchase Price: With respect to any Mortgage Loan, a price equal to (a) the then outstanding principal balance of the Mortgage Loan to be repurchased, plus (b) accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase, plus (c) all costs and expenses reasonably incurred by the Purchaser arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller's repurchase obligation hereunder, plus (e) any costs and damages incurred by the Purchaser in connection with any violation of any predatory or abusive lending law by such Mortgage Loan.

            RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

            Second Lien Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

            Securitization Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust or other entity as part of a publicly-issued or privately-placed, rated or unrated mortgage pass-through or other mortgage-backed securities transaction.

            Seller: Each of the Company, Option One Owner Trust 2001-1A, Option One Owner Trust 2001-1B, Option One Owner Trust 2001-2 and Option One Owner Trust 2002-3 their respective successors in interest.

            Servicing Agreement: The agreement, in the form attached as Exhibit B hereto, to be entered into by the Purchaser and the Company, providing for the Company to service the Mortgage Loans.

            Servicing Fee: With respect to each Mortgage Loan, and for any calendar month, an amount equal to one (1) month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full or in part made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

            Servicing Fee Rate: The servicing fee rate set forth in the related Purchase Price and Terms Letter.

            Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

            Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, to the extent actually received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.

            Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and any successor thereto.

            Underwriting Guidelines: The underwriting guidelines of the Company, a copy of which is attached hereto as Exhibit J.

            Whole Loan Agreement: Any Reconstitution Agreement in respect of a Whole Loan Transfer.

            Whole Loan Transfer: The sale or transfer by Purchaser of some or all of the Mortgage Loans in a whole loan or participation format pursuant to a Reconstitution Agreement.

            SECTION 2. Agreement to Purchase.

            The Sellers agree to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the Cut-off Date in an amount as set forth in the Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Sellers.

            SECTION 3. Mortgage Schedules.

            The Company shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans to be purchased on the Closing Date in accordance with the Purchase Price and Terms Agreement and this Agreement (the "Preliminary Mortgage Schedule").

            The Company shall deliver the Final Mortgage Loan Schedule for the Mortgage Loans to be purchased on the Closing Date to the Purchaser at least two
(2) Business Days prior to the Closing Date. The Final Mortgage Loan Schedule shall set forth the Mortgage Loans which shall be purchased by the Purchaser from the Sellers on the Closing Date (the "Final Mortgage Loan Schedule").

            SECTION 4. Purchase Price.

            The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the aggregate actual principal balance of the Mortgage Loans as of the Cut-off Date, after application of payments actually received on the Mortgage Loans on or before the Cut-off Date. The initial principal amount of the Mortgage Loans shall be the aggregate principal balance of the Mortgage Loans, so computed as of the Cut-off Date.

            In addition to the Purchase Price as described above, the Purchaser shall pay to the Sellers, at closing, accrued interest on the current principal amount of the related Mortgage Loans as of the Cut-off Date at the weighted average Mortgage Interest Rate of those Mortgage Loans from the paid through date through the day prior to the Closing Date net of the Interim Servicing Fee Rate. The Purchase Price plus accrued interest as set forth in the preceding sentence shall be paid to the Sellers by wire transfer of immediately available funds to an account designated by the Company in writing.

            The Purchaser shall be entitled to (l) all principal collected on or after the Cut-off Date and (2) all accrued interest on the current principal amount of the related Mortgage Loans as of the Cut-off Date at the weighted average Mortgage Interest Rate of those Mortgage Loans from the Cut-off Date through the day prior to the Closing Date net of the Interim Servicing Fee Rate.

            SECTION 5. Examination of Mortgage Files.

            At least three (3) Business Days prior to the Closing Date, the Sellers shall (a) deliver to the Custodian in escrow, for examination with respect to each Mortgage Loan to be purchased, the related Mortgage File, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan or (b) make the related Mortgage File available to the Purchaser for examination at such other location as shall otherwise be acceptable to the Purchaser. Such examination may be made by the Purchaser or its designee at any reasonable time before or after the Closing Date.

            The Sellers will provide information and otherwise cooperate with the Purchaser, its designees and rating agency due diligence reviews. The Purchaser shall conduct a due diligence sample review of approximately 25-30% of the Mortgage Loans' legal, credit and servicing files for the purpose of ensuring conformity with the Underwriting Guidelines, the terms of the Purchase Price and Terms Agreement, the Agreement and applicable law (including anti-predatory lending laws). In addition, the Purchaser shall conduct an appraisal review and reserves the right to reject any Mortgage Loan from this purchase transaction whose updated valuation determined by the Purchaser is greater than or equal to negative 15% variance compared to the original appraisal value at the time of origination as provided to the Purchaser. Notwithstanding the above, the Purchaser shall have the right to conduct additional due diligence reviews in the event that the Purchaser suspects systemic issues in its initial review. The Sellers shall make the legal files and the credit files, together with any payment histories, collection histories, bankruptcy histories, broker's price opinions, to the extent available, and any other information contained in the loan file with respect to the Mortgage Loans requested by the Purchaser, available at the Sellers' offices for review by the Purchaser or its agents during normal business hours before the Closing Date. The Purchaser shall have the right to order additional broker's price opinions in its sole discretion.

            The Purchaser shall have the right to reject any Mortgage Loan (a) for which the documentation to be delivered pursuant to Section 6.03 is missing or defective in whole or in part, (b) for which the related broker's price opinion is more than 15% below the appraisal provided in connection with the origination of the related Mortgage Loan, (c) for which the loan-to-value ratio calculated based upon the broker's price opinion is greater than 100%, (d) which does not conform to the Underwriting Guidelines, (e) which does not conform to the terms of this Agreement or is in breach of the representations and warranties set forth in this Agreement, (f) that, as of the Closing Date, is not securitizable in the reasonable opinion of the Purchaser or (g) which does not conform to the terms of any applicable federal, state, or local law or regulation. The Purchaser shall use it best efforts to notify the Sellers of any such rejected Mortgage Loan immediately upon discovery.

            Notwithstanding the foregoing, the Purchaser may purchase all or part of the Mortgage Loans without conducting any partial or complete due diligence examination. The fact that the Purchaser or its designees have conducted or failed to conduct any partial or complete examination of the files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase or other relief for breach of representations and warranties, missing or defective documents or as otherwise provided in the Purchase Agreement or the Servicing Agreement.

            SECTION 6. Conveyance from Sellers to Purchaser.

            Subsection 6.01 Conveyance of Mortgage Loans; Possession of Servicing Files.

            Each Seller, shall with the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all right, title and interest of such Seller in and to the Mortgage Loans and the Mortgage Files and all rights and obligations arising under the documents contained therein. The Company shall cause the Servicing File retained by it pursuant to this Agreement to be appropriately identified in its computer system and/or books and records, as appropriate, to clearly reflect the sale of the related Mortgage Loan to the Purchaser. The Company shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement or the Servicing Agreement.

            Subsection 6.02 Books and Records.

            Record title to each Mortgage as of the Closing Date shall be in the name of the Company, applicable Seller, an Affiliate of the applicable Seller, the Custodian, the Purchaser or one or more designees of the Purchaser. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be held solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Sellers after the Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; all funds received by the Sellers on or in connection with a Mortgage Loan shall be received and held by the Sellers in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

            The sale of each Mortgage Loan shall be reflected on the applicable Seller's balance sheet and other financial statements as a sale of assets by the applicable Seller.

            The Company shall be responsible for maintaining, and shall maintain, a complete set of origination and servicing records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports, as required by the applicable law. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or other such means of reproducing documents including but not limited to optical imagery techniques to the extent permissible by law and so long as the Company complies with the requirements of Fannie Mae and Freddie Mac.

            Subsection 6.03 Delivery of Mortgage Loan Documents.

            Pursuant to the Custodial Agreement, the Company shall use its best efforts to deliver and release to the Custodian, on or prior to the date which is five (5) Business Days prior to the Closing Date, but in no event later than three (3) Business Days prior to the Closing Date, those Mortgage Loan Documents as required by the Custodial Agreement with respect to each Mortgage Loan, a list of which is set forth in the Custodial Agreement. The Custodian shall hold the Mortgage Loan Documents as bailee for the Sellers until the Closing Date and until the transaction comtemplated by this Agreement has closed.

            The Custodian's receipt of all such Mortgage Loan Documents may be evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The Company shall comply with the terms of the Custodial Agreement and the Purchaser shall pay all fees and expenses of the Custodian, provided that, in the event the Purchaser utilizes the same review criteria as the applicable Seller under the applicable Seller's existing warehouse financing arrangement with the Custodian, then the Company shall pay the costs of Initial Certification.

            The Company shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing any assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks after its execution; provided, however, that in lieu thereof the Company may provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original as soon as practicable after receipt from the recording office.

            In the event that the related Seller cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within 270 days of the Closing Date due to a delay caused by the recording office in the applicable jurisdiction, (i) the related Seller shall deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of a servicing officer of the related Seller, confirming that such documents have been accepted for recording (upon request of the Purchaser and delivery by the Purchaser to the related Seller of a schedule of the related Mortgage Loans, the related Seller shall reissue and deliver to the Purchaser or its designee said officer's certificate relating to the related Mortgage Loans), and (ii) the related Seller shall use its best efforts to deliver such document within 270 days of the Closing Date but in no event later than the date which is 365 days after the Closing Date. In the event any document is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, within 365 days (or such other time period as may be required by any rating agency rating a securitization of the Mortgage Loans) following the Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank and recorded subsequently by the Purchaser or its designee), and in the event that the Company does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Company at the price and in the manner specified in Subsection 8.03.

            Notwithstanding any provisions to the contrary in this Agreement, the Company shall not be required to record the Assignments of Mortgage on behalf of the Purchaser unless the Rating Agencies providing ratings related to a Securitization Transfer shall require recordation in the appropriate offices for real property records in order to receive the ratings on the pass-through certificates at the time of their initial issuance or the occurrence of certain events set forth in the related Securitization Transfer document shall require recordation (it being understood that the Purchaser shall not be required to deliver any opinions of counsel to satisfy such Rating Agency requirements).

            The Company shall pay all initial recording fees, if any, for the Assignments of Mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser's designee. The Purchaser or the Purchaser's designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Company for the costs associated therewith pursuant to the preceding sentence, it being understood that the Company shall be responsible for the fees and costs of only one recordation with respect to each Mortgage Loan.

            Subsection 6.04 Quality Control Procedures.

            The Company shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Company's loan production and the servicing activities of the Company. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Standards and the Underwriting Guidelines; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

            SECTION 7. Servicing of the Mortgage Loans.

            The Mortgage Loans have been sold by the Sellers to the Purchaser on a servicing retained basis and the Purchaser shall retain the Company as servicer.

            The Purchaser shall retain the Company as independent contract servicer of the Mortgage Loans pursuant to and in accordance with the terms and conditions contained in the Servicing Agreement. The Company shall execute the Servicing Agreement on the Closing Date in the form attached hereto as Exhibit B.

            Pursuant to the Servicing Agreement, the Company shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to the applicable servicing fee and any Ancillary Income with respect to such Mortgage Loans from the Closing Date until the termination of the Servicing Agreement with respect to any of the Mortgage Loans as set forth in the Servicing Agreement. The Company shall service the Mortgage Loans in accordance with the terms of the Servicing Agreement.

            SECTION 8. Representations, Warranties and Covenants of the Company
                       and the Sellers; Remedies for Breach.

            Subsection 8.01 Representations and Warranties Regarding the Company and the Sellers.

            (a) The Company represents, warrants and covenants to the Purchaser that as of the date hereof and as of the Closing Date:

            (i) Due Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement and the Servicing Agreement; the Company has the full corporate power, authority and legal right to hold, transfer and convey the Mortgage Loans being sold by it and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Company, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Company to make this Agreement and all agreements contemplated hereby valid and binding upon the Company in accordance with their terms;

            (ii) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages being sold by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (iii) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement or the Servicing Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company's charter or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

            (iv) Ability to Service. The Company has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, and is in good standing to enforce, originate, sell mortgage loans to, and service mortgage loans in the jurisdiction wherein the Mortgaged Properties are located;

            (v) Reasonable Servicing Fee. The Company acknowledges and agrees that the Servicing Fee, represents reasonable compensation for performing the services contemplated by the Servicing Agreement and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement and the Servicing Agreement;

            (vi) Ability to Perform; Solvency. The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement and the Servicing Agreement. The Company is solvent and the sale of the Mortgage Loans being sold by the Company will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Company's creditors;

            (vii) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against the Company, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement or the Servicing Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Servicing Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Servicing Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Company contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement or the Servicing Agreement;

            (viii) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the Servicing Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

            (ix) Selection Process. The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Sellers' portfolio at the Closing Date as to which the representations and warranties set forth in Subsection 8.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

            (x) Mortgage Loan Characteristics. The characteristics of the Mortgage Loans are as set forth on the description of the pool characteristics for the Mortgage Loans delivered pursuant to Section 11 on the Closing Date in the form attached as Exhibit I hereto;

            (xi) Financial Statements. The Company has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Company and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. In addition, the Company has delivered information as to its loan gain and loss experience in respect of foreclosures and its loan delinquency experience for the immediately preceding three-year period, in each case with respect to mortgage loans owned by it and mortgage loans serviced for others during such period, and all such information so delivered shall be true and correct in all material respects. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement.

            (xii) No Brokers. The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

            (xiii) Sale Treatment. The Company intends to reflect the transfer of the Mortgage Loans sold by it as a sale on the books and records of the Company and the Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

            (xiv) No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transfer or Whole Loan Transfer) contains or will contain any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading;

            (xv) Owner of Record. With respect to the Mortgage Loans sold by the Company, the Company is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for the Assignments of Mortgage which have been sent for recording, and upon recordation the Company will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Company will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

            (xvi) Fair Consideration. The consideration received by the Company upon the sale of the Mortgage Loans sold by the Company under this Agreement constitutes fair consideration and reasonably equivalent value for such Mortgage Loans; and

            (xvii) Company's Origination. The Company's decision to originate any Mortgage Loan or to deny any mortgage loan application is an independent decision based upon the Underwriting Guidelines, and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated.

            (b) Each Seller (each, however, only as to itself and not as to the other Sellers), other than the Company, represents and warrants to the Purchaser that as of the date hereof and as of the Closing Date:

            (i) Organization. Such Seller (other the Company) is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in such state where a Mortgaged Property securing a Mortgage Loan owned by it is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by such Seller, and in any event such Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan; such Seller has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by such Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of such Seller; and all requisite corporate action has been taken by such Seller to make this Agreement valid and binding upon such Seller in accordance with its terms;

            (ii) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of such Seller. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by such Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (iii) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by such Seller, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of such Seller trust agreement or any legal restriction or any agreement or instrument to which such Seller or the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which such Seller or any of its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans being sold by it, or impair the value of such Mortgage Loans;

            (iv) Ability to Perform. Such Seller does not believe, nor does such Seller have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Such Seller is solvent and the sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of such Seller's creditors;

            (v) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to such Seller's knowledge, as the case may be, threatened against such Seller, which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of such Seller, or in any material impairment of the right or ability of such Seller to carry on its business substantially as now conducted, or in any material liability on the part of such Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans being sold by such Seller or of any action taken or to be taken in connection with the obligations of such Seller contemplated herein, or which would be likely to impair materially the ability of such Seller to perform under the terms of this Agreement;

            (vi) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Seller of or compliance by such Seller with this Agreement or the sale of the Mortgage Loans by it as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

            (vii) Sale Treatment. Such Seller and the Company have determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

            (viii) No Broker's Fee. Such Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans; and

            (ix) No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transfer or Whole Loan Transfer) contains or will contain any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading;

            (x) Owner of Record. With respect to the Mortgage Loans sold by the Seller, the Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for the Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan; and

            (xi) Reasonable Purchase Price. The consideration received by the Seller upon the sale of the Mortgage Loans sold by the Seller under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

            Subsection 8.02 Representations and Warranties Regarding Individual Mortgage Loans.

            With respect to each Mortgage Loan, or Mortgage Loans in the aggregate, as applicable, the relevant Seller and the Company each hereby represent and warrant to the Purchaser that, as to each Mortgage Loan, as of the Closing Date:

            (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is complete, true and correct;

            (b) Payments Current. All payments required to be made up to the Closing Date under the terms of the Mortgage Note, other than payments not yet 30 days delinquent, have been made. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan. The first Monthly Payment has been made or shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

            (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage (other than a delinquency of less than 30 days) and to the best of the Company's knowledge on the Closing Date, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. No Seller has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

            (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule, if applicable. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the Mortgage Loan Schedule;

            (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

            (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage as well as all additional requirements set forth in Section 2.10 of the Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to Fannie Mae, as well as all additional requirements set forth in Section 2.10 of the Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. Neither the Company nor the Sellers have engaged in, nor have any knowledge of any Mortgagor or any servicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Sellers or the Company;

            (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending laws, equal credit opportunity and disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Company shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements.

            (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Neither the Sellers nor the Company have waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor have the Sellers or the Company waived any default resulting from any action or inaction by the Mortgagor;

            (i) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less; provided, however, that the Mortgage Property may consist of a manufactured dwelling provided that it is in comformity with the Company's requirements, as set forth in the Underwriting Guidelines, regarding such dwellings and that there are no repossessed units, no second lien manufactured housing mortgage loans, no modified loans (including extensions, loan assumptions, transfers of equity), no land-in-lieu (no cash downpayment) and no low-side overrides (loans that had been originally rejected). No Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or a mobile home (other than a manufactured home as described above) erected thereon or by a mixed-use property, or a property in excess of 10 acres. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes; provided that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, and (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming the applicable Seller or the Company as mortgagee.

            (j) Valid First and Second Lien. Each Mortgage is a valid, subsisting enforceable and perfected first lien, with respect to First Lien Loans, or second lien, with respect to Second Lien Loans, of record on a single parcel of real estate constituting the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time, with respect to the foregoing. In no event shall any Mortgage Loan be in a lien position more junior than a second lien. The lien of the Mortgage is subject only to:

                  (1) with respect to Second Lien Loans, the lien of the first mortgage on the Mortgaged Property;

                  (2) the lien of current real property taxes and assessments not yet due and payable;

                  (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                  (4) other matters to which like properties are commonly
            subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

            Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each First Lien Loan, or (B) second lien and second priority security interest with respect to each Second Lien Loan, in either case, on the property described therein and the applicable Seller and the Company have full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

            (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company, the Servicer, or to the best of the Company's knowledge the Mortgagor, the appraiser, any builder, or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

            (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (m) Ownership. The applicable Seller is the sole beneficial owner of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Purchaser, the Company will retain the Mortgage Files or any part thereof with respect thereto not delivered to the Custodian, the Purchaser or the Purchaser's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and each applicable Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, subject, however, to the Seller's retained servicing interest. The Sellers intend to relinquish all rights to possess and control the Mortgage Loans. After the Closing Date, neither the Sellers nor the Company will have any right to modify or alter the terms of the sale of the Mortgage Loan and the Sellers will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement and, in the case of the Company, the Servicing Agreement;

            (n) Doing Business. To the best of Company's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state or (3) not doing business in such state;

            (o) LTV; CLTV. No Mortgage Loan has an LTV or CLTV greater than
100%.

            (p) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the applicable Seller (or the Company), its successors and assigns, as to the first priority lien (with respect to First Lien Loans) or second priority lien (with respect to Second Lien Loans) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses
(1) and (2) of paragraph (j) of this Subsection 8.02, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller (or the Company), its respective successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, have done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (q) No Defaults. Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Company nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration with respect to each Second Lien Loan,
(i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note and (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

            (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (t) Origination; Payment Terms. Either (a) the Mortgage Loan was originated by a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority, or (b) the following requirements have been met with respect to the Mortgage Loan: the Company meets the requirements set forth in clause (a), and
(i) such Mortgage Loan was underwritten in accordance with standards established by the Company, using application forms and related credit documents approved by the Company, (ii) the Company approved each application and the related credit documents before a commitment by the correspondent was issued, and no such commitment was issued until the Company agreed to fund such Mortgage Loan, (iii) the closing documents for such Mortgage Loan were prepared on forms approved by the Company, and (iv) such Mortgage Loan was actually funded by the Company and was purchased by the Company at closing or soon thereafter. To the best of the Company's knowledge, after reasonable inquiry, the documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. Principal payments on the Mortgage Loan commenced no more than two months after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap, are as set forth on Exhibit I hereto. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, except with respect to balloon Mortgage Loans sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. Unless otherwise specified on the description of pool characteristics attached as Exhibit I hereto, the Mortgage Loan is payable on the first day of each month. There are no Convertible Mortgage Loans;

            (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (v) Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines (a copy of which is attached hereto as Exhibit J). The Mortgage Note and Mortgage are on forms acceptable to secondary mortgage market and the Company has correctly described to each Mortgagor, in accodance with applicable federal, state and local law, the terms of the mortgage instruments used;

            (w) Occupancy of the Mortgaged Property. As of the time of origination, the Mortgaged Property was lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

            (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (z) Acceptable Investment. To the best of Company's knowledge there are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors who invest in mortgage loans similar to the Mortgage Loan to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by the Company generally;

            (aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. The Company is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

            (bb) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Underwriting Guidelines;

            (cc) Transfer of Mortgage Loans. The Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

            (dd) Due-On-Sale. With respect to each Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of the Company's knowledge, such provision is enforceable (subject to limitations imposed by applicable law and rights as to assumption refered to in (ee) below);

            (ee) Assumability. With respect to each Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

            (ff) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Company, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (gg) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second, as applicable, lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (hh) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or, to the best of the Company's knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and neither the Company nor any other Seller has knowledge of any such proceedings in the future;

            (ii) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

            (jj) No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation and to the best of the knowledge of the Company there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue and as of the date of origination; there was (and to the best of the Company's and Seller's knowledge as of the Closing Date, there is) no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

            (kk) Soldiers' and Sailors' Civil Relief Act. The Mortgagor has not notified the Company, and neither the Seller nor the Company has any knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940 as amended, or similar state statute;

            (ll) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser, acceptable to the Company, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. The appraisal and appraiser both satisfy the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, and the requirements of Fannie Mae and Freddie Mac, all as in effect on the date the Mortgage Loan was originated;

            (mm) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Company has complied with, all applicable law with respect to the making of the Mortgage Loans. The Company shall maintain such statement in the Mortgage File;

            (nn) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

            (oo) No Defense to Insurance Coverage. The Sellers have caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Closing Date (whether or not known to the Sellers on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Sellers, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

            (pp) Escrow Analysis. With respect to each Mortgage Loan which requires escrows, the Company has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for the Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

            (qq) Prior Servicing. Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices and the Servicer will report the Mortgagor credit files to each of the three credit repositories monthly in a timely manner;

            (rr) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Company to the Purchaser, the Company has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Company shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorneys' fees) arising from disclosure of credit information in connection with the Purchaser's secondary marketing operations and the purchase and sale of mortgages or Servicing Rights thereto;

            (ss) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            (tt) Prepayment Charge. Each Mortgage Loan is subject to a Prepayment Charge as provided in the related Mortgage Note unless otherwise indicated on the Mortgage Loan Schedule attached hereto. With respect to Mortgage Loans originated prior to October 1, 2002, no such Mortgage Loan has a Prepayment Charge period in excess of five years. With respect to Mortgage Loans originated on or after October 1, 2002, no Mortgage Loan has a Prepayment Charge period in excess of three years;

            (uu) Predatory Lending Regulations. None of the Mortgage Loans are
(i) covered by the Home Ownership and Equity Protection Act of 1994 or (ii) in violation of, or classified as "high cost", "threshold," "covered" or "predatory" loans under, any other applicable state, federal or local law. No Mortgage Loan is classified as a "predatory" loan under any applicable state, federal or local law.

            (vv) Single-premium credit life insurance policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance a single-premium credit life insurance policy;

            (ww) Compliance with Anti-Money Laundering Laws. The Company has complied and will comply with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Company has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

            (xx) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            (yy) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Company or Seller as applicable with respect to the Mortgage Loans have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments that relate to the Mortgage Loans (other than with respect to Second Lien Loans for which the mortgagee under the prior mortgage lien is collecting Escrow Payments), all such payments are in the possession of, or under the control of, the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. With respect to those Mortgage Loans that by their terms require escrows, all Escrow Payments have been collected in full compliance with state and federal law and the provisions of the respective Mortgage Notes and Mortgages. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due to the lender have been capitalized under any of the Mortgages or the Mortgage Notes. All Mortgage Interest Rate adjustments on the Mortgage Loans have been made in strict compliance with state and federal law and the terms of the respective Mortgages and Mortgage Notes on the applicable Interest Rate Adjustment Dates. If, pursuant to the terms of any of the Mortgage Notes, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to all Mortgage Notes which required a new index to be selected as a result of the same occurance, and such selection did not conflict with the terms of any of the Mortgage Notes. The Company executed and delivered any and all notices required under applicable law and the terms of any of the Mortgage Notes and Mortgages regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest on the Mortgage Loans that was required to be paid pursuant to state, federal and local law has been properly paid and credited;

            (zz) Georgia Mortgage Loans. No Mortgage Loan which is secured by property located in the state of Georgia was originated before March 7, 2003;

            (aaa) Mortgaged Premises Located in New York State. No Mortgage Loan
(a) is secured by property located in the state of New York; (b) had an original principal balance of $300,000 or less; and (c) has an application date on or after April 1, 2003, the terms of which Mortgage Loan equal or exceed either the APR or the points and fees threshold for "high-cost home loans," as defined in
Section 6-L of the New York State Banking Law;

            (bbb) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts;

            (ccc) Recordation. Each original Mortgage was recorded, or has been sent for recordation, and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or the Company as Sellers predecessor in interest, or is in the process of being recorded; and

            (ddd) Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser.

            Subsection 8.03 Remedies for Breach of Representations and
Warranties.

            It is understood and agreed that the representations and warranties set forth in Subsections 8.01 and 8.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which affects the value of the Mortgage Loans or the interest of the Purchaser (or which affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

            Within 60 days of the earlier of either discovery by or notice to the Company of any breach of a representation or warranty, the Company and the relevant Seller shall use their best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company or the relevant Seller shall, at the Purchaser's request, repurchase such Mortgage Loan at the Repurchase Price together with all expenses incurred by the Purchaser in connection with such breach and such repurchase within 15 Business Days of such request. Notwithstanding the above sentence, within 60 days of the earlier of either discovery by, or notice to, the Company of any breach of the representations or warranties set forth in clauses (g), (k) (in the case of fraud only), (tt), (uu), (vv), (xx), (zz) or (aaa) of Subsection 8.02, the Company shall repurchase such Mortgage Loan at the Repurchase Price at the Purchaser's request, together with all expenses incurred by the Purchaser as a result of such breach and such repurchase. In the event that a breach shall involve any representation or warranty set forth in Subsection 8.01, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans shall, at the Purchaser's request, be repurchased by the Company at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Subsection 8.02 (except as provided in the second sentence of this paragraph with respect to certain breaches for which no substitution is permitted) and the Company discovers or receives notice of any such breach within 120 days of the Closing Date, at the Purchaser's request, the Company or relevant Seller may, if the Company or a Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the Closing Date. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 8.03 shall be accomplished by either (a) if the Servicing Agreement has been entered into and is in effect, deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution or (b) if the Servicing Agreement has not been entered into or is no longer in effect, by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser's instructions.

            The Company or Seller shall cure, repurchase or substitute in accordance with the preceding paragraph with respect to any Mortgage Loan for which such breach of a representation or warranty exists notwithstanding the fact that such representation and warranty may have contained a statement qualified as being made to the Company's knowledge or to the best of the Company's knowledge.

            At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company or the relevant Seller and the delivery to the Company (for itself or for the Seller) of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company and if applicable, the relevant Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company or Seller shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Subsection 6.03 and the Custodial Agreement, with the Mortgage Note endorsed as required by Subsection 6.03 and the Custodial Agreement. No substitution will be made in any calendar month after the Determination Date for such month. The Company shall remit directly to the Purchaser, or its designee in accordance with the Purchaser's instructions the Monthly Payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the applicable Seller shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

            For any month in which the Company or a Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Company directly to the Purchaser or its designee in accordance with the Purchaser's instructions within two (2) Business Days of such substitution.

            In addition to such repurchase or substitution obligation, notwithstanding anything to the contrary in this Agreement, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs (including legal fees and costs relating to the enforcement of this indemnification obligation), judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Sellers' or the Company's representations and warranties contained in this Agreement or any Reconstitution Agreement. It is understood and agreed that the obligations of the Company set forth in this Subsection 8.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Subsection 8.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

            With respect to those representations and warranties which are made to the best of the Seller's knowledge, if it is discovered by the Company, Seller or the Purchaser that the substance of such representation and warranty is inaccurate, notwithstanding the Company's or Seller's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty (except with respect to fraud in clause (k) of Subsection 8.02). Any cause of action against the Sellers or the Company relating to or arising out of the breach of any representations and warranties made in Subsections 8.01 and 8.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failure by the Company and Sellers to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Sellers or the Company by the Purchaser for compliance with this Agreement.

            Subsection 8.04 Repurchase of Mortgage Loans with First Payment Defaults.

            In the event that the related Mortgagor fails to make the first scheduled Monthly Payment due after the Closing Date with respect to any Mortgage Loan prior to the date which is 45 days after the related Due Date (the "Early Payment Default Date"), the Company shall repurchase such Mortgage Loan within ten (10) Business Days of the Purchaser's request at a price equal to the Repurchase Price.

            SECTION 9. Closing.

            The closing for the purchase and sale of the Mortgage Loans shall take place on the Closing Date. At the Purchaser's option, the Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

            The closing for the Mortgage Loans to be purchased on the Closing Date shall be subject to each of the following conditions:

            (i) at least two Business Days prior to the Closing Date, the Sellers shall deliver to the Purchaser a magnetic diskette, or transmit electronically, a listing on a loan-level basis of the necessary information to compute the Purchase Price of the Mortgage Loans delivered on the Closing Date (including accrued interest), and prepare a Mortgage Loan Schedule;

            (ii) all of the representations and warranties of the Sellers and the Company under this Agreement and under the Servicing Agreement (with respect to each Mortgage Loan, as specified therein) shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or an Event of Default under the Servicing Agreement;

            (iii) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all closing documents as specified in Section 11 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

            (iv) the Company shall have delivered and released to the Custodian all documents required pursuant to the Custodial Agreement; and

            (v) all other terms and conditions of this Agreement and the Purchase Price and Terms Agreement shall have been complied with.

            Subject to the foregoing conditions, the Purchaser shall pay to the Sellers on the Closing Date their respective shares of the Purchase Price for or have it all paid to the Company distribution among the Sellers the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account designated by the Company.

            SECTION 10. Closing Documents.

            The Closing Documents for the Mortgage Loans to be purchased on the Closing Date shall consist of fully executed originals of the following documents:

            1.    this Agreement;

            2. the Servicing Agreement, dated as of the Cut-off Date, in the form of Exhibit B hereto;

            3. the Custodial Agreement, dated as of the Cut-off Date, in the form attached as Exhibit H hereto;

            4. the Mortgage Loan Schedule, one copy to be attached hereto, and one copy to be attached to the Custodian's counterpart of the Custodial Agreement;

            5. a Custodian's Certification, as required under the Custodial Agreement, in the form of Exhibit 2 to the Custodial Agreement;

            6. a Custodial Account Letter Agreement or a Custodial Account Certification, as applicable, as required under the Servicing Agreement;

            7. an Escrow Account Letter Agreement or an Escrow Account Certification, as applicable, as required under the Servicing Agreement;

            8. an Officer's Certificate, in the form of Exhibit C hereto with respect to each Seller, including all attachments hereto;

            9. an Opinion of Counsel of the Company (who may be an employee of the Company) and an Opinion of Counsel of each other Seller, in the form of, or collectively to the same effect as, Exhibit D-1 hereto ("Opinion of Counsel of the Company") and Exhibit D-2, respectively;

            10. an Opinion of Counsel of the Custodian (who may be an employee of the Custodian), in the form of an exhibit to the Custodial Agreement;

            11. a Security Release Certification, in the form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

            12. a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the applicable Seller by merger or acquired or originated by the applicable Seller while conducting business under a name other than its present name, if applicable;

            13. the Underwriting Guidelines to be attached hereto as Exhibit J; and

            14.   Exhibit I to this Agreement.

            The Company shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

            SECTION 11. Costs.

            The Purchaser shall pay its due diligence fees and the fees and expenses of its counsel. All servicing fees incurred prior to the Closing Date, and all costs and expenses incurred in connection with the initial transfer of the Mortgage Loans, fees with respect to the initial transfer of files and to prepare the initial assignments and/or endorsements, all initial recording fees, if any, for the assignments of mortgage for all Mortgage Loans not recorded in the name of MERS, all fees, if any, for transferring record ownership on the MERS system of Mortgage Loans recorded in the name of MERS, custodial fees, including the costs associated with clearing exceptions, (including costs to record intervening assignments and any existing assumption and modification agreements), together with the fees and expenses of Sellers' counsel, shall be paid by the Sellers.

            SECTION 12. Cooperation of Sellers with a Reconstitution.

            The Sellers acknowledge that with respect to some or all of the Mortgage Loans, after the Closing Date, on one or more dates (each a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

            (i) Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each a "Fannie Mae Transfer"); or

            (ii) Freddie Mac (the "Freddie Mac Transfer"); or

            (iii) one or more third party purchasers in one or more Whole Loan Transfers; or

            (iv) one or more trusts or other entities to be formed as part of one or more Securitization Transfers.

            The Sellers agree to execute in connection with any Agency Transfer, any and all pool purchase contracts, and/or agreements reasonably acceptable to the Company among the Purchaser, the Company, Fannie Mae or Freddie Mac (as the case may be) and any servicer in connection with a Whole Loan Transfer, a seller's warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the Company, and in connection with a Securitization Transfer, a pooling and servicing agreement in form and substance reasonably acceptable to the Company (collectively the agreements referred to herein are designated, the "Reconstitution Agreements").

            With respect to each Agency Transfer, Whole Loan Transfer and each Securitization Transfer entered into by the Purchaser, each Seller and the Company agrees (1) to reasonably cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser, provided that the same are reasonably acceptable to the Company and do not include obligations on the part of Sellers, or any of them, that are more burdensome than this Agreement and the Servicing Agreement;
(3) to restate the representations and warranties set forth in this Agreement (except for clause (m) of Section 8.02) and the Servicing Agreement as of the Reconstitution Date that occurs within three (3) months following the Closing Date, with such modifications as are necessary to reflect events occurring between the Closing Date and the applicable Reconstitution Date, and make such additional representations and warranties reasonably required by any rating agency, if only to the extent that the same are, then true, in connection with such Reconstitution. In addition, in connection with a Securitization Transfer entered into by the Purchaser, the Sellers hereby agree that in the event any Mortgage Loan is to be held by a REMIC, and it is discovered by the Sellers, the Purchaser or any prospective purchaser that such Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code resulting from the breach of any representation and warranty within Subsection 8.01 or 8.02, the Company or a Seller shall repurchase each such Deleted Mortgage Loan within 30 days of the earlier of discovery or receipt of notice with respect to each such Deleted Mortgage Loan. The Company shall use its reasonable best efforts to provide to such master servicer or issuer, as the case may be, and any other participants in such Reconstitution any and all information and appropriate verification of information which may be reasonably available to the Company or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request. The Company shall indemnify the Purchaser, each Affiliate designated by the Purchaser and each Person who controls the Purchaser or such Affiliate and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by the Company regarding the Company, the Company's servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement.

            In the event the Purchaser has elected to have the Sellers hold record title to any of the Mortgages, prior to the Reconstitution Date, the Sellers shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the applicable Seller or the Company, as applicable, acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the applicable Seller or the Company, as applicable, shall execute each assignment of mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Sellers' receipt thereof. Additionally, the Company shall prepare and execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

            All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and, if the Servicing Agreement shall remain in effect with respect to the Mortgage Loans, shall continue to be serviced in accordance with the terms of this Agreement and the Servicing Agreement and with respect thereto this Agreement shall remain in full force and effect.

            SECTION 13. The Company.

            Subsection 13.01 Additional Indemnification by the Sellers; Third Party Claims.

            The Company and each of the Sellers shall indemnify jointly and severally with the applicable Seller (but each only with respect to those of the Mortgage Loans sold by it) the Purchaser and any successor servicer and hold each harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs (including any legal fees and cost relating to the enforcement of this indemnification provision), judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company or the Sellers to perform their respective duties and to service the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 12. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to the performance of duties or servicing under this Agreement or any Reconstitution Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence, except when the claim is in any way related to the Sellers' indemnification pursuant to Section 9, or is in any way related to the failure of the Company to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement and the Servicing Agreement or any Reconstitution Agreement.

            Subsection 13.02 Merger or Consolidation of the Company.

            The Company will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

            Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder and under the Servicing Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

            SECTION 14. Financial Statements.

            The Sellers understand that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers audited Statements of Operations of the Sellers for the most recently completed three fiscal years respecting which such statements are available, as well as itself and Statements of Condition of the Sellers at the end of the last two fiscal years covered by such Statement of Operations. The Sellers shall also make available any comparable interim statements to the extent any such statements have been prepared by the Sellers (and are available upon request to members or stockholders of the Sellers or the public at large). The Sellers, if they have not already done so, agree to furnish promptly to the Purchaser copies of the statements specified above. The Company shall also make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.

            The Sellers also agree to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Sellers or the financial statements of the Sellers.

            SECTION 15. Mandatory Delivery; Grant of Security Interest.

            The sale and delivery on the Closing Date of the Mortgage Loans is mandatory from and after the date of the execution of the Purchase Price and Terms Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Sellers' failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Qualified Substitute Mortgage Loans or (iii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the Closing Date. The Sellers hereby grant to the Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Sellers of their obligations under the Purchase Price and Terms Agreement, and the Sellers agree that it shall hold such Mortgage Loans in custody for the Purchaser subject to the Purchaser's (i) right to reject any Mortgage Loan (or Qualified Substitute Mortgage Loan) under the terms of this Agreement and to require another Mortgage Loan (or Qualified Substitute Mortgage Loan) to be substituted therefor, and (ii) obligation to pay the Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

            SECTION 16. Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

            (i) if to the Sellers or any of them (other than Company):

                  Option One Seller Trust 2001-1A
                  Option One Seller Trust 2001-1B
                  Option One Seller Trust 2001-2
                  Option One Seller Trust 2002-3
                  c/o Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890
                  Attention: Corporate Trust Administration

                  with a copy to:

                  Option One Mortgage Corporation
                  3 Ada
                  Irvine, California 92618
                  Attn: David Wells

            (ii) if to the Purchaser:

                  Goldman Sachs Mortgage Company
                  85 Broad Street
                  New York, New York 10004

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            SECTION 17. Severability Clause.

            Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

            SECTION 18. Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            SECTION 19. Governing Law.

            This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by federal law.

            SECTION 20. Intention of the Parties.

            It is the intention of the parties that the Purchaser is purchasing and the Sellers are selling, the Mortgage Loans and not that the Sellers are issuing a debt instrument of the Sellers or other security. Accordingly, each party intends to treat the transaction for federal income tax purposes and accounting purposes as a sale by the Sellers, and a purchase by the Purchaser, of the Mortgage Loans and to account for the transaction consistent with the classification of such arrangement as a grantor trust or such other arrangement satisfactory to the Purchaser, in the event it is not found to represent direct ownership of the related Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans. The Sellers shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

            SECTION 21. Successors and Assigns; Assignment of Purchase
Agreement.

            This Agreement shall bind and inure to the benefit of and be enforceable by the Sellers and the Purchaser and the respective permitted successors and assigns of the Sellers and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Sellers to a third party without the consent of the Purchaser. This Agreement may be assigned, pledged or hypothecated by the Purchaser without the consent of the Sellers. If the Purchaser assigns any or all of its rights as Purchaser hereunder, the assignee of the Purchaser will become the "Purchaser" hereunder to the extent of such assignment. Any such assignment by the Purchaser shall be accompanied by the delivery and execution of an Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") in the form attached hereto as Exhibit G.

            SECTION 22. Waivers.

            No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            SECTION 23. Exhibits.

            The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            SECTION 24. General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

            (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

            SECTION 25. Reproduction of Documents.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            SECTION 26. Further Agreements.

            The Sellers and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            SECTION 27. No Solicitation.

            From and after the Closing Date, the Sellers agree that they will not take any action or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Sellers' behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser provided, that the Sellers may solicit any Mortgagor for whom the Sellers have received a request for demand for payoff or a borrower or obligor initiated written communication indicating a desire to prepay the related Mortgage Loan; provided, further, it is understood and agreed that (i) promotions undertaken by the Sellers or any of their Affiliates which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section, nor are the Sellers prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor and (ii) all rights and benefits relating to the solicitation of any mortgagors to refinance any Mortgage Loans and the attendant rights, title and interest in and to the list of such mortgagors and data relating to their mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant to the Purchase Agreement on the Closing Date and the Sellers shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Sellers or any affiliate of the Sellers which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio, internet (other than targeted e-mail) and television advertisements shall not constitute solicitation under this Section 27.

            SECTION 28. Waiver of Trial by Jury.

            THE SELLERS AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 29. Submission to Jurisdiction; Waivers.

            Each Seller hereby irrevocably and unconditionally:

            (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

            (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

            (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASER SHALL HAVE BEEN NOTIFIED; AND

            (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

            SECTION 30. No Recourse to Owner Trustee.

            It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of Option One Owner Trust 2001-1A, of Option One Owner Trust 2001-1B, of Option One Owner Trust 2001-2 and Option One Owner Trust 2002-3 (collectively, the "Seller Trusts"), in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Seller Trusts is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Seller Trusts, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressed waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under not circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Seller Trusts or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Seller Trusts under this Agreement or any other related documents.

                     [Signatures Commence on Following Page]

            IN WITNESS WHEREOF, the Sellers and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.


                                        GOLDMAN SACHS MORTGAGE COMPANY, a New
                                            York limited partnership
                                                 (Purchaser)

                                        By: GOLDMAN SACHS REAL ESTATE FUNDING
                                            CORP., a New York corporation, its
                                            General Partner


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        OPTION ONE MORTGAGE CORPORATION
                                                 (Seller and Company)


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        OPTION ONE OWNER TRUST 2001-1A
                                                 (Seller)

                                        By: Wilmington Trust Company, not in its
                                            capacity, but solely as Owner
                                            Trustee


                                        By: ____________________________________
                                            Name:
                                            Title:

                  [Signature Page Continues on Following Page]

                                        OPTION ONE OWNER TRUST 2001-1B
                                                 (Seller)

                                        By: Wilmington Trust Company, not in its
                                            capacity, but solely as Owner
                                            Trustee


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        OPTION ONE OWNER TRUST 2001-2
                                                 (Seller)

                                        By: Wilmington Trust Company, not in its
                                            capacity, but solely as Owner
                                            Trustee


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        OPTION ONE OWNER TRUST 2002-3
                                                 (Seller)

                                        By: Wilmington Trust Company, not in its
                                            capacity, but solely as Owner
                                            Trustee


                                        By: ____________________________________
                                            Name:
                                            Title:

                                    EXHIBIT Q

================================================================================

                 MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

                                   ----------

                         GOLDMAN SACHS MORTGAGE COMPANY,

                                    Purchaser

                         ACCREDITED HOME LENDERS, INC.,

                                     Seller

                                   ----------

                            Dated as of June 1, 2003

                                  Conventional,
              Adjustable and Fixed Rate Residential Mortgage Loans

================================================================================

                                TABLE OF CONTENTS

SECTION 1.     Definitions......................................................

SECTION 2.     Agreement to Purchase............................................

SECTION 3.     Mortgage Schedules...............................................

SECTION 4.     Purchase Price...................................................

SECTION 5.     Examination of Mortgage Files....................................

SECTION 6.     Conveyance from Seller to Purchaser..............................

   Subsection 6.01   Conveyance of Mortgage Loans...............................

   Subsection 6.02   Books and Records..........................................

   Subsection 6.03   Delivery of Mortgage Loan Documents........................

   Subsection 6.04   Quality Control Procedures.................................

SECTION 7.     Servicing of the Mortgage Loans..................................

SECTION 8.     Representations, Warranties and Covenants of the Seller;
               Remedies for Breach..............................................

   Subsection 8.01   Representations and Warranties Regarding the
                     Seller..................................................1

   Subsection 8.02   Representations and Warranties Regarding
                     Individual Mortgage Loans...............................1

   Subsection 8.03   Remedies for Breach of Representations and
                     Warranties..............................................1

   Subsection 8.04   Repurchase of Mortgage Loans With Early Payment
                     Defaults................................................1

   Subsection 8.05   Purchaser's Right to Review................................

SECTION 9.     Closing..........................................................

SECTION 10.    Closing Documents................................................

SECTION 11.    Costs............................................................

SECTION 12.    Cooperation of Seller with a Reconstitution......................

SECTION 13.    The Seller.......................................................

   Subsection 13.01  Additional Indemnification by the Seller...................

   Subsection 13.02  Merger or Consolidation of the Seller......................

SECTION 14.    Financial Statements.............................................

SECTION 15.    Mandatory Delivery; Grant of Security Interest...................

SECTION 16.    Notices..........................................................

SECTION 17.    Severability Clause..............................................

SECTION 18.    Counterparts.....................................................

SECTION 19.    Governing Law....................................................

SECTION 20.    Intention of the Parties.........................................

SECTION 21.    Successors and Assigns; Assignment of Purchase Agreement.........

SECTION 22.    Waivers..........................................................

SECTION 23.    Exhibits.........................................................

SECTION 24.    General Interpretive Principles..................................

SECTION 25.    Reproduction of Documents........................................

SECTION 26.    Further Agreements...............................................

SECTION 27.    Recordation of Assignments of Mortgage...........................

SECTION 28.    No Solicitation..................................................

SECTION 29.    Confidentiality..................................................

SECTION 30.    Waiver of Trial by Jury..........................................

SECTION 31.    Submission To Jurisdiction; Waivers..............................

                                    EXHIBITS

EXHIBIT A   CONTENTS OF EACH MORTGAGE FILE

EXHIBIT B   CONTENTS OF EACH CREDIT FILE

EXHIBIT C   MORTGAGE LOAN SCHEDULE FIELDS

EXHIBIT D   MORTGAGE LOAN SCHEDULE

EXHIBIT E   FORM OF SELLER'S OFFICER'S CERTIFICATE

EXHIBIT F   FORM OF OPINION OF COUNSEL TO THE SELLER

EXHIBIT G   INTENTIONALLY OMITTED

EXHIBIT H   FORM OF SECURITY RELEASE CERTIFICATION

EXHIBIT I   UNDERWRITING GUIDELINES

EXHIBIT J   INTENTIONALLY OMITTED

EXHIBIT K   SERVICER ACKNOWLEDGMENT

EXHIBIT L   SELLER LITIGATION

                 MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

            This MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT, dated as of June 1, 2003 ("Agreement"), by and between Goldman Sachs Mortgage Company, a New York limited partnership, having an office at 85 Broad Street, New York, New York 10004 (the "Purchaser") and Accredited Home Lenders, Inc., a California corporation, having an office at 15030 Avenue of Science, #100, San Diego, CA 92128 (the "Seller").

                              W I T N E S S E T H:

            WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, certain first and second lien, adjustable and fixed rate residential mortgage loans (the "Mortgage Loans") on a servicing released basis as described herein, and which shall be delivered as a pool of whole loans on the date as provided herein (the "Closing Date");

            WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien, as applicable, on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule;

            WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, and control of the Mortgage Loans; and

            WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated mortgage pass-through transaction;

            NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

            SECTION 1. Definitions.

            For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

            Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            Act: The National Housing Act, as amended from time to time.

            Adjustable Rate Mortgage Loan: A Mortgage Loan purchased pursuant to this Agreement the Mortgage Interest Rate of which is adjusted from time to time in accordance with the terms of the related Mortgage Note.

            Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agreement: This Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

            ALTA: The American Land Title Association, or any successor thereto.

            Appraised Value: The value of the related Mortgaged Property based upon the appraisal made for the originator at the time of origination of the Mortgage Loan or the sales price of the Mortgaged Property if purchased at or within twelve months prior to such time of origination, whichever is less.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

            Authorized Signatory: Any of (i) Managing Director, (ii) Manager, Funded Asset Management or (iii) Supervisor, Collateral Management.

            Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking and savings and loan institutions in (a) the State of New York, (b) the state in which the Seller's servicing operations are located or
(c) the State in which the Custodian's operations are located, are authorized or obligated by law or executive order to be closed.

            Closing Date: June 27, 2003 or such other date as is mutually agreed upon by the parties.

            CLTV: As of the date of origination and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Mortgage Loan as of the date of origination and (ii) the outstanding principal balance as of the date of origination of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value.

            Code: Internal Revenue Code of 1986, as amended.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Credit File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Credit File pursuant to this Agreement.

            Custodial Account: The separate account or accounts created and maintained pursuant to the Servicing Agreement.

            Custodial Agreement: That certain Custodial Agreement, by and between the Purchaser and the Custodian, dated as of the date hereof, governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents.

            Custodian: Wells Fargo Entity, or any successor thereto under the Custodial Agreement.

            Cut-off Date: June 1, 2003.

            Deleted Mortgage Loan: A Mortgage Loan that is repurchased by the Seller in accordance with the terms of this Agreement.

            Determination Date: The 15th calendar day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of each month.

            Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

            Fannie Mae: Fannie Mae, or any successor thereto.

            Fannie Mae Guides: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

            FDIC: Federal Deposit Insurance Corporation, or any successor thereto.

            Fitch: Fitch Ratings, or any successor thereto.

            First Lien Loan: Any Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

            Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

            Freddie Mac: Freddie Mac, or any successor thereto.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

            HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof.

            Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum set forth on the Mortgage Loan Schedule.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

            Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the interim funder pursuant to the MERS Procedures Manual.

            Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the investor pursuant to the MERS Procedures Manual.

            Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the term of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

            Limited Documentation Program: The guidelines under which the Seller generally originates Mortgage Loans principally on the basis of the Loan-to-Value Ratio of the related Mortgage Loan and the creditworthiness of the Mortgagor.

            Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the related origination date (unless otherwise indicated), to the Appraised Value of the Mortgaged Property.

            MERS: MERSCORP, Inc., its successors and assigns.

            MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedure Manual and (b) the Seller has designated or will designate the Custodian as the Investor on the MERS(R) System.

            MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

            MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

            MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Moody's: Moody's Investors Service, Inc., and its successors in interest.

            Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien upon a leasehold estate of the Mortgagor.

            Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

            Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Credit File, the Servicing File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights, Prepayment Penalties, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

            Mortgage Loan Documents: The documents required to be delivered to the Custodian pursuant to Section 6.03 hereof with respect to any Mortgage Loan.

            Mortgage Loan Schedule: The schedule of Mortgage Loans, a copy of which will be attached hereto as Exhibit D setting forth the information attached hereto as Exhibit C.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

            Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagor: The obligor on a Mortgage Note.

            Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be an employee of the Seller, reasonably acceptable to the Purchaser.

            Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect.

            Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

            Preliminary Mortgage Schedule: As defined in Section 3.

            Prepayment Penalty: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Purchase Price: The price paid on the Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans as calculated in Section 4 of this Agreement.

            Purchase Price and Terms Agreement: That certain letter agreement setting forth the general terms and conditions of the transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Seller and the Purchaser.

            Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns, and any successor to the Purchaser under this Agreement as herein provided.

            Rating Agency: Any of Fitch, Moody's or Standard & Poor's, or their respective successors designated by the Purchaser.

            Reconstitution: A Whole Loan Transfer or a Securitization Transfer.

            Reconstitution Agreement: As defined in Section 12.

            Reconstitution Date: As defined in Section 12.

            Repurchase Price: With respect to any Mortgage Loan, a price equal to (a) the then outstanding principal balance of the Mortgage Loan to be repurchased, plus (b) accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase, plus (c) the amount of any outstanding advances owed to and reasonably incurred by any servicer, and plus (d) all costs and expenses reasonably incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller's repurchase obligation hereunder.

            RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

            Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

            Securitization Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust or other entity as part of a publicly-issued or privately-placed, rated or unrated mortgage pass-through or other mortgage-backed securities transaction.

            Seller: Accredited Home Lenders, Inc., a California corporation and its successors in interest.

            Servicing Agreement: The Interim Servicing Agreement of even date herewith between the Purchaser and the Seller, providing for the Seller to service the Mortgage Loans, as specified therein.

            Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans but not including any Prepayment Penalties; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

            Standard & Poor's: Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies Inc., and its successors in interest.

            Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to scheduled payments of principal due on or before such date, whether or not collected, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

            Successor Servicer: A servicer designated by the Purchaser pursuant to Section 8.03 which is entitled to the benefits of the indemnifications set forth in such Section and Section 13.01.

            Transfer Date: The date on which the Purchaser, or its designee, shall receive the transfer of servicing responsibilities and begin to perform the servicing of the Mortgage Loans, and the Seller shall cease all servicing responsibilities. Such date shall occur on September 1, 2003.

            Underwriting Guidelines: The underwriting guidelines of the Seller a copy of which is attached hereto as Exhibit I.

            Whole Loan Agreement: Any Reconstitution Agreement in respect of a Whole Loan Transfer.

            Whole Loan Transfer: The sale or transfer by Purchaser of some or all of the Mortgage Loans in a whole loan or participation format pursuant to a Reconstitution Agreement.

            SECTION 2. Agreement to Purchase.

            The Seller agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the Cut-off Date in an amount as set forth in the Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the aggregate scheduled principal balance of the Mortgage Loans accepted by the Purchaser on the Closing Date.

            SECTION 3. Mortgage Schedules.

            The Seller shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans to be purchased on the Closing Date in accordance with the Purchase Price and Terms Agreement and this Agreement (a "Preliminary Mortgage Schedule").

            The Seller shall deliver the Mortgage Loan Schedule for the Mortgage Loans to be purchased on the Closing Date to the Purchaser at least two (2) Business Days prior to the Closing Date or such later date on which the Purchaser has identified to the Seller the final list of Mortgage Loans the Purchaser desires to purchase. The Mortgage Loan Schedule shall be attached hereto as Exhibit D.

            SECTION 4. Purchase Price.

            The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the aggregate scheduled principal balance, as of the Cut-off Date, of the Mortgage Loans listed on the related Closing Schedule, after application of scheduled payments of principal due on or before the Cut-off Date whether or not collected.

            In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued but unpaid interest on the principal balance of the Mortgage Loans as of the Cut-off Date at a rate equal to the weighted average Mortgage Interest Rate minus the Servicing Fee Rate (as defined in the Servicing Agreement), from the Cut-off Date through the day prior to the Closing Date, inclusive. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account or accounts designated by the Seller in writing.

            The Purchaser shall be entitled to (1) all scheduled principal due after the Cut-off Date, (2) all other recoveries of principal collected after the Cut-off Date (provided, however, that all scheduled payments of principal due on or before the Cut-off Date shall belong to the Seller), (3) all payments of interest on the Mortgage Loans (minus that portion of any such payment which is allocable to the period prior to the Cut-off Date) and (4) all other recoveries of late charges, assumption fees, prepayment penalties or other charges collected after the Cut-off Date. The principal balance of each Mortgage Loan as of the Cut-off Date is determined after application of payments of principal due on or before the Cut-off Date whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a due date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date. Such prepaid amounts (minus interest at the Servicing Fee Rate) shall be the property of the Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser.

            SECTION 5. Examination of Mortgage Files.

            At least five (5) Business Days prior to the Closing Date, the Seller shall either (a) deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan to be purchased, the related Mortgage File, including a copy of the Assignment of Mortgage (except with respect to each MERS Designated Mortgage Loan ), pertaining to each Mortgage Loan, or (b) make the related Mortgage File available to the Purchaser for examination at such other location as shall otherwise be acceptable to the Purchaser. Such examination of the Mortgage Files may be made by the Purchaser or its designee at any reasonable time before or after the Closing Date. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files or the Credit Files shall not impair in any way the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other remedy as provided in this Agreement; provided that Purchaser may not demand repurchase or other relief or remedy on the basis that a Mortgage Loan examined by Purchaser or its designee prior to purchase does not comply with the Underwriting Guidelines. Notwithstanding the preceding qualification, it is understood and agreed that the Purchaser maintains its rights pursuant to Section 8.03 to demand repurchase of any loan in breach of the Seller's representations and warranties contained in Section 8.02, excluding Section 8.02(v).

            SECTION 6. Conveyance from Seller to Purchaser.

            Subsection 6.01. Conveyance of Mortgage Loans.

            The Seller, simultaneously with the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all right, title and interest of the Seller in and to the Mortgage Loans and the Mortgage Files and all rights and obligations arising under the documents contained therein.

            Subsection 6.02. Books and Records.

            Record title to each Mortgage as of the Closing Date shall be in the name of the Seller, an Affiliate of the Seller, the Purchaser, MERS or one or more designees of the Purchaser. Notwithstanding the foregoing, beneficial title of each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. Except as expressly set forth in this Agreement, all rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

            The sale of each Mortgage Loan shall be reflected on the Seller's balance sheet and other financial statements as a sale of assets by the Seller.

            The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver within five (5) business days to the Purchaser upon demand, evidence of compliance prior to the Transfer Date with all federal, state and local laws, rules and regulations, including but not limited to flood certifications, documentation evidencing insurance coverage and periodic inspection reports. To the extent that, prior to the Transfer Date, original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm, microfiche or electronic imaging so long as the Seller complies with the requirements of the Fannie Mae Guides.

            Subsection 6.03. Delivery of Mortgage Loan Documents.

            The Seller shall deliver and release to the Custodian no later than five (5) Business Days prior to the Closing Date the documents and instruments in the Mortgage File for each Mortgage Loan.

            The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the Closing Date, as evidenced by the certification and trust receipt of the Custodian in the form annexed to the Custodial Agreement. The Purchaser shall pay all fees and expenses of the Custodian from and after the Closing Date.

            The Seller shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety days of its submission for recordation.

            In the event the original of any copy of any document submitted for recordation to the appropriate public recording office, is not delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, within 180 days following the Closing Date, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection 8.03. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction, provided that (i) the Seller shall deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of a servicing officer of the Seller, confirming that such documents have been accepted for recording (upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the related Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said officer's certificate relating to the related Mortgage Loans), and (ii) such document is delivered within 270 days of the Closing Date.

            The Seller shall pay all initial recording fees, if any, for the assignments of mortgage and any other fees or costs for a one-time transfer of all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser's designee. The Purchaser or the Purchaser's designee shall be responsible for recording any Assignments of Mortgage and shall be reimbursed by the Seller for the costs associated therewith pursuant to the preceding sentence.

            Subsection 6.04. Quality Control Procedures.

            The Seller shall maintain an internal quality control program that verifies in a manner consistent with accepted industry procedures, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Seller's loan production and the servicing activities of the Seller. The program ensures that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Practices and the Underwriting Guidelines, guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

            SECTION 7. Servicing of the Mortgage Loans.

            The Mortgage Loans have been sold by the Seller to the Purchaser on a servicing released basis. Subject to and upon the terms and conditions of this Agreement, the Seller hereby sells, transfers, assigns, conveys and delivers to the Purchaser the Servicing Rights. The Seller shall take any actions necessary to cause any current servicer to terminate servicing the Mortgage Loans on behalf of the Seller. The Seller shall be responsible for all servicing fees with respect to the Mortgage Loans accruing through the Closing Date. On and after the Transfer Date, the Purchaser shall have the right to assign the servicing rights to a Successor Servicer in its sole discretion.

            SECTION 8. Representations, Warranties and Covenants of the Seller; Remedies for Breach.

            Subsection 8.01. Representations and Warranties Regarding the
Seller.

            The Seller represents, warrants and covenants to the Purchaser and the Successor Servicer that as of the date hereof and as of the Closing Date:

            (a) Due Organization and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full corporate power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law, subject to bankruptcy, insolvency, and similar laws affecting the rights of creditors generally and to general principles of equity; and all requisite corporate action has been taken by the Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Seller in accordance with their terms;

            (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter, by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

            (d) Ability to Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors;

            (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Seller, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) except as disclosed in writing by the Seller to the Purchaser on Exhibit L hereto, which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement, or (iv) except as disclosed in writing by the Seller to the Purchaser on Exhibit L hereto, the Seller is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices. The Mortgage Loans are not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices. Notwithstanding the Seller's disclosure of ongoing litigation pursuant to Exhibit L hereto, Accredited shall remain liable to the Purchaser to repurchase and/or indemnify for any Mortgage Loan affected by any outstanding litigation.

            (f) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval-, authorization or order of, or registration or filing with, or notice has been obtained prior to the Closing Date;

            (g) Selection Process. The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio at the Closing Date as to which the representations and warranties set forth in Subsection 8.02 could be made and such selection was not intentionally made in a manner so as to affect adversely the interests of the Purchaser;

            (h) Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage, if applicable, and any other documents required to be delivered with respect to each Mortgage Loan pursuant to this Agreement, shall be delivered to the Custodian all in compliance with the specific requirements of this Agreement. With respect to each Mortgage Loan, the Seller will be in possession of a complete Mortgage File in compliance with Exhibit A hereto, except for such documents as will be delivered to the Custodian;

            (i) No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished by Seller pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transfer or Whole Loan Transfer) contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading;

            (j) Financial Statements. The Seller has delivered to the Purchaser financial statements as requested by the Purchaser. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Seller has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

            (k) Loan Experience. The Seller has delivered information as to its loan experience as requested by the Purchaser, and all such information so delivered shall be true and correct in all material respects;

            (l) No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

            (m) Sale Treatment. The Seller acknowledges that under generally accepted accounting principles the transfer of the Mortgage Loans may be treated as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

            (n) Owner of Record. Except for a MERS Designated Mortgage Loan, the Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for any Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

            (o) Reasonable Purchase Price. The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans;

            (p) Seller's Origination. The Seller's decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Seller's underwriting guidelines, and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

            (q) Reports. On or prior to the date which is two Business Days after the Closing Date, Seller will provide the Custodian and the Purchaser with a MERS Report reflecting the Custodian as Investor with respect to each MERS Designated Mortgage Loan and no Person as Interim Funder for each MERS Designated Mortgage Loan;

            (r) MERS Designations. With respect to each MERS Designated Mortgage Loan, on the Closing Date, the Seller has initiated the process of designating the Custodian as the Investor on the MERS(R) System. With respect to each MERS Designated Mortgage Loan, no Person is listed as Interim Funder on the MERS(R) System.

            Subsection 8.02. Representations and Warranties Regarding Individual Mortgage Loans.

            The Seller hereby represents and warrants to the Purchaser and the Successor Servicer that, as to each Mortgage Loan, as of the Closing Date for such Mortgage Loan:

            (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is complete, true and correct;

            (b) Payments Current. All payments required to be made up to the Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet 30 days delinquent, have been made and credited. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan;

            (c) No Outstanding Charges. Except for payment defaults of less than 30 days, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

            (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule, if applicable. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the Mortgage Loan Schedule;

            (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Mortgage Loan was funded;

            (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under the Fannie Mae Guides against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms to Fannie Mae and Freddie Mac, with a generally acceptable insurance carrier acceptable under the Fannie Mae Guides in an amount representing coverage not less than the lesser of (i) the aggregate unpaid principal balance of the Mortgage Loan, (ii) maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended (regardless of whether the area in which such Mortgaged Property is located is participating in such program), and (iii) the full replacement value of the improvements which are part of such Mortgaged Property. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without 30 days' prior written notice to the mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. None of the Seller, the Mortgagor or any servicer have engaged in any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

            (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated (except to a senior mortgage in the case of a Second Lien Mortgage Loan) or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

            (i) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the Mortgaged Property may be a leasehold estate and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a condominium project, or an individual unit in a planned unit development or a manufactured home and no residence or dwelling is a mobile home, provided, however, that any condominium unit or planned unit development shall conform with the Underwriting Guidelines. In the case of any Mortgaged Properties that are manufactured homes (a "Manufactured Home Mortgage Loans"), (i) such Manufactured Home Mortgage Loan conforms with the applicable Fannie Mae or Freddie Mac requirements regarding mortgage loans related to manufactured dwellings, (ii) the related manufactured dwelling is permanently affixed to the land, (iii) the related manufactured dwelling and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming Seller as mortgagee, (iv) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, and (v) such Manufactured Home Mortgage Loan is (x) a qualified mortgage under Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended and (y) secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that a Mortgaged Property which contains a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes; notwithstanding the forgoing, the Mortgaged Property is not characterized as mixed-use under which the Mortgaged Property falls into two or more land use classifications.

            (j) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable (subject to bankruptcy, insolvency, and similar laws affecting the rights of creditors generally and to general principles of equity) and perfected, first or second lien (as applicable) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

            (1) the lien of current real property taxes and assessments not yet due and payable;

            (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

            (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

            (4) with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property.

            Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable (subject to bankruptcy, insolvency and similar laws affecting the rights of creditors and general principles of equity) and perfected (A) first lien and first priority security interest with respect to each first lien mortgage loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and Seller has full right to sell and assign the same to Purchaser.

            (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or a law). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, omission, misrepresentation, negligence, or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, or any other party involved in the origination or servicing of the Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

            (l) Full Disbursement of Proceeds. Except to the extent the Mortgage Loan is subject to completion escrows which have been disclosed to and acknowledged by the Purchaser and which meet the requirements of the Underwriting Guidelines, and as to which a completed Fannie Mae form 442 has been delivered to the Purchaser as of the related Closing Date, the Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (m) Ownership. Except for the interests of the Seller's warehouse lender, which interests will be released upon payment of the related Purchase Price, the Seller is the sole owner and holder of the Mortgage Loan, the Mortgage Loan has neither been assigned nor pledged, and the Seller has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan and the related Servicing Rights to the Purchaser free and clear of any encumbrance, equity, lien, pledge, chare, claim or security interest and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan and the related Servicing Rights to the Purchaser pursuant to the terms of this Agreement.

            (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business, or exempt from such qualification, in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

            (o) CLTV, LTV. No Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%. No Mortgage Loan has an LTV greater than 100%.

            (p) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien (with respect to first lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses
(1), (2), (3) and (4) of paragraph (j) of this Subsection 8.02, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The Seller, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the purchase transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (q) No Defaults. Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note and (iii) as of the Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) the applicable law or applicable Mortgage requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

            (r) No Mechanics' Liens. Except as insured against by the related title insurance, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (t) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap for an Adjustable Rate Mortgage Loan are as set forth on the Mortgage Loan Schedule. The Mortgage Note is payable in equal monthly installments of principal and interest, except for those Mortgage Loans identified on the Mortgage Loan Schedule subject to a balloon payment, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. Unless otherwise specified on Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note;

            (u) Customary Provisions. The Mortgage contains customary and enforceable (subject to bankruptcy, insolvency, and similar laws affecting the rights of creditors generally and to general principles of equity) provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (v) Conformance with Agency and Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines (a copy of which is attached hereto as Exhibit I). The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.

            (w) Occupancy of the Mortgaged Property. The Mortgaged Property is not unlawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

            (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

            (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (z) Acceptable Investment. To the Seller's knowledge, there are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing (other than the status of the Mortgage Loan as a subprime mortgage loan) that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by the Seller generally;

            (aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage, if applicable, and any other documents required to be delivered to the Custodian under this Agreement for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

            (bb) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is acceptable to Seller and underwritten in accordance with the Underwriting Guidelines;

            (cc) Transfer of Mortgage Loans. The Assignment of Mortgage, (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

            (dd) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and, subject to applicable law, such provision is enforceable;

            (ee) Assumability. None of the Mortgage Loans are, by their terms, assumable;

            (ff) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (gg) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (hh) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair;

            (ii) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Seller or the current servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the current servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. To the extent there exists an escrow of funds, such escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

            (jj) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

            (kk) No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

            (ll) Soldiers' and Sailors' Civil Relief Act. The Mortgagor has not notified the Seller, of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940 or any similar state or local law;

            (mm) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfied the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

            (nn) Disclosure Materials. The Mortgagor has received all disclosure materials required by, and the Seller has complied with, all applicable law with respect to the making of the Mortgage Loans;

            (oo) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made to finance the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

            (pp) Value of Mortgaged Property. The Seller has no knowledge of any circumstances existing that could be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by the Seller generally secured by properties in the same geographic area as the related Mortgaged Property;

            (qq) No Defense to Insurance Coverage. The Seller has caused to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

            (rr) Escrow Analysis. With respect to each Mortgage for which taxes and insurance are being escrowed, the current servicer has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

            (ss) Prior Servicing. Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices and the related servicer has reported the Mortgagor credit files monthly to each of the three credit repositories in a timely manner on a monthly basis;

            (tt) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage;

            (uu) Leaseholds. If a Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (A) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (B) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (C) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (D) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            (vv) Prepayment Penalty. Each Mortgage Loan is subject to a Prepayment Penalty unless otherwise set forth on the Mortgage Loan Schedule hereof, enforceable under the terms of the related Mortgage Note and originated in compliance with all applicable federal, state, and local laws. No Mortgage Loan has a Prepayment Penalty period in excess of five years;

            (ww) Predatory Lending Regulations. None of the Mortgage Loans are
(i) covered by the Home Ownership and Equity Protection Act of 1994 or (ii) in violation of, or classified as "high cost", "threshold," "covered" or "predatory" loans under, any other applicable state, federal or local law.

            (xx) Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance a single-premium credit life insurance policy;

            (yy) Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

            (zz) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (aaa) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or an Illinois land trust or a "living trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts;

            (bbb) Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

            (ccc) FICO Scores. Except as permitted by the Underwriting Guidelines, each Mortgagor has a non-zero FICO score;

            (ddd) Compliance with Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws");

            (eee) Georgia Mortgage Loans. There is no Mortgage Loan that was funded prior to March 7, 2003 and is secured by property located in the State of Georgia. There is no Mortgage Loan that was funded after March 7, 2003, which is a "high-cost home loan" as defined under the Georgia Fair Lending Act;

            (fff) Mortgaged Premises Located in New York State. No Mortgage Loan
(a) is secured by property located in the state of New York; (b) had an original principal balance of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which Mortgage Loan equal or exceed either the APR or the points and fees threshold for "high-cost home loans," as defined in
Section 6-L of the New York State Banking Law; and

            (ggg) Litigation. The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices.

            Subsection 8.03. Remedies for Breach of Representations and Warranties.

            It is understood and agreed that the representations and warranties set forth in Subsections 8.01 and 8.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage, subject to Section 5, or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

            Within 60 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, within thirty (30) calendar days of Seller's receipt of request from the Purchaser, repurchase such Mortgage Loan at the Repurchase Price. Notwithstanding the above sentence, within 60 days of the earlier of either discovery by, or notice to, the Seller of any breach of the representations or warranties set forth in clauses (vv), (ww), (xx) or (zz) of Subsection 8.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price. In the event that such a breach shall involve any representation or warranty set forth in Subsection 8.01, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans materially and adversely affected thereby shall, at the Purchaser's option, be repurchased by the Seller at the Repurchase Price. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 8.03 shall be accomplished by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser's instructions.

            At the time of repurchase, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller, free and clear of any lien, charge or encumbrance suffered or incurred by the Purchaser, and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan.

            In addition to such repurchase obligation, the Seller shall indemnify the Purchaser and the Successor Servicer and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller representations and warranties contained in this Agreement or any Reconstitution Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 8.03 to cure, or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Subsection 8.03 constitute the sole remedies of the Purchaser and the Successor Servicer respecting a breach of the foregoing representations and warranties. For purposes of this paragraph, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were "Successor Servicers" under this Agreement.

            Upon the request of the Purchaser, the Seller hereby agrees to execute a recognition agreement in the form of Exhibit K hereto recognizing the servicer designated by the Purchaser therein as the Successor Servicer.

            Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 8.01 and
8.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

            Subsection 8.04. Repurchase of Mortgage Loans With Early Payment Defaults.

            With respect to each Mortgage Loan, if the related Mortgagor fails to make the first Monthly Payment due after the Cut-off Date before the date which is 30 days after the related Due Date (the "Early Payment Default Date"), the Seller, at the Purchaser's option exercised in its sole discretion, shall, within thirty (30) calendar days of Seller's receipt of notice of Purchaser's request for repurchase, repurchase such Mortgage Loan from the Purchaser at a price equal to the Repurchase Price.

            Subsection 8.05. Purchaser's Right to Review.

            Prior to the Closing Date, the Purchaser shall have the right to perform on-site due diligence at the premises of the Seller with respect to the Mortgage Loans. The Seller will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its co-investor's, its financial partner's, and the rating agencies. The Seller shall make the legal files and the credit files, together with any payment histories, collection histories, bankruptcy histories, broker's price opinions, to the extent available, and any other information with respect to the Mortgage Loans requested by the Purchaser, available at the Seller's offices for review by Purchaser or its agents during normal business hours before the Closing Date. The Purchaser shall have the right to order additional broker's price opinions in its sole discretion at the Purchaser's expense.

            The Purchaser shall have the right to reject any Mortgage Loan (a) for which the documentation listed in Section 6.03 is missing or defective in whole or in part, (b) for which the related broker's price opinion is below the appraisal provided in connection with the origination of the related Mortgage Loan, (c) for which the loan-to-value ratio calculated based upon the broker's price opinion is greater than 100%, (d) which does not conform to the Seller's underwriting guidelines, (e) which does not conform to the terms of the Purchase Price and Terms Letter or is in breach of the representations and warranties set forth in this Purchase Agreement, (f) that is not securitizable in the reasonable opinion of the Purchaser, or (g) which does not conform to the terms of any applicable federal, state, or local law or regulation. The Purchaser shall use its best efforts to notify the Seller of any such rejected Mortgage Loan immediately upon discovery.

            The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase or other relief for breach of Mortgage Loan representations and warranties, missing or defective documents or as otherwise provided in this Agreement; provided, however, that Purchaser may not demand repurchase or other relief or remedy on the basis that a Mortgage Loan examined by Purchaser or its designee prior to purchase does not comply with the Underwriting Guidelines.

            SECTION 9. Closing.

            The closing for the purchase and sale of the Mortgage Loans shall take place on the Closing Date. At the Purchaser's option, the Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

            The closing for the Mortgage Loans to be purchased on the Closing Date shall be subject to each of the following conditions:

            (i) at least two Business Days prior to the Closing Date or such later date on which the Purchaser has identified to the Seller the final list of Mortgage Loans the Purchaser desires to purchase, the Seller shall deliver to the Purchaser via electronic medium a Mortgage Loan Schedule acceptable to the Purchaser;

            (ii) all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

            (iii) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 10 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

            (iv) the Seller shall have delivered and released to the Custodian all documents required hereunder; and

            (v) all other terms and conditions of this Agreement and the Purchase Price and Terms Agreement shall have been complied with.

            Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the Closing Date the Purchase Price, plus accrued interest pursuant to
Section 4 of this Agreement, by wire transfer of immediately available funds to the account(s) designated by the Seller.

            SECTION 10. Closing Documents.

            The Closing Documents for the Mortgage Loans to be purchased on the Closing Date shall consist of fully executed originals of the following documents:

1.    this Agreement;

2.    the Interim Servicing Agreement;

3. the Mortgage Loan Schedule, one copy to be attached hereto, and one copy to be attached to the Custodian's counterpart of the Custodial Agreement;

4.    a Custodian's Certification, as required under this Agreement;

5. an Officer's Certificate, in the form of Exhibit E hereto with respect to the Seller, including all attachments thereto;

6. an Opinion of Counsel of the Seller (who may be an employee of the Seller), in the form of Exhibit F hereto ("Opinion of Counsel of the Seller");

7. a Security Release Certification, substantially in the form of Exhibit G or H, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person; and

8. a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable.

            The Seller shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

            SECTION 11. Costs.

            The Purchaser shall pay its due diligence fees the fees and expenses of its counsel and the ongoing fees of its document custodian. All servicing fees incurred prior to the Closing Date (other than servicing fees to be netted from payments collected for the account of the Purchaser), and all costs and expenses incurred in connection with the one-time transfer of the Mortgage Loans, including the fees to transfer files and prepare assignments/endorsements, all initial recording fees, if any, for the assignments of mortgage for all Mortgage Loans not recorded in the name of MERS, and all fees, if any, for transferring record ownership on the MERS system of Mortgage Loans recorded in the name of MERS, the costs associated with clearing exceptions, (including costs to record intervening assignments and any existing assumption and modification agreements), together with the fees and expenses of Seller's counsel, shall be payable by the Seller.

            SECTION 12. Cooperation of Seller with a Reconstitution.

            The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the Closing Date, on one or more dates (each a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each, a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

            (i) one or more third party purchasers in one or more Whole Loan Transfers; or

            (ii) one or more trusts or other entities to be formed as part of one or more Securitization Transfers.

            With respect to each Whole Loan Transfer and each Securitization Transfer entered into by the Purchaser, the Seller agrees (1) to use its reasonable best efforts to cooperate with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures;
(2) to restate as of the Reconstitution Date for the benefit of the Purchaser and the Successor Servicer, the same representations and warranties as to the Mortgage Loans as set forth herein, but modified, if necessary, to reflect changes due to events that may have occurred since the Closing Date (including events which occur after the Closing Date which are reasonably unknown to the Seller), and (3) to execute, deliver and perform a pooling and servicing agreement or other agreement in connection with such Reconstitution setting forth such restated representations and warranties and the remedies for breach of same (which remedies will be the same as those set forth herein) (a "Reconstitution Agreement"). The Seller shall use its reasonable best efforts to provide to such master servicer or issuer, as the case may be, and any other participants or purchasers in such Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request (provided, if the Seller is required to engage a third party service provider to fulfill a Purchaser request pursuant to this subsection, the Purchaser shall reimburse the Seller for any reasonable out-of-pocket costs incurred by the Seller with respect to such service provider); (ii) delivering an opinion of counsel as to customary corporate matters (which may be from in-house counsel) in form and substance reasonably satisfactory to the Seller and the Purchaser if requested by the Purchaser; and (iii) to execute, deliver and satisfy all conditions set forth in any indemnity agreement required by the Purchaser or any such participant (provided, that such agreement shall set forth an indemnity substantially similar to that set forth in this paragraph). Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements. The Seller shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate and the Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Seller regarding the Seller, the Mortgage Loans or the Underwriting Guidelines which is set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement.

            All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and with respect thereto this Agreement shall remain in full force and effect.

            SECTION 13. The Seller.

            Subsection 13.01. Additional Indemnification by the Seller.

            The Seller shall indemnify the Purchaser and the Successor Servicer and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees (including (without limitation) legal fees incurred in connection with the enforcement of the Seller's indemnification obligation under this Subsection 13.01) and related reasonable costs, judgments, and any other reasonable costs, fees and expenses that the Purchaser or the Successor Servicer may sustain in any way related to the failure of the Seller to perform its duties under this Agreement or any breach of any of Seller's representations, warranties or covenants set forth in this Agreement, and to perform its duties in strict compliance with the terms of any Reconstitution Agreement entered into pursuant to Section 12.

            Subsection 13.02. Merger or Consolidation of the Seller.

            The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

            Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

            SECTION 14. Financial Statements.

            Financial information regarding the Seller may be provided to prospective purchasers for a period of two (2) years following the Closing Date; provided, however, that such information will be limited to the publicly available audited financial statements of the Seller.

            The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

            SECTION 15. Mandatory Delivery; Grant of Security Interest.

            The sale and delivery on the Closing Date of the Mortgage Loans is mandatory from and after the date of the execution of the Purchase Price and Terms Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the Closing Date. Upon the consummation of the transactions contemplated by this Agreement, the Seller hereby grants to the Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligations under the Purchase Price and Terms Agreement, and the Seller agrees that it shall hold such Mortgage Loans in custody for the Purchaser subject to the Purchaser's (i) right to reject any Mortgage Loan under the terms of this Agreement and to require another Mortgage Loan to be substituted therefor, and (ii) obligation to pay the Purchase Price for the Mortgage Loans. Subject to Subsection 8.03, all rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

            SECTION 16. Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

                  (i)   if to the Seller:

                        Accredited Home Lenders, Inc.
                        115030 Avenue of Science, #100
                        San Diego, CA 92128
                        Attention: Director of Operations
                        Telephone: 858-676-2100
                        Fax: 858-676-8114

                  (ii)  if to the Purchaser:

                        Goldman Sachs Mortgage Company
                        85 Broad Street
                        27th Floor
                        New York, New York 10004
                        Attention: Christopher Gething

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            SECTION 17. Severability Clause.

            Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

            SECTION 18. Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            SECTION 19. Governing Law.

            This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by Federal law.

            SECTION 20. Intention of the Parties.

            It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes and accounting purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

            SECTION 21. Successors and Assigns; Assignment of Purchase
Agreement.

            This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. Except as set forth under Section 13.02 above, this Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, with written notice to the Seller. There shall be no limitation on the number of assignments or transfers allowable by the Purchaser with respect to the Mortgage Loans and this Agreement. In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser's obligations hereunder, the Seller acknowledges and agrees to look solely to such assignee, and not to the Purchaser, for performance of the obligations so assumed. The Purchaser shall deliver written notice to the Seller of any such assumption of the Purchaser's obligations and upon delivery thereof the Purchaser shall be relieved from any liability to the Seller with respect to such obligations. The Successor Servicer shall be an intended third party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

            SECTION 22. Waivers.

            No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            SECTION 23. Exhibits.

            The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            SECTION 24. General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

            (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

            SECTION 25. Reproduction of Documents.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            SECTION 26. Further Agreements.

            The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            SECTION 27. Recordation of Assignments of Mortgage.

            To the extent permitted by applicable law, for Mortgage Loans which are not registered with MERS, each of the Assignments of Mortgage is subject to recordation in the appropriate public offices for real property records in the county or other comparable jurisdiction in which the related Mortgaged Property is situated, such recordation to be effected at the Seller's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

            SECTION 28. No Solicitation.

            From and after the Closing Date, the Seller agrees that it will not take any action or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, internet (other than targeted e-mail) radio and television advertisements shall not constitute solicitation under this Section 28.

            SECTION 29. Confidentiality.

            The Seller and Purchaser understand and agree that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with any Reconstitution, and any offering circulars or other disclosure documents produced in connection with any Reconstitution are confidential and proprietary to the Purchaser or Seller, and the Seller and Purchaser agree to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller or the Purchaser, as the case may be, (c) as is necessary in working with legal counsel, rating agencies, auditors, agents, taxing authorities or other governmental agencies or (d) the federal income tax treatment of the transactions hereunder, any fact relevant to understanding the federal tax treatment of the transactions hereunder, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that the Seller may not disclose the name of or identifying information with respect to Purchaser or any pricing terms or other nonpublic business or financial information that is unrelated to the purported or claimed federal income tax treatment of the transactions hereunder and is not relevant to understanding the purported or claimed federal income tax treatment of the transactions hereunder. Notwithstanding the foregoing, the Seller may disclose (i) in its periodic public filings the Purchaser's name and the total dollar amount of Mortgage Loans purchased by the Purchaser during the related period and (ii) the Purchaser's identity and the Purchase Price in connection with obtaining the release of the liens of the Seller's warehouse lenders.

            SECTION 30. Waiver of Trial by Jury.

            THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 31. Submission To Jurisdiction; Waivers.

            The Seller and the Purchaser each hereby irrevocably and unconditionally:

            (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

            (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

            (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTY SHALL HAVE BEEN NOTIFIED; AND

            (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

                     [Signatures Commence on Following Page]

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.


                                        GOLDMAN SACHS MORTGAGE COMPANY, a New
                                        York limited partnership
                                               (Purchaser)

                                              By:GOLDMAN SACHS REAL ESTATE
                                              FUNDING CORP., a New York
                                              corporation, as General Partner


                                              By:_______________________________
                                              Name:
                                              Title:


                                        ACCREDITED HOME LENDERS, INC.
                                               (Seller)


                                        By:_____________________________________
                                        Name:
                                        Title:

                                                                       Exhibit A

                                    EXHIBIT A

                         CONTENTS OF EACH MORTGAGE FILE

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to Section 6 of the Mortgage Loan Purchase and Warranties Agreement to which this Exhibit is attached (the "Agreement"):

            (a) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________, without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[Last Endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by "[Last Endorsee], formerly known as [previous name]";

            (b) the original Mortgage with evidence of recording thereon;

            (c) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

            (d) except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by "[Seller], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by "[Seller], formerly known as [previous name]";

            (e) the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the Seller to the Last Endorsee (or to MERS with respect to each MERS Designated Mortgage Loan) with evidence of recording thereon;

            (f) the original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a copy of the related policy binder, preliminary report or commitment for title; and

            (g) Any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage.

If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered an original document with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation or because such document has been lost or because such public recording office retains the original recorded document, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such document, together with (i) in the case of a delay caused by the public recording office, a copy of such document certified by an Authorized Signatory of the Seller (or certified by the title company, escrow agent, or closing attorney) to be a true and correct copy of such document dispatched to the appropriate public recording office for recordation, and the original recorded document will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a document where a public recording office retains the original recorded document or in the case where a document is lost after recordation in a public recording office, a copy of such document certified by such public recording office to be a true and complete copy of the original recorded document.

                                                                       Exhibit B

                                    EXHIBIT B

                          CONTENTS OF EACH CREDIT FILE

            (a) Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

            (b) Evidence of the original hazard insurance policy and, if required by law, flood insurance policy.

            (c) Residential loan application.

            (d) Mortgage Loan closing statement.

            (e) All applicable verification of employment and income except for Mortgage Loans originated under a Limited Documentation Program.

            (f) Verification of acceptable evidence of source and amount of downpayment, if applicable.

            (g) Credit report on the Mortgagor.

            (h) Residential appraisal report.

            (i) Photograph of the Mortgaged Property.

            (j) Survey of the Mortgaged Property, if any.

            (k) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

            (l) All required disclosure statements (other than the 3-day packages, copies of which shall be retained by the Seller and made available upon request).

            (m) If available, termite report, structural engineer's report, water potability and septic certification.

            (n) Sales contract, if it is a purchase transaction.

            (o) Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

            (p) The original power of attorney, if applicable, with evidence of recording thereon, or a certified copy thereof.

                                                                       Exhibit C

                                    EXHIBIT C

                          MORTGAGE LOAN SCHEDULE FIELDS

            (1) the Seller's Mortgage Loan identifying number;

            (2) the Mortgagor's name;

            (3) the street address of the Mortgaged Property including the city, state and zip code;

            (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property;

            (5) the number and type of residential units constituting the Mortgaged Property (i.e. a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing);

            (6) a code indicating whether the Mortgage Loan is secured by a leasehold estate;

            (7) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

            (8) with respect to First Lien Loans, the LTV at the origination;

            (9) with respect to Second Lien Loans, the CLTV at the origination;

            (10) with respect to Second Lien Loans, the outstanding principal balance of the senior mortgage loan;

            (11) a code indicating whether the Mortgage Loan is a piggyback loan:

            (12) the Mortgage Interest Rate as of the Cut-off Date;

            (13) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date;

            (14) the stated maturity date;

            (15) the amount of the Monthly Payment as of the Cut-off Date;

            (16) the last payment date on which a payment was actually applied to the outstanding principal balance;

            (17) the original principal amount of the Mortgage Loan;

            (18) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date;

            (19) with respect to Adjustable Rate Mortgage Loans, the Interest Rate Adjustment Date;

            (20) with respect to Adjustable Rate Mortgage Loans, the Gross
Margin;

            (21) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note;

            (22) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index;

            (23) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note;

            (24) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap at the initial interest rate adjustment date;

            (25) with respect to the Mortgagor, monthly income;

            (26) Current LTV;

            (27) with respect to Adjustable Rate Mortgage Loans, the next interest rate adjustment date;

            (28) first time homebuyer flag;

            (29) a code indicating the race of the Mortgagor;

            (30) a code indicating the gender of the Mortgagor;

            (31) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Floor under the terms of the Mortgage Note;

            (32) the type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate, First Lien, Second Lien and/or balloon Mortgage Loan);

            (33) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance);

            (34) a code indicating the documentation style (i.e. full, alternative or reduced);

            (35) the loan credit classification (as described in the Underwriting Guidelines);

            (36) whether such Mortgage Loan provides for a Prepayment Penalty;

            (37) the Prepayment Penalty period of such Mortgage Loan, if applicable;

            (38) a description of the Prepayment Penalty, if applicable (which may be delivered separately);

            (39) the Mortgage Interest Rate as of origination;

            (40) the credit risk score (FICO score) at origination;

            (41) the date of origination;

            (42) the Mortgage Interest Rate adjustment period;

            (43) the Mortgage Interest Rate adjustment percentage;

            (44) the Mortgage Interest Rate floor;

            (45) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other);

            (46) the Current CLTV;

            (47) the Due Date for the first Monthly Payment;

            (48) the original Monthly Payment due;

            (49) with respect to the related Mortgagor, the debt-to-income ratio;

            (50) the Appraised Value of the Mortgaged Property;

            (51) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property;

            (52) the MERS Identification Number; and

            (53) with respect to Adjustable Rate Mortgage Loans, the Index.

            With respect to the Mortgage Loans in the aggregate:

            (1) the number of Mortgage Loans;

            (2) the current aggregate outstanding principal balance of the Mortgage Loans;

            (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and

            (4) the weighted average maturity of the Mortgage Loans.

                                                                       Exhibit D

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE

                                                                       Exhibit E

                                    EXHIBIT E

                         SELLER'S OFFICER'S CERTIFICATE

            I, ____________________, hereby certify that I am the duly elected [Executive/Assistant] [Vice] President of ________________ Accredited Home Lenders, Inc., a [state] [federally] chartered institution organized under the laws of the [state of ____________] [United States] (the "Company") and further as follows:

            1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification.

            2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification.

            3. Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

            4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver agreements such as the Mortgage Loan Purchase and Warranties Agreement, dated as of June 1, 2003, by and between Goldman Sachs Mortgage Company (the "Purchaser") and the Company (the "Purchase Agreement"), and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original [or facsimile] signature], and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification.

            5. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Purchase Agreement, the Interim Servicing Agreement or the sale of the mortgage loans or the consummation of the transactions contemplated by such Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

            6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Purchase Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

            7. Except as disclosed by the Company to the Purchaser and attached to the Purchase Agreement as Exhibit L, there is no action, suit, proceeding or investigation pending or to the best of my knowledge, threatened against the Company which, in my judgment, either in any one instance or in the aggregate, is likely to result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Purchase Agreement, or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Purchase Agreement.

            8. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed (a) the Purchase Agreement, and (b) any other document delivered before or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on
      Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

            9. The Company is duly authorized to engage in the transactions described and contemplated in the Purchase Agreement.

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:____________________         By:___________________________
                                   Name:_________________________
[Seal]                             Title: [Executive/Assistant] [Vice] President

            I, ________________________, an [Assistant] Secretary of
______________ Accredited Home Lenders, Inc., hereby certify that ____________ is the duly elected, qualified and acting [Executive/Assistant] [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

            IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:____________________         By:___________________________
                                   Name:_________________________
                                   Title: [Assistant] Secretary

                                  EXHIBIT 5 to
                         Company's Officer's Certificate

          NAME                       TITLE                     SIGNATURE
          ----                       -----                     ---------

------------------------    ------------------------    ------------------------

------------------------    ------------------------    ------------------------

------------------------    ------------------------    ------------------------

------------------------    ------------------------    ------------------------

------------------------    ------------------------    ------------------------

------------------------    ------------------------    ------------------------

------------------------    ------------------------    ------------------------

                                                                       Exhibit F

                                    EXHIBIT F

                    FORM OF OPINION OF COUNSEL TO THE SELLER

                                     (date)

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Dear Sirs:

            You have requested [our] [my] opinion, as [Assistant] General Counsel to Accredited Home Lenders, Inc. (the "Company"), with respect to certain matters in connection with the sale by the Company of the Mortgage Loans pursuant to that certain Mortgage Loan Purchase and Warranties Agreement by and between the Company and Goldman Sachs Mortgage Company (the "Purchaser"), dated as of June 1, 2003 (the "Purchase Agreement") which sale is in the form of whole loans. Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

            [We] [I] have examined the following documents:

            1.    the Purchase Agreement;

            2.    the form of Assignment of Mortgage;

            3.    the form of endorsement of the Mortgage Notes; and

            4. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

            To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Company contained in the Purchase Agreement. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

            Based upon the foregoing, it is [our] [my] opinion that:

            1. The Company is a [type of entity] duly organized, validly existing and in good standing under the laws of ___________ and is qualified to transact business in, and is in good standing under, the laws of [the state of incorporation].

            2. The Company has the power to engage in the transactions contemplated by the Purchase Agreement and all requisite power, authority and legal right to execute and deliver the Purchase Agreement and to perform and observe the terms and conditions of the Purchase Agreement.

            3. The Purchase Agreement has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

            4. The Company has been duly authorized to allow certain of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Purchase Agreement.

            5. The Company has been duly authorized to allow certain of its officers to execute by original [or facsimile] signature the endorsements to the Mortgage Notes and any Assignments of Mortgages, and the original [or facsimile] signature of the officer at the Company executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company.

            6. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the with the Purchase Agreement and the sale of the Mortgage Loans by the Company or the consummation of the transactions contemplated by the Purchase Agreement or (ii) any required consent, approval, authorization or order has been obtained by the Company.

            7. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Purchase Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

            8. Except as previously disclosed by the Company to the Purchaser and amended to the Purchase Agreement as Exhibit L, there is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Company which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements to which it is a party or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

            9. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement is sufficient to fully transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

            10. I have reviewed the form of Assignment of Mortgage for a Mortgage Loan secured by a Mortgaged Property located in the State of California, and upon the completion of all blanks in such form with appropriate information, such form would be acceptable for recording in the State of California. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of any Assignments of Mortgage, the transfer to the Purchaser, or its designee, in the MERS System of beneficial ownership of each MERS Designated Mortgage Loan, and the delivery of the original endorsed Mortgage Notes to the Purchaser, or its designee, are sufficient to permit the Purchaser or its designee to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

            I am admitted to the bar of the State of California, and I express no opinion as to the laws of any other jurisdiction except as to matters that are governed by federal law. This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date. I make no undertaking to supplement or update this opinion if, after the date hereof, facts or circumstances come to my attention or changes in the law occur which could affect such opinion.


                                        Very truly yours,


                                        ________________________________________
                                              [Name]
                                              [Assistant] General Counsel

                                                                       Exhibit G

                                    EXHIBIT G

                              INTENTIONALLY OMITTED

                                                                       Exhibit H

                                    EXHIBIT H

                     FORM OF SECURITY RELEASE CERTIFICATION

                         I. Release of Security Interest

            Upon receipt of the sum of $_________ in immediately available funds in accordance with wiring instructions separately provided, the financial institution named below hereby relinquishes any and all right, title and interest it may have in the Mortgage Loans identified in the attached schedule to be purchased by Goldman Sachs Mortgage Company from Accredited Home Lenders, Inc. (the "Company"), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company named below or its designees, as of the date and time of the sale of such Mortgage Loans to Goldman Sachs Mortgage Company.

Name and Address of Financial Institution

      _________________________________
                (name)

      _________________________________
               (Address)

      By:______________________________

                          II. Certification of Release

            The Company named below hereby certifies to Goldman Sachs Mortgage Company that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Goldman Sachs Mortgage Company, the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.


                                        ________________________________________


                                        By:_____________________________________
                                        Title:__________________________________
                                        Date:___________________________________

                                                                       Exhibit I

                                    EXHIBIT I

                             UNDERWRITING GUIDELINES

                                                                       Exhibit J

                                    EXHIBIT J

                             [INTENTIONALLY OMITTED]

                                                                       Exhibit K

                                    EXHIBIT K

                             SERVICER ACKNOWLEDGMENT

                                As of [_________]

Accredited Home Lenders, Inc.
[Street]
[City, State]

Re: Letter Agreement in connection with the purchase by Goldman Sachs Mortgage Company (the "Purchaser") and the sale by Accredited Home Lenders, Inc. (the "Company") of mortgage loans pursuant to that certain Mortgage Loan Purchase and Warranties Agreement (the "Agreement"), dated as of June 1, 2003, by and between the Company and the Purchaser

Ladies and Gentlemen:

            In connection with the above-referenced transaction, and in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser and the Company hereby agree as follows:

1. Unless otherwise specified in this letter agreement, all capitalized terms herein shall have the meaning as provided in the Agreement.

2. The Purchaser hereby requests, and the Company hereby acknowledges, that [SERVICER] shall be the "Successor Servicer" under the agreement.

3. This letter may be executed in any number of counterparts each of which shall constitute one and the same instrument, and either party hereto may execute this letter by signing any such counterpart.

              [the remainder of this page intentionally left blank]

4. This letter shall be deemed in effect when a fully executed counterpart thereof is received by the Company in the State of New York and shall be deemed to have been made in the State of New York. This letter shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York except to the extent preempted by Federal law.


                                        Very truly yours,


                                        GOLDMAN SACHS MORTGAGE COMPANY


                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________

Accepted and Agreed:

ACCREDITED HOME LENDERS, INC.


By:_____________________________________

Name:___________________________________

Title:__________________________________

                                                                       Exhibit L

                                    EXHIBIT L

                                   LITIGATION

                                    EXHIBIT R

                           PMI MORTGAGE LOAN SCHEDULE

                             (On file with Trustee)

                                    EXHIBIT S

                                 MGIC PMI POLICY

                             (On file with Trustee)

                                    EXHIBIT T

                                RADIAN PMI POLICY

                             (On file with Trustee)